      As filed with the Securities and Exchange Commission on June 16, 2004

                           Registration No. 333-107715

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2/A

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                (AMENDMENT NO. 2)

                                  DATAMEG CORP.
                 (Name of Small Business Issuer in Its Charter)

          New York                          4899                13-3134389
(State or Other Jurisdiction of      (Primary Standard       (I.R.S. Employer
 Incorporation or organization)  Industrial Classification  Identification No.)
                                       Code Number)

                        P.O. Box 130145, Boston, MA 02113

                                 (617) 875-4829

          (Address and telephone number of principal executive offices)

                          North Electric Company, Inc.
                       6131 Falls of Neuse Road, Suite 205
                                Raleigh, NC 27609
                              Phone: (919) 341-6000
(Address of principal place of business or intended principal place of business)

                                  Andrew Benson
                                    President
                        P.O. Box 130145, Boston, MA 02113
                                 (617) 875-4829
            (Name, address and telephone number of Agent for Service)

                                   COPIES TO:
                                Lance A. Kawesch
                                Duane Morris LLP
                         470 Atlantic Avenue, Suite 500
                                Boston, MA 02210
                                 (617) 289-9200
                            Facsimile (617) 289-9201

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the

Securities Act registration statement number of earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE


                                           Proposed    Proposed
Title of                                   maximum     maximum
each class              Amount             offering    aggregate    Amount of
of shares               to be              price per   offering     registration
to be registered        registered         share (1)   price        fee (2)
--------------------------------------------------------------------------------
Common Stock,
$.01 par value
to be offered
for resale by
selling
shareholders (3)         14,660,804        $    .065   $  952,953   $     120.74


(1) Pursuant to Rule 457(c), this price is calculated based upon the average of the bid and ask price as reported on the Over-the-Counter Bulletin Board as of the close of business on June 15, 2004.

(2) The registrant previously paid $487.85 as follows. The registrant paid $120.99 of this registration fee on August 6, 2003, at the time that the registrant filed the Form SB-2, and $366.86 on February 27, 2004, at the time the registrant filed Amendment No. 1 to that Form SB-2.

(3) Includes 1,750,000 shares the registrant has agreed to issue pursuant to a dispute settlement agreement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated June 16, 2004


                                   PROSPECTUS

                                  DATAMEG CORP.

                        14,660,804 Shares of Common Stock

We are registering a total of 14,660,804 shares of our common stock, for 17 selling shareholders, including 1,750,000 shares which we have agreed to issue pursuant to a settlement agreement with a selling shareholder. We will not receive any of the proceeds from the sale of any of the shares being offered by this prospectus.

The selling shareholders may offer their shares (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market. The prices at which the selling shareholders sell their shares will fluctuate based on the demand for the shares of common stock.

Our common stock currently trades on the Over-the-Counter Bulletin Board under the symbol DTMG. On June 15, 2004, the closing bid price of the common stock as reported on the Over-the-Counter Bulletin Board was $0.065 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

As you review this prospectus, you should carefully consider the matters described in Risk Factors beginning on page 6.

----------

The date of this Prospectus is June 16, 2004.

                                TABLE OF CONTENTS

TABLE OF CONTENTS ...........................................................  4
PROSPECTUS SUMMARY ..........................................................  4
RISK FACTORS ................................................................  6
FORWARD-LOOKING STATEMENTS................................................... 15
USE OF PROCEEDS ............................................................. 16
DETERMINATION OF OFFERING PRICE.............................................. 16
SELLING SHAREHOLDERS......................................................... 16
PLAN OF DISTRIBUTION......................................................... 20
LEGAL PROCEEDINGS ........................................................... 21
DIRECTORS, EXECUTIVE OFFICERS, CONSULTANTS AND CONTROL PERSONS .............. 22
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT .............. 23
DESCRIPTION OF SECURITIES.................................................... 24
INTEREST OF NAMED EXPERTS AND COUNSEL........................................ 27
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
  LIABILITIES........................... .................................... 27
DESCRIPTION OF BUSINESS...................................................... 28
PLAN OF OPERATION............................................................ 32
DESCRIPTION OF PROPERTY...................................................... 35
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS............................... 36
MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS..................... 36
EXECUTIVE COMPENSATION....................................................... 38
LEGAL MATTERS................................................................ 40
EXPERTS...................................................................... 40
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
  DISCLOSURE................................................................. 40
WHERE YOU CAN FIND MORE INFORMATION.......................................... 40
FINANCIAL STATEMENTS ....................................................... F-1

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor sale of common stock means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or a solicitation of any offer to buy these shares of common stock in any circumstances under which the offer or solicitation is unlawful.

                               PROSPECTUS SUMMARY

This is only a summary and does not contain all of the information that may be important to you. You should read the entire prospectus, especially the risk factors, our financial statements and the related notes included in this prospectus, before deciding to invest in shares of our common stock.

We are a development stage technology company focused on developing new technologies, software applications and products primarily for the data and telecommunications industries. Our wholly-owned subsidiary, North Electric Company, recently completed the initial release of its network assurance product. This product is available for customer demonstration at North Electric Company's North Carolina facility and available for lab testing by customers.

Although we recently commenced our sales and partnering efforts to commercialize the network assurance product, we have earned no revenues since we commenced our current business.

Our auditors have expressed substantial doubt as to our ability to continue as a going concern. For the three months ended March 31, 2004, we generated significant net losses of $1,664,559 and negative cash flows of $312,321. As of March 31, 2004, we have a significant working capital deficit and accumulated deficit in the amounts of $3,233,462 and $19,831,655, respectively.

We expect that our network assurance products and services will enable communications network operators and service providers to quickly and automatically determine if their network is meeting quality and service expectations, while lowering network operating costs. We are designing our network assurance software products for integration into existing traditional telephone networks, networks that use the same communication technology as the internet and converged networks that use both of these network types.

Our mailing address is P.O. Box 130145, Boston, MA, 02116 and our telephone number is (617) 875-4892.

                                  The Offering


Shares of
Common Stock Offered .....................   14,660,804(1)

Common Stock Outstanding
Prior to and After Offering
(as of June 15, 2004) ....................   227,436,084(2)

Risk Factors .............................   The securities offered hereby
                                             involve a high degree of risk and
                                             should not be purchased by
                                             investors who cannot afford the
                                             loss of their entire investment.
                                             See "Risk Factors."

Use of Proceeds ..........................   We will not receive any of the
                                             proceeds from the sale of any share
                                             of common stock being referred to
                                             by this prospectus.

Dividend Policy ..........................   We do not intend to pay cash
                                             dividends on our common stock. We
                                             plan to retain any earnings for use
                                             in the operation of our business
                                             and to fund future growth.

NASD Over-the-Counter
Bulletin Board Symbol ....................   DTMG


(1) Including 1,750,000 shares we have agreed to issue pursuant to a Dispute Settlement Agreement and Mutual Release, dated February 12, 2003.

(2) Assumes that the 1,750,000 shares we have agreed to issue pursuant to the Dispute Settlement Agreement have not yet been issued, as well as 1,770,000 and 250,000 shares to Dan Ference related to 2003 and 2004 compensation, respectively.

                                  RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below before you purchase shares of our common stock.

Risk Related to Our Business

We are a development stage company. We have not proven our ability to commercialize our products. We have a network assurance product available for customer demonstration at our North Carolina facility and available for lab testing by customers. If we are unable, for technological or other reasons, to complete the development or introduction of this product or other potential products, we would be forced to curtail or cease operations.

We have a history of incurring net losses and have never generated revenues from operations. We expect our net losses to continue as a result of planned increases in operating expenses, and we may never achieve profitability.

We have had a history of operating losses since we commenced our current business in January 1999 and we have never generated any revenues. We had an accumulated deficit of $19,831,655 and net capital deficiencies of $3,233,462 as of March 31, 2004. We incurred a net loss of $4,448,410 for the year ended December 31, 2003 as compared with a net loss of $2,907,352 for the year ended December 31, 2002. We incurred a net loss of $1,664,559 for the three month period ended March 31, 2004 as compared with a net loss of $952,250 for the three months ended March 31, 2003. These losses are principally the result of our substantial general and administrative costs and our research and development costs.

We expect our net losses to continue, and we do not know if or when we will reach profitability.

Our independent auditors have issued a going concern opinion that may limit our ability to raise additional financing and could adversely affect the price of our common stock.

The report of our independent auditors on our financial statements for the years ended December 31, 2002 and December 31, 2003 contains an explanatory paragraph that indicates we have suffered a significant loss from operations and have a net capital deficiency. The auditor's report raises substantial doubt about our ability to continue as a going concern. Analysts and investors do not view this report favorably. The issuance of the report may create difficulties for us in raising the additional debt or equity financing needed to run our business. We urge potential investors to review this report before making a decision to invest in our company.

We have sufficient funds to operate only through the end of July 2004, and we cannot be sure that we will able to obtain additional financing.

Presently, we do not have adequate cash from operations or financing activities to meet our long-term needs. As of March 31, 2004, we had current assets of $0 (zero) and current liabilities of $3,233,462. Although we raised $279,975 from the sale of convertible notes in May and June 2004, and $1,032,300 through the issuance of common stock in December 2003, we still do not have sufficient cash to pay most of our current obligations. If we do not generate revenues from operations or obtain funds from other sources, we believe we will be able to operate only through the end of July 2004. If we cannot raise funds or generate sufficient revenues prior to that time, we will be unable to continue operating.

We have limited historical financial data and only a limited operating history.

We have limited meaningful historical financial data upon which investors may evaluate our business or our operational and financial prospects. Investors should consider our prospects in light of the risks, costs and difficulties frequently encountered by development stage companies, particularly companies in the competitive telecommunications industry.

In addition, we have based our budget determinations largely on anticipated revenue trends from the prospective development of our products, but actual revenues may be less than projected revenues. Our actual revenues may be insufficient to pay our budgeted expenses.

Our operating results may vary from quarter to quarter, causing our stock price to fluctuate.

We currently have no revenues. We will not generate any revenues unless we successfully develop and commercialize our products. Even if we are able to generate revenues, we expect significant fluctuations in future results of operations due to a variety of factors. Our limited operating history and rapidly changing market dynamics make the prediction of quarterly revenues and operating results difficult. Our future operating results may be below the expectations of public market analysts or investors. In these circumstances, or in the event that adverse market conditions prevail, or are perceived to prevail, with respect to our business or financial markets generally, the market price of our common stock may decline significantly.

A number of factors are likely to cause variations in our future operating results, including:

-    changes in the demand for our telecommunications products in development;

-    changes in the level of product and price competition that we encounter;

- the timing of new hires and our ability to attract, retain and motivate qualified personnel;

-    the mix of products and services we are able to sell;

- the length of our sales cycles and the success of our new customer generation activities;

- spending patterns and budgetary resources of our customers on network management products and services;

- product life-cycles and the timing of introductions or enhancements of our products, or delays in the introductions or enhancements of our products and those of our competitors;

-    changes in the renewal rate of support agreements; and

-    the extent of market consolidation.

If we ship products that contain defects, the market acceptance of our products and our reputation will be harmed, and our customers could seek to recover their damages from us.

Complex telecommunications products frequently contain errors or defects, especially when first introduced or when new versions or enhancements are released. Despite our extensive product testing, we may produce and sell products with defects or errors. Because of these defects, we could experience delays in, or fail to gain, market acceptance of products. The sale of defective products could damage our reputation or relationships with our customers. Any defects and errors in new versions or enhancements of our products after commencement of commercial shipments could damage our reputation or relationships with our customers.

In addition, because certain of our products in development are used to monitor and address network problems and avoid failures of the telecommunications networks that support critical business functions, any design defects, software errors, misuse of our products, incorrect data from network elements or other potential problems within or out of our control that may arise from the use of our products could result in financial or other damages to our customers. Our customers could seek to have us pay for these losses. We do not maintain product liability insurance to protect against this type of liability. Although we intend to purchase such insurance prior to shipping products, we cannot be sure that we will be able to obtain adequate insurance, if at all.

Third parties may claim that we are infringing their intellectual property rights, and we may be found to infringe those intellectual property rights, and as a result we could suffer significant litigation or licensing expenses or be prevented from selling products. While we do not believe that any of our products infringe the valid intellectual property rights of third parties, we may be unaware of intellectual property rights of others that may cover some of our technology, products or services.

We do not own any patents or patent filings. Our lack of ownership of patents, together with the trend toward litigation regarding patent and other intellectual property rights in the telecommunications and technology industries, expose us to litigation by third parties. Any litigation regarding patents or other intellectual property could be costly and time-consuming and could divert our management and key personnel from our business operations. The complexity of the technology involved and the uncertainty of intellectual property litigation increase these risks.

Claims of intellectual property infringement might also require us to enter into costly royalty or license agreements. However, we may not be able to obtain royalty or license agreements on terms acceptable to us, or at all.

Third parties may infringe our intellectual property, and we may expend significant resources enforcing our rights or suffer competitive injury.

Our success depends on our ability to develop and sell products and services for which we may not have adequate intellectual property rights. We rely primarily on trade secret laws, copyright law, unfair competition law and confidentiality agreements to protect our intellectual property. To the extent that intellectual property law does not adequately protect our technology, other companies could develop and market similar products or services, which could cause us to lose market share, limit our growth, reduce our profitability, and increase our operating expenses.

We are involved in litigation that may result in substantial expense or divert our attention from the implementation of our business strategy.

As of June 15, 2004 we were involved in the litigation matters listed below. An adverse result in these matters or in other litigation that we may face could harm our business and financial condition.


                                                                                             Have we recorded
                                                                                             liability surrounding
Description of lawsuit                                Amount of claim/judgment               the lawsuit?
--------------------------------------------------------------------------------------------------------------------------
Default on a promissory note with the law firm of    $833,000 including accrued interest   Yes, full amount of the
Hunton & Williams. A judgment has been entered       as of March 31, 2004.                 judgment and additional accrued
against us.                                                                                interest from date of judgment
                                                                                           through March 31, 2004.

Dispute over investment agreement with Miami         $120,000 including accrued interest   Yes, full amount of the
Associates Investors, LLC. A final judgment has      as of March 31, 2004.                 judgment and additional accrued
been entered against us.                                                                   interest from date of judgment
                                                                                           through March 31, 2004.

Dispute over investment agreement with Hickey Hill   $65,000 including accrued interest    Yes, full amount of the
Partners LLC. A final judgment has been entered.     as of March 31, 2004.                 judgment and additional accrued
                                                                                           interest from date of judgment
                                                                                           through March 31, 2004.

We do not currently have adequate personnel to meet our long-term business objectives, and we believe that our business and growth will suffer if we are unable to hire and retain quality key personnel that are in high demand.

As of June 15, 2004, we have a total of four full-time employees and ten full-time and five part-time consultants. Our growth and success depends in part on our ability to hire and retain highly qualified individuals with technology and telecommunications skills, as well as managerial, sales and operational personnel. All of these individuals are in high demand, and we may not be able to attract the staff we need. In addition, the loss of the services of any of our senior management could have a material adverse effect on our business, financial condition and operating results.

One or more persons not affiliated with us may have violated the Securities Exchange Act of 1934 by acting as an unregistered broker-dealer in a recent securities offering by us. This violation, if established, could subject us to a potential repurchase obligation that could significantly reduce our working capital and make it difficult for us to continue in business.

Mei Chung Tang Lee is one of our shareholders. On November 18, 2003, Ms. Lee purchased, pursuant to a private offering, 2,941,176 shares of our common stock at $0.17 per share for a total consideration to us of $500,000. On December 5, 2003, Ms. Lee purchased, in a private offering, 2,941,176 shares of our common stock at $0.17 per share for a total consideration to us of $500,000. As an incentive bonus to finalize these transactions prior to December 23, 2003, we agreed to issue an additional 2,941,176 shares to Ms. Lee.

AMT Management, Inc. is one of our shareholders. In August 2003, our wholly owned subsidiary North Electric Company signed an agreement with AMT pursuant to which AMT agreed to provide introductions to potential customers, investors, and firms that could become strategic partners of North Electric Company in Asia. On December 1, 2003, as stock compensation for AMT's services under the agreement, we issued AMT 2,000,000 shares of our common stock and three stock options to purchase 882,352, 1,000,000 and 5,000,000 shares of our common stock, with strike prices of $0.17, $0.12, and $0.10, respectively. In addition, we issued AMT 1,000,000 shares of our common stock in lieu of the cash compensation. Of the 3,000,000 shares of common stock to be issued to AMT, 1,000,000 shares were assigned and issued to its affiliate, Mr. Michael Mitsunaga. Other than as described above, AMT and Mr. Mitsunaga do not hold currently and have not held any position, office or had any other material relationship with us, or any of our predecessors or affiliates within the past three years.

Mr. Michael Mitsunaga is one of our shareholders. On December 1, 2003, as part of his compensation for his services to AMT, AMT assigned 1,000,000 shares due from us to Mr. Mitsunaga. In addition, on January 15, 2004, we granted stock options for the purchase of 6,882,352 shares of our common stock to Mr. Mitsunaga as compensation for one year's consulting services. The strike price is $0.17 per share and the shares are subject to forfeiture upon termination for cause.

AMT or Mitsunaga may have acted as an unregistered broker-dealer in violation of
Section 15 of the Securities Exchange Act by successfully soliciting Ms. Mei Chung Tang Lee to invest in our common stock in return for transaction-based compensation to AMT and Mitsunaga. If either AMT or its affiliate were deemed to have acted as an unregistered broker-dealer in this transaction, then Ms. Lee may have the right to rescind her purchase. If Ms. Lee rescinds her investment, our working capital would be significantly reduced, which would have a potentially adverse impact on our ability to continue in business.

RISKS RELATED TO OUR INDUSTRY

We need to develop and introduce new and enhanced products in a timely manner to remain competitive.

High speed network access technologies and those products within the telecommunications sector that deploy, monitor, and manage advanced networks are characterized by continuing technological advancement, changes in customer requirements and evolving industry standards. To compete successfully, we must design, develop, manufacture and sell new or enhanced products that provide increasingly higher levels of performance and reliability. We may be unable to respond quickly or effectively to these developments. We may experience design, manufacturing and other difficulties that could delay or prevent us from developing, introducing or marketing our new products and applications.

We are substantially dependent upon the willingness of telecommunications carriers and internet service providers to purchase our products. The slowdown in the telecommunication and networking industries may adversely affect our ability to find partners and prospective customers.

We expect that telecommunications carriers, including internet service providers, that deliver advanced communications services to their customers will account for substantially all of our revenues. If these customers cease to deploy advanced communications services for any reason, the market for our products and services will be harmed. Also, delays in the introduction of advanced services, such as network management outsourcing, the failure of such services to gain widespread market acceptance or the decision of telecommunications carriers and other service providers not to use our type of products in the deployment of these services would harm our business.

The general slowdown in the telecommunications and networking industries may continue to impact our business, resulting in:

- Our inability to find partners willing to test our products in development or market them once we complete development;

- Reduced or delayed demand for our products in development as a result of a decrease in capital spending by our prospective customers, particularly major telecommunications carriers;

-    Increased price competition for our products in development; and

-    Higher overhead costs as a percentage of revenues.

We face competition from established and developing companies, many of which have significantly greater resources than we do. We expect such competition to grow, which could cause us to lose market share, limit our growth and reduce our profitability.

The markets for our products in development, future products and services are intensely competitive. Our competitors consist of small companies in the telecommunications service field and several well established companies in the telecommunication equipment manufacturing industry, the substantial majority of which have significantly greater financial resources than we have, longer operating histories, well established reputations, large marketing and sales networks, and greater management and technical resources. As a result, they may be able to devote greater resources to the development, promotion, sale and support of their products or to respond more quickly to new or emerging technologies and changes in customer requirements than we can.

Existing competitors could also increase their market share by bundling products having functionality offered by our products in development with their current applications. Moreover, our current and potential competitors may increase their share of the network management market by strategic alliances and/or the acquisition of competing companies.

Our prospective customers could develop new, or upgrade and extend, existing operating systems or environments that include functionality offered by our products, which could render our products unmarketable.

Many of our potential customers and distributors continuously evaluate whether to design and develop their own network operations support and management products or purchase them from outside vendors. These customers may internally design and develop their own network management products for their particular needs and therefore may be reluctant to purchase products offered by third parties. As a result, we will need to continuously educate prospective customers as to the advantages of our products versus internally developed network operations support and management applications, and we cannot be sure that we will be successful in this effort.

We depend on the market for network products designed for use with advanced communications services, and the future size of this market is uncertain.

The market for our products in development and services is in an early stage of development and is very dynamic. Although the rapid expansion and increasing complexity of computer networks in recent years and the resulting emergence of quality of service agreements has increased the demand for network management software and related products and services, the awareness of and the need for such products is new. Because the market for these products is only beginning to develop, we have difficulty assessing the size of this market, the appropriate features and prices for products to address this market, the optimal distribution strategy and the competitive environment that will emerge.

General economic and market conditions may impair our business.

Segments of the telecommunications industry have experienced significant economic downturns characterized by decreased product demand, price erosion, work slowdowns and layoffs. Our operations may in the future experience substantial fluctuations as a consequence of general economic conditions affecting the timing of orders from major customers and other factors affecting capital spending. We target certain market segments. Therefore, any economic downturn in general or in the market segments we target would harm our business.

RISKS RELATED TO THIS OFFERING

Our common stock does not meet the current Nasdaq listing requirements for the Nasdaq SmallCap(R) Market. If we continue to be unable to satisfy Nasdaq's listing requirements, our common stock will remain eligible for trading only on the NASD's Over-the-Counter Bulletin Board, established for securities that do not meet the Nasdaq SmallCap(R) Market listing requirements. Consequently, the liquidity of our common stock may be impaired, not only in the number of shares that investors can buy and sell, but also through delays in the timing of transactions, reduction in coverage by security analysts and the news media and lower prices for our shares.

Our common stock is thinly traded compared to the securities of larger, more widely-known companies. Thinly traded common stock can be more volatile than common stock trading in an active public market. We cannot predict the extent to which an active public market for our common stock will develop or be sustained after the commencement of this offering. The price you pay to purchase our shares will fluctuate based on the prevailing market price of our common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

If our common stock does not develop or maintain an active trading market, you may be unable to sell your shares. In addition, you may have difficulty obtaining accurate quotations as to the value of shares of our common stock and may suffer a loss of all or a substantial portion of your investment.

Our common stock is considered a "penny stock," which makes selling our common stock more difficult due to SEC suitability requirements.

The SEC has adopted regulations that generally define penny stock to be an equity security with a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. Presently, the market price of our common stock is less than $5.00 per share. Therefore, the SEC "penny stock" rules govern the trading in our common stock. These rules require, among other things, that any broker engaging in a transaction in our securities provide its customers with the following:

-    A risk disclosure document;

-    Disclosure of market quotations, if any;

- Disclosure of the compensation of the broker and its salespersons in the transaction; and

- Monthly account statements showing the market value of our securities held in the customer's accounts.

The broker must provide the bid and offer quotations and compensation information before effecting the transaction. This information must be contained on the customer's confirmation. Moreover, broker-dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. Generally, brokers may be less willing to effect transactions in penny stocks. This may make it more difficult for investors to dispose of our common stock and could cause our stock price to decline.

Our president and sole director has significant influence on us and could control our actions in a manner that conflicts with our interests and the interests of other shareholders.

Our president owns approximately 8.93% of our current outstanding common stock and is also our sole director. As a result, he makes all board of director's decisions, including decisions related to the approval of significant corporate transactions, and directs our affairs and business. This concentration of ownership and control over the board of directors may have the effect of delaying, deferring or preventing a change in control of our company and may make transactions that he does not support more difficult or impossible, including transactions in which our shareholders might otherwise receive a premium for their shares over then current market prices.

Our sole director has the power, without the consent of the shareholders, to issue additional shares of common stock or preferred stock for such consideration as may be permitted under New York law. Preferred stock may be issued with preferences or rights as to dividends, voting or liquidation which are superior to those of holders of common stock.

The selling stockholders have advised us that they intend to sell in the public market the shares of our common stock being registered in this offering. That means that up to 14,660,804 shares of common stock, the total number of shares we are registering in this offering, may be sold. Such sales may cause our stock price to decline significantly.

As of June 15, 2004, 227,436,084 shares of our common stock were issued and outstanding and the daily average trading volume of our stock during the ninety-day period prior to June 15, 2004 was 1,096,435.

We have issued options and warrants for acquiring our common stock to our employees, directors and consultants and in settlement of litigation at various prices, some of which are or may in the future be below the market price of our stock. If exercised, these options and warrants will cause immediate and possibly substantial dilution to our stockholders. We currently have outstanding options and warrants to purchase approximately 205,000 shares of common stock that have exercise prices at or below the recent market price of our stock of $0.065 per share. We have outstanding options and warrants for the purchase of 42,524,704 shares of common stock at prices above the recent $0.065 market price. At the current market price, these options and warrants could have a dilutive effect on shareholders if exercised.

In the past we have issued stock in connection with acquisitions. As a result of the low market price of our common stock, our existing stockholders will experience significant dilution if we issue large quantities of shares in connection with acquisitions. If we issue shares in an acquisition, our net income per share could decrease in future periods and the market price of our common stock could decline. In addition, the lower our stock price, the more shares we will have to issue in connection with acquisitions, which could ultimately require us to obtain additional funding sooner than if our stock price were at a higher level.

The market price of our common stock has been and is likely to continue to be highly volatile. The market price may vary in response to many factors beyond our control, including:

- announcements of technological innovations or new products by our competitors;

-    developments with respect to copyrights or proprietary rights;

- adoption of new accounting standards affecting the telecommunications industry; and

-    general market conditions and other factors.

In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market price for the common stock of technology companies. These types of broad market fluctuations may adversely affect the market price of our common stock. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been initiated against such company. Such litigation could result in substantial costs and a diversion of our management's attention and resources that could harm our business.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our shareholders will not be able to receive a return on their shares unless they sell them, and then only if sold for a profit.

                           FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements. Forward-looking statements are those which are not historical in nature. They can often be identified by their inclusion of words such as "will," "anticipate," "estimate", "should," "expect," "believe," "intend" and similar expressions. Any projection of revenues, earnings or losses, capital expenditures, distributions, capital structure or other financial terms is a forward-looking statement.

Our forward-looking statements are based upon our management's beliefs, assumptions and expectations of our future operations and economic performance, taking into account the information currently available to us. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us, that might cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Some of the important factors that could cause our actual results, performance or financial condition to differ materially from expectations are:

-    our limited operating history;

- our ability to complete development of, and market, our products on a timely basis;

-    our ability to establish customer relationships;

- a material competitive or technological change in conditions for our business;

-    a significant increase in demand for our products;

- our president's ability to change our operating policies and strategies without notice to our shareholders;

- a material adverse change in our operations or business or in governmental regulations affecting us or our suppliers; or

- the other important factors described in this prospectus, including under the captions "Risk Factors" and "Plan of Operations."

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties, and assumptions, the events described by our forward-looking events might not occur. We qualify any and all of our forward-looking statements by these cautionary factors. Please keep this cautionary note in mind as you read this prospectus.

This prospectus contains data that has been obtained from, or compiled from, information made available by third parties. We have not independently verified their data.

                                 USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the securities offered by this prospectus.

                         DETERMINATION OF OFFERING PRICE

The selling shareholders may sell all or a portion of their shares in the public market at prices prevailing at the time of sale, or related to the market price at the time of sale, or at other negotiated prices. The offering price may not have any relationship to any established criteria of value, such as book value or earnings per share. Consequently, we cannot determine what the actual offering price will be until the time of sale.

                              SELLING SHAREHOLDERS

All of the securities offered under this prospectus are being sold by the selling shareholders and not by us. We will not receive any of the proceeds from sales of shares offered under this prospectus. The selling shareholders acquired their securities from us either in a series of private offerings, pursuant to the exercise of options to acquire shares of our common stock, or as common stock issuances in lieu of cash for compensation. Rex Hester, a shareholder, may acquire shares of common stock being offered by this prospectus in connection with the settlement of a dispute.

Lawrence A. Rybacki is one of our shareholders. On July 15, 2003, Lawrence A. Rybacki purchased, in a private offering, 1,000,000 shares of our common stock at $0.088 per share for total consideration to us of $88,000. Mr. Rybacki does not hold currently and has not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.

Leroy S. Bren is one of our shareholders. On July 17, 2003, Leroy S. Bren purchased, in a private offering, 750,000 shares of our common stock at $0.114 per share for total consideration to us of $85,500. Mr. Bren does not hold currently and has not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.

George Gordon is one of our shareholders. On February 7, 2003, Mr. Gordon purchased, in a private offering, 800,000 shares of our common stock at $0.01 per share for a total consideration to us of $8,000. On April 22, 2003, we granted to Mr. Gordon stock options for 500,000 shares with an exercise price of $0.07 per share for a total consideration to us of $35,000. Mr. Gordon does not hold currently and has not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.

Jeffrey Liner is one of our stockholders. On January 23, 2003, Mr. Liner purchased, in a private offering, 423,077 shares of our common stock at $0.012999 per share for a total consideration to us of $5,500. Mr. Liner does not hold currently and has not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.

Laurie A. Schaefer, William S. Schaefer, and David Baker are shareholders of Quantum Advanced Technologies, Inc. Laurie A. Schaefer and William S. Schaefer are also directors of Quantum. Laurie A. Schaefer is also an officer of Quantum. Quantum is one of our shareholders and a shareholder of Cascommunications, Inc., a company in which we own a 40% equity interest. We sold a total of 4,000,000 shares of our Class A preferred stock to Quantum on July 26, 2002 for $40,000 and 150,000 shares of our Class B preferred stock to Quantum on August 2, 2002 for $15,000. Quantum has converted 2,000,000 shares of our Class A preferred stock and 75,000 shares of our Class B preferred stock into shares of our common stock. On July 9, 2003, we issued 2,900,000 shares of our common stock to Quantum in connection with a stock purchase agreement and the exercise of an option under a stock option agreement for a total consideration of $120,000. Subsequently, Quantum transferred its shares to Laurie A. Schaefer and William
S. Schaefer. On May 7, 2003, we issued 750,000 shares of our common stock to David Baker pursuant to a subscription agreement. Quantum also holds warrants to purchase up to 4,000,000 shares of our common stock. Laurie A. Schaefer, William
S. Schaefer, and David Baker do not hold currently and have not held any other position or office or had any other material relationship with us, or any other of our predecessors or affiliates within the past three years.

Donald J. Balling is one of our shareholders. On December 1, 2003, Mr. Balling purchased, in a private offering, 90,000 shares of our common stock at $0.17 per share for total consideration to us of $15,300. Mr. Balling does not hold currently and has not held any position, office or had any other material relationship with us, or any of our predecessors or affiliates within the past three years.

Michael J. Zimmer is one of our shareholders. On December 1, 2003, Mr. Zimmer purchased, in a private offering, 100,000 shares of our common stock at $0.17 per share for total consideration to us of $17,000. Mr. Zimmer does not hold currently and has not held any position, office or had any other material relationship with us, or any of our predecessors or affiliates within the past three years.

Rex Hester is one of our shareholders and until March 31, 2003 he was the chief executive officer of North Electric Company. In October 2002, we issued Mr. Hester 600,000 shares of our common stock in lieu of cash compensation as partial payment for services he previously provided to North Electric Company. In June 2003, we issued Mr. Hester 60,000 shares of our common stock as part of a stock dividend declared on January 8, 2003. As part of a settlement agreement and mutual release agreement between Mr. Hester and us, dated February 12, 2004, we committed to issue Mr. Hester 1,750,000 shares of common stock.

Rich Adam is one of our shareholders and an engineering contractor who performs services for North Electric Company. In October 2002, we issued to him 400,000 shares of our common stock in lieu of cash as compensation for services he rendered to us during 2002. In June 2003, we issued Mr. Adam 40,000 shares of our common stock as part of a stock dividend declared on January 8, 2003. In July 2003, we issued Mr. Adam 105,000 shares of our common stock following the exercise of stock options issued in 2002.

Carl Mottayaw is one of our shareholders and an engineering contractor who performs services for North Electric Company. In October 2002, we issued to him 400,000 shares of our common stock in lieu of cash as compensation for services he rendered to us during 2002.

In June 2003, we issued Mr. Mottayaw 40,000 shares of our common stock as part of a stock dividend declared on January 8, 2003. In July 2003, we issued Mr. Mottayaw 105,000 shares of our common stock following of the exercise of stock options issued in 2002.

Sally Ruggero is one of our shareholders and an engineering contractor who performs services for North Electric Company. In June 2003, we issued Ms. Ruggero 180,000 shares of our common stock following the exercise of stock options issued in 2002.

Anthony Dickman is one of our shareholders and an engineering contractor who performs services for North Electric Company. In June 2003, we issued Mr. Dickman 105,000 shares of common stock following the exercise of stock options issued in 2002.

Curt McVey is one of our shareholders and an engineering contractor who performs services for North Electric Company. In June 2003, we issued Mr. McVey 80,000 shares of our common stock following the exercise of stock options issued in 2002.

BJG Holdings, LLC is one of our shareholders. On June 9, 2003 we issued a stock dividend to BJG Holdings, LLC for 60,000 shares. We intended to issue these shares as freely tradable shares but our transfer agent inadvertently issued them as unregistered shares. We have agreed to register them in this filing.

Andrew Benson is one of our shareholders. Mr. Benson also serves as our President and sole director. In August 2002, we issued to him 3,272,727 shares of our common stock to replace stock pledged and later forfeited in connection with a short-term loan agreement that we entered into with an investor on December 18, 2001.

All costs, expenses and fees in connection with the registration of the selling shareholders' shares will be borne by us. All brokerage commissions, if any, attributable to the sale of shares by a selling shareholder will be borne by the selling shareholder.

The following table sets forth certain information with respect to the ownership of our common stock by selling stockholders as of June 15, 2004.

                       Ownership of Common Stock     Number of shares Offered   Ownership of Common Stock
Selling Stockholder       Before the Offering           in this Prospectus         After the Offering
--------------------------------------------------------------------------------------------------------------
                      Shares (1)    Percentage (2)                              Shares (1)(3)   Percentage (2)
                      ----------    --------------                              -------------   --------------
Andrew Benson         20,306,903(4)      8.93%               3,272,727             17,034,176         7.49%
Lawrence A. Rybacki    1,000,000         0.44%               1,000,000                      0         0.00%
Leroy S. Bren            750,000         0.33%                 750,000                      0         0.00%
Donald J. Balling         90,000         0.04%                  90,000                      0         0.00%
Michael J. Zimmer        100,000         0.04%                 100,000                      0         0.00%
Laurie A. Schaefer     1,900,000         0.84%               1,900,000                      0         0.00%
William S. Schaefer    1,150,000         0.51%               1,150,000                      0         0.00%
David Baker              750,000         0.33%                 750,000                      0         0.00%
Rich Adam                945,000         0.42%                 545,000                400,000         0.18%
Carl Mottayaw            945,000         0.42%                 545,000                400,000         0.18%
Rex Hester             2,410,000(5)      1.06%               2,410,000                      0         0.00%
Sally Ruggero            180,000         0.08%                 180,000                      0         0.00%
Anthony Dickman          105,000         0.05%                 105,000                      0         0.00%
Curt McVey                80,000         0.04%                  80,000                      0         0.00%
George Gordon          1,300,000         0.57%               1,300,000                      0         0.00%
Jeffrey Liner            423,077         0.19%                 423,077                      0         0.00%
BJG Holdings, LLC        660,000         0.29%                  60,000                600,000         0.26%
--------------------------------------------------------------------------------------------------------------
            Total     33,094,980        14.58%              14,660,804             18,434,176         8.11%
                      ==========        ======              ==========             ==========         =====

(1) Includes any shares of common stock that the stockholder has the right to acquire within 60 days of such date pursuant to options, warrants, conversion privileges or other rights.

(2)  Based upon the number of shares outstanding on June 15, 2004.

(3) Assumes that all shares are sold pursuant to this offering and that no other shares of common stock are acquired or disposed of by the selling stockholders prior to the termination of this offering. Because the selling stockholders may sell all, some or none of their shares or may acquire or dispose of other shares of common stock, we cannot make a reliable estimate of the aggregate number of shares that will be sold pursuant to this offering or the number or percentage of shares of common stock that each stockholder will own upon completion of this offering.

(4) Including 5,000,000 shares of our common stock that Mr. Benson has the right to acquire through the exercise of fully vested stock options.

(5) Including 1,750,000 shares of our common stock that we are committed to issue to Mr. Hester.

                              PLAN OF DISTRIBUTION

The selling shareholders have advised us that the sale or distribution of our common stock owned by the selling shareholders may be effected directly to purchasers by the selling shareholders or by pledgees, donees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling shareholders or by agreement between the selling shareholders and underwriters, brokers, dealers or agents, or purchasers. If the selling shareholders effect such transactions by selling their shares of our common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling shareholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. We have informed the selling shareholders that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling shareholders must be registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We estimate that the expenses of the offering to be borne by us will be approximately $300,000. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders.

We have informed the selling shareholders that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling shareholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling shareholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling shareholders are distributing shares covered by this prospectus. Accordingly, except as noted below, the selling shareholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. We have advised the selling shareholders that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then to the extent required, a post-effective amendment to the registration statement accompanying this prospectus must be filed with the SEC. We have also informed the selling shareholders of the need for delivery of copies of this prospectus in connection with any sale of shares that are registered by this prospectus. All of the foregoing may affect the marketability of our common stock.

                                LEGAL PROCEEDINGS

On October 29, 2001, the Company signed a Confessed Judgment Promissory Note with a law firm acknowledging monies owed amounting to $568,382, which had been previously accrued. The balance of the promissory note accrued interest at a rate of 9% and matured on December 31, 2001. On January 7, 2002, we received a Notice of Default relating to the Promissory Note and as of January 1, 2002 the outstanding balance was increased 5% and began to accrue interest at an annual rate of 15%. The balance including accrued interest and legal fees was approximately $806,000 and $833,000 as of December 31, 2003 and March 31, 2004, respectively.

During 2002, we entered into several stock purchase agreements with Hickey Hill Partners LLC and Miami Associates Investors, LLC to purchase shares of our common stock. We discounted the purchase price based upon market conditions at the time of issuance of the stock and the immediately following several days. We are holding advances in the amount of $35,000 for which stock was not issued. We believe that the investors defaulted on the stock purchase agreements and the investors believe that we defaulted on the stock purchase agreements. Hickey Hill Partners LLC filed a lawsuit against us and our president in the Circuit Court of the 15th Judicial Circuit in and for Palm Beach County, Florida. On April 3, 2003, the court issued a default judgment against us and our president in the amount of $64,352 that will bear interest at the rate of 6% a year and prejudgment interest of $1,716. The Company has recorded a liability for the judgment and additional accrued interest at December 31, 2003 in the amount of $68,945 that is included in accounts payable and accrued expenses. Funds were transferred in March 2004 and the balance, including accrued interest, at March 31, 2004 was approximately $65,000.

Miami Associates Investors, LLC also filed a lawsuit against us and our president in the Circuit Court of the 17th Judicial Circuit in and for Broward County, Florida for damages in the amount of $54,850 together with the awarding of treble damages, attorneys fees and interest. On April 24, 2003, the court determined that we and our president defaulted. A final judgment was ordered and finalized on December 3, 2003. We recorded a liability for the judgment and accrued interest at December 31, 2003, in the amount of $118,350 that is recorded in accounts payable and accrued expenses. The balance, including accrued interest, at March 31, 2004 was approximately $120,000.

         DIRECTORS, EXECUTIVE OFFICERS, CONSULTANTS AND CONTROL PERSONS

Directors and Executive Officers

1) Our director, executive officers, significant employees, significant consultants and control persons as of June 15, 2004 were as follows:


Name                     Age       Position                                       Position Since
------------------------------------------------------------------------------------------------
Andrew Benson            49        President and Sole Director                    1999

Dan Ference              55        President, Chief Executive Officer, and
                                   Director, North Electric Company               2003

Each person will hold his position until the next annual meeting of the shareholders or until his successor is duly elected and qualified.

Andrew Benson, President and Sole Director

Mr. Benson has served as our president and sole director since January 1999. Mr. Benson was formerly the president and chief executive officer of Video Sentry Corporation, a business that developed and manufactured the SentryVision CCTV System. Video Sentry Corporation was founded and incorporated in 1990, introduced its line of SentryVision systems into the marketplace in 1992 and ultimately launched an initial public offering in October 1994.

VideoSentry Corporation was merged with Knogo North America in February 1997, forming a new corporation named Sentry Technology Corporation. Mr. Benson worked with Sentry Technology Corporation as a consultant from February 1997 to December 1998. In 1998, Mr. Benson joined Georgetown Ventures LLC, which funded our formation in January 1999.

Dan Ference, President, Chief Executive Officer, and Director, North Electric Company

Mr. Ference was appointed director of North Electric Company, effective March 2003. He has served as the president of North Electric Company from September 2001 through the present. Mr. Ference has over 27 years experience in the communications industry with various voice and data products and technologies, including almost 20 years of managing research and development programs and centers. From May 1994 to June 2001, Mr. Ference was vice president of Fujitsu

Network Communications' Raleigh, North Carolina Development Center, where he was responsible for overall Development Center Operations and the Network Management and related Network Element development programs. Prior to this, his career included serving at Bell Laboratories, ITT Network Systems, CIT - Alcatel, and Nortel, Inc. Mr. Ference holds a B.S. degree from Penn State University and an M.S. degree from Ohio State University both in Electrical Engineering.

Audit Committee and Audit Committee Financial Expert

We do not have a standing audit committee. Our sole director performs the functions usually designated to an audit committee. Accordingly, we do not have an audit committee financial expert. As we generate revenue in the future, we intend to form a standing audit committee and identify and appoint a financial expert to serve on our audit committee.

Code of Ethics

Due to a lack of adequate resources, we have not yet adopted a code of ethics. Prior to the adoption of a code of ethics, our management intends to promote honest and ethical conduct, full and fair disclosure in our reports to our shareholders as filed with the SEC, and compliance with applicable governmental laws and regulations.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the following information about the beneficial ownership of our common stock as of June 15, 2004 by (i) each person who we know is the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. We are not aware of any beneficial owner of more than 5% of the outstanding common stock other than as set forth in the following table. Unless otherwise indicated, the address of each named beneficial owner or executive officer is c/o DataMEG Corp., P.O. Box 130145, Boston, MA 02113.

Name and Address                                 Number of Shares of
of Beneficial Owner (1)                          common stock Owned                Percentage (2)
---------------------------------------------------------------------------------------------------
Andrew Benson                                    20,306,903(3)                     8.93%

La Jolla Cove Investors, Inc.
7817 Hersphel Ave., Suite 200,
La Jolla, CA 92037                               13,725,090                        6.03%
---------------------------------------------------------------------------------------------------

Name and Address of Director
or Executive Officer
----------------------------
Andrew Benson                                    20,306,903(3)                     8.93%

Dan Ference                                       9,780,000(4)                     4.30%
---------------------------------------------------------------------------------------------------

All Directors and Executive
Officers as a Group (2 persons)                  30,086,903                       13.23%


(1) Unless otherwise noted below, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. For purposes hereof, a person is considered to be the beneficial owner of securities that can be acquired by such person within 60 days after June 15, 2004 upon the exercise of warrants or options or the conversion of convertible securities.

(2) Each beneficial owner's, director's or executive officer's percentage ownership is determined by assuming that any warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days after June 15, 2004 have been exercised.

(3) Including 5,000,000 shares of our common stock that Mr. Benson has the right to acquire through the exercise of fully vested stock options.

(4) Including a commitment to issue 2,020,000 shares of our common stock in lieu of cash as compensation for prior services rendered to North Electric Company and stock options for the purchase of 5,500,000 shares of common stock.

                            DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 340,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock of several classes, par value $0.01 per share. As of June 15, 2004, 227,436,084 shares of our common stock were issued and outstanding, 2,050,000 shares of our preferred stock were issued and outstanding and 42,729,704 shares of our common stock were reserved for issuance upon the exercise of warrants, options or other convertible securities.

The following description of our securities is a summary only and may omit certain information that may be important to you. For more complete information, you should read our restated certificate of incorporation and its amendments, together with our corporate by-laws and any certificates of designations we may file.

                                  Common Stock

Each holder of our common stock is entitled to one vote per share of common stock on each matter submitted to a vote of our shareholders, except as otherwise required by law. Holders of our common stock do not have cumulative voting rights. Therefore the holders of more than 50% of the combined shares of our common stock voting for the election of directors may elect all of the directors if they choose to do so and, in that event, the holders of the remaining shares of our common stock will not be able to elect any members to our board of directors. Holders of our common stock are entitled to equal dividends and distributions, per share, when, as and if declared by our board of directors from funds legally available after the requirements with respect to preferential dividends, if any, on the preferred stock shall have been met. We do not anticipate that we will pay dividends in the near future. Our dividend policy will depend upon future conditions, including our earnings and financial condition. Holders of our common stock do not have preemptive rights to subscribe for any of our securities nor are any shares of our common stock redeemable or convertible into any of our other securities. If we liquidate, dissolve or wind up our business or affairs, after distribution in full of the preferential amount, if any, to be distributed to the holders of preferred stock, our assets will be divided up pro-rata on a share-for-share basis among the holders of our common stock after creditors and preferred shareholders, if any, are paid.

                                 Preferred Stock

Our board of directors has the authority, without action by the shareholders, to issue all or any portion of the authorized but unissued preferred stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights and other rights of such series. We consider it desirable to have preferred stock available to provide increased flexibility in structuring possible future acquisitions and financings and in meeting corporate needs that may arise. If opportunities arise that would make desirable the issuance of preferred stock through either public offering or private placements, the provisions for preferred stock in our certificate of incorporation would avoid the possible delay and expense of a shareholder's meeting, except as may be required by law or regulatory authorities. Issuance of the preferred stock could result, however, in a series of securities outstanding that will have certain preferences with respect to dividends and liquidation over the common stock. The issuance of preferred stock could result in dilution of the income per share and net book value of the common stock. Issuance of additional common stock pursuant to any conversion right that may be attached to the terms of any series of preferred stock may also result in dilution of the net income per share and the net book value of the common stock. The specific terms of any future series of preferred stock will depend primarily on market conditions, terms of a proposed acquisition or financing, and other factors existing at the time of issuance. Therefore, it is not possible at this time to determine in what respect a particular series of preferred stock that we may issue in the future will be superior to our common stock or any other series of preferred stock that we may issue. Our board of directors may issue additional preferred stock in future financings, but has no current plans to do so at this time.

The issuance of preferred stock could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock by means of a tender offer, proxy contest, merger or otherwise.

                       Class A Convertible Preferred Stock

We have authorized and issued 4,000,000 shares of Class A preferred stock. As of June 15, 2004, 2,000,000 shares of Class A preferred stock were outstanding. The holders of 2,000,000 shares of Class A preferred stock have previously converted their shares to common stock. The Class A preferred stock has identical rights to our common stock, including the right to vote as a single class with our common stock at a rate of one vote per share of Class A preferred stock. The Class A preferred stock is convertible into shares of our common stock at a ratio of two shares of common stock for each share of Class A preferred stock. The holder of each outstanding share of Class A preferred stock may convert his or her share to common stock upon completion, to our satisfaction, of a fully-operational product prototype by Cascommunications, a company in which we own a 40% equity interest.

                       Class B Convertible Preferred Stock

We have authorized and issued 100,000 shares of Class B preferred stock. As of June 15, 2004, 50,000 shares of Class B preferred stock were outstanding. The holders of 50,000 shares of Class B preferred stock have previously converted their shares to common stock. The Class B preferred stock has identical rights to our common stock, including the right to vote as a single class with our common stock at a rate of one vote per share of Class B preferred stock. The Class B preferred stock is convertible into shares of our common stock at a ratio of fifteen shares of common stock for each share of Class B preferred stock. The holder of each outstanding share of Class B preferred stock may convert his or her share to common stock upon completion, to our satisfaction, of a fully-operational Cascommunications product prototype.

                                    Warrants

We have issued warrants to purchase up to 5,000,000 shares of our common stock, and each such warrant remained outstanding as of June 15, 2004.

Quantum Advanced Technologies, Inc. holds warrants to purchase up to 2,000,000 shares of our common stock at $0.10 per share.

We issued an additional three warrants to William B. Brantley on June 9, 2003. Each of the three warrants entitles the holder to purchase 1,000,000 shares of our common stock at a price per share equal to $0.20, $0.15, and $0.10 respectively. These warrants are exercisable at any time prior to June 9, 2006.

Any warrant holder who does not exercise his or her warrant prior to the expiration date will forfeit the right to purchase the common stock underlying the warrant, and after the expiration date, any outstanding warrants will become void and be of no further force or effect, unless extended by our board of directors.

The exercise price and number of shares of common stock that may be purchased with the warrants is subject to adjustment upon the occurrence of certain events, including a dividend distribution to our shareholders or a subdivision, combination or reclassification of our outstanding shares of common stock. The warrants do not confer upon holders any voting or any other rights afforded to our shareholders.

We may at any time, and from time to time, extend the exercise period of the warrants, provided that written notice of such extension is given to the warrant holders prior to the expiration date then in effect. Also, we may reduce the exercise price of the warrants for limited periods or through the end of the exercise period if deemed appropriate by the board of directors. Notice of any extension of the exercise period and/or reduction of the exercise price will be given to the warrant holders. We do not presently contemplate any extension of the exercise period or any reduction in the exercise price of the warrants.

                                     Options

We have granted options to employees and consultants to purchase up to 53,395,891 shares of our common stock at prices ranging from $0.012 to $5 per share. As of June 15, 2004, the employees and consultants had exercised options to purchase 10,170,238 shares and options to purchase 495,949 shares had expired without being exercised. The remaining options to purchase up to 42,729,704 shares expire between August 2005 and December 2009.

                                 Transfer Agent

The transfer agent for our common stock is Fidelity Transfer Company of Salt Lake City, Utah and its telephone number is (801) 484-7222.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

We have not hired any expert or counsel in connection with this registration statement on a contingent basis. No expert or counsel will receive a direct or indirect interest in us or serve as our promoter, underwriter, voting trustee, director, officer or employee in connection with this offering.

     DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES

Our certificate of incorporation provides that none of our directors shall have personal liability to us or our shareholders for damages for any breach of duty as a director. However, this indemnification protection shall not eliminate or limit the liability of any director if a judgment or other final adjudication adverse to him or her establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she personally gained a financial profit or other advantage to which he was not legally entitled or that his or her act violated the New York Business Corporation Law. Our by-laws provide that, to the maximum extent permitted by Virginia Corporation Law, we will indemnify our current and former directors, officers, agents and employees and any other persons who, at our request serve or have served another business entity in one or more of such capacities against any and all liabilities incurred in connection with their services in such capacities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

                             DESCRIPTION OF BUSINESS

                                    Overview

We are a development stage technology company focused on developing new technologies, software applications and products primarily for the data and telecommunications industries. Our wholly-owned subsidiary, North Electric Company, recently completed the initial release of its Network Assurance Product. Although we recently commenced our sales and partnering efforts to commercialize the Network Assurance Product, we have earned no revenues since we commenced our current business.

We intend to sell the Network Assurance Product and engage in the business of providing other products and services that will ensure the integrity and full functionality of communications networks. These types of products and services are typically referred to as network assurance products. We are designing our network assurance products to enable a communications network operator, such as Verizon Communications, Inc., AT&T Corp., Qwest Communications International Inc., or Sprint Corp., to quickly and automatically determine if its network is meeting the quality and service expectations of its customers, while lowering network operating costs.

We expect that our network assurance products will perform this function for the existing traditional telephone networks, networks that use the same communication technology as the internet and converged networks that use both of these network types. The products will provide communications networks that deploy advanced technologies with an enhanced ability to detect and locate failures in their networks. The initial market for our products will be in the traditional wire line telephone industry; however, we may design these same products in the future to address the cable television and the wireless telephone industries.

                             Products in Development

Our products in development combine software we have developed with third party hardware. Our two most significant products in development are the Network Assurance System and the MPLS Monitor and Test.

     -   Network Assurance System

Since the end of 2002, our primary development focus has been on the Network Assurance System. We are designing this product to ensure the integrity and full functionality of communications networks and to quickly and automatically determine if the networks are meeting the quality and service expectations of customers. We believe that this product will enable communications network operators and service providers to quickly, efficiently and automatically determine if their networks are meeting their quality and service expectations through active testing and monitoring, automatic detection and location of errors and confirmation that any corrective actions have been successful. We are ready to begin accepting customer orders that can be delivered 30 days after the order is received.

On April 1, 2003, we announced that North Electric Company is positioned to have its network assurance system ready for customer lab delivery during the second quarter of 2004. We are actively assisting North Electric Company in its current sales and marketing efforts directed at customers who would test the product in their labs.

     -   MPLS Monitor and Test

We are also developing another network assurance product, the MPLS Monitor and Test, which provides automatic detection and monitoring of all of a network's equipment and the identification and location of system or equipment failures for new communication technologies. We produced a pre-prototype version of MPLS Monitor and Test in 2002. During the fourth quarter of 2002, economic, technology deployment and potential customer buying trends caused us to halt further development of MPLS Monitor and Test, but we expect that once technology deployment and potential customer buying trends change, and assuming that we raise appropriate funding, we will resume development of this product.

                         Description of Primary Industry

Public and private telephone networks are evolving from traditional telephone networks to an internet-based network infrastructure that makes more efficient use of network resources. Various new technologies are enhancing internet-based networks to provide new carrier class services while lowering capital and operating costs. These rapidly changing technological developments, coupled with increased bandwidth availability, have enabled the launch of a new generation of network services, such as internet-based telephony that permits the transfer of voice data over the internet and secure private networks for the exchange of sensitive data. As this transition takes place, service providers and large corporate enterprises are focusing on delivery and receipt of specific high levels of performance.

The next generation of networks, such as internet-based telephony, are introducing new capabilities and opportunities for the sale of new products and services. However, for network operators and service providers, the implementation of new network technologies introduces a new set of operational challenges. Many of these challenges arise from the integration of innovative communications systems technologies with existing operational infrastructure. Service providers and enterprise network operators must verify that the new technologies have been installed and are working properly within the framework of their existing network. This verification process and actions to correct detected errors can be very labor intensive and may negatively affect customers by lowering the level of quality below the service level guaranteed to customers. This market segment is the focus and target of DataMEG's current and future technologies, which will assist our customers in satisfying their obligations to customers with respect to agreed-upon levels of service quality.

Integrated and automated network monitoring, testing and automatic detection and location of errors are essential to reliable communications on which enterprise customers depend for mission-critical business communications. Our research and development is dedicated towards products and services which will solve the challenging aspects of deploying new technologies into the advanced networks and network services of the future, and monitoring and testing those technologies.

                                   Competition

We face a broad range of competitive threats. Competition in the current communications industry is very robust, with many companies from many different backgrounds wrestling for their piece of the business.

Investors can best understand our competitive environment by considering several axes that characterize the operational support system and service assurance market:

     - ENTERPRISE VS. CARRIER - Different companies dominate the market for services to enterprise or large business customers and the market for services to the public network operators or carriers. We target the carrier market segment, but focus on new technologies and service types which are typically first implemented and proven in the enterprise arena. Therefore, we anticipate that competitive threats will come both from carrier service assurance companies seeking to expand their established business and from enterprise service assurance companies seeking to take their expertise from the enterprise into the carrier domain.

     - DATACOM VS. TELECOM - Different companies dominate the telecom, or telephone networking, sector of the communications networking business, and the datacom, or data/computer networking sector. Our target market is at the convergence of telecom and datacom in the networking world. Therefore, we expect to see firms that specialize in the data/computer networking sector seeking to expand their market by adding telephone communications functionality to their products in the carrier network infrastructure areas. Similarly, we expect to see telecom infrastructure service assurance companies trying to expand into the data communications areas.

     - TEST EQUIPMENT VS. NETWORK MANAGEMENT SYSTEMS - The market for operational support systems is generally divided between the test equipment vendors, who make specialized equipment designed to test particular functions in a piece of networking equipment, and the network management system vendors, who make systems that provide integrative overviews of the network status. We are developing a system that will enable automation of test equipment deployed around a network. With this system in place, a network operator in a single location will have the ability to assess the network's quality of service and to identify and locate errors. This puts us in the path of potential expansion from both the established test equipment vendors seeking to expand their product line into systems-level products, and the network management system vendors seeking to broaden their integrated control of the network to include the network test functions previously provided by test equipment vendors.

Our current strategy for competing in this complex environment is to:

- remain focused on the clearly defined network assurance market;

- begin on-site product testing at strategic telecommunication service providers; and

- establish alliances with selected manufacturers and service providers and implement international distribution agreements to help us gain rapid market acceptance on an international scale.

                              Intellectual Property

We do not presently own any patents or patent filings. Our intellectual property is in our software products, which are principally protected by copyright and trade secret law.

                            Research and Development

For the seven months from inception in September 2001 until the merger of North Electric Company with us in April 2002, North Electric Company's research and development expenses were approximately $632,000. North Electric Company is now a subsidiary through which we conduct most of our business. For the eight months from April 2002 to December 31, 2002, our research and development expenses were approximately $1,192,000. For the year ended December 31, 2003, our research and development expenses were approximately $1,184,000. For the quarter ended March 31, 2004, our research and development expenses were approximately $353,000.

                                    Employees

As of June 15, 2004, we had a total of four full-time employees and ten full-time and five part-time consultants. Of these, our subsidiary North Electric Company employs three full-time employees and twelve consultants working in various capacities and locations. One of the employees and consultants is the President of North Electric Company, another provides full-time administrative support and ten full-time and two part-time consultants and an employee provide engineering support. DataMeg Corp. has one employee who is the Company's president and sole director. In addition, DataMeg Corp. utilizes the services of three part-time consultants who provide a variety of operational and financial management and accounting services as needed.

                     Business Overview of Cascommunications

We conduct a segment of our business through Cascommunications, Inc., a Florida corporation, a company in which we hold a 40% equity interest. Cascommunications develops devices related to high-speed broadband access. At present, Cascommunications primarily focuses on the development of a product that will accelerate the speed of information over the part of the cable fiber that connects the neighborhood network hub to the home of each end user, a part of the network which is often called the "last mile." Cascommunications' product in development is based on a communications technology called MPTC, which delivers new advantages to the cable operator in comparison with existing last mile high-speed communication technologies.

We anticipate that the implementation of Cascommunications technology, if successful, will provide a cost effective product for significantly expanding data transfer capacity in cable networks.

If appropriate funding becomes available, we expect Cascommunications to make its device available for customer evaluation approximately four months after we receive appropriate funding. We anticipate completing the development stage and offering the product for sale after an additional period of approximately 12 months.

The global marketplace for Cascommunications' technology is mature and entrenched by some of the largest telecommunications equipment providers in the world. Global technical standards for cable infrastructure products are established and well defined, though adherence is geographically spotty. Improvement and change to technical standards of cable systems is very slow and deliberate. Competition for equipment development and sales is dominated by a few, very large global telecommunications providers. However, most equipment is produced through outsourced manufacturing contracts overseas. Some small competitors continue to innovate in the marketplace with limited success. Cascommunications' penetration of the market in the face of this entrenched, resourceful, well funded competition is problematic and Cascommunications' business strategy may not be successful.

For the years ended December 31, 2002 and 2003, research and development expenses related to the development of Cascommunications' technology were approximately $40,000 and $148,667, respectively. For the three months ended March 31, 2004, we did not incur any expenses related to research and development at Cascommunications.

In June 2003, we executed a term sheet under which we would acquire the remaining 60% of the outstanding shares of Cascommunications common stock that we do not already own. Although this term sheet has expired, we are still examining the possibility of acquiring the remaining equity interests in Cascommunications. However, at this time our primary business focus is bringing to market our network assurance products in development through our subsidiary North Electric Company.

Currently Cascommunications relies upon the limited administrative services of one of its shareholders. These services are not currently being compensated due to the lack of funds available to move forward at this time with the development of the cas technology.

                                PLAN OF OPERATION

We are a technology company focused on developing new technologies, software applications, and products primarily serving the telecommunications sector. We operate through two subsidiaries, North Electric Company and Cascommunications. We own 100% of North Electric Company and 40% of Cascommunications.

The following discussion of our plan of operation for the next twelve months should be read in conjunction with the consolidated financial statements and the attached notes included elsewhere in this filing. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements including those identified under the caption "Risk Factors" beginning on page 6.

North Electric Company

Since April 2004 and for the balance of 2004, our wholly owned subsidiary, North Electric Company, plans to focus on securing customers and partners. We are actively seeking customers to evaluate and purchase North Electric Company's products. We are also actively seeking partners with considerable market presence that would broaden the customer reach for the North Electric Company products. To accomplish our goal of securing customer and partner relationships for North Electric Company, we estimate that cash flow needed for operations for the 12 months beginning April 2004 is $2,830,000 broken down by quarter as follows:


                                          July 1,            October 1,
                        April 1,          2004-              2004-             January 1,
                        2004-June         September          December 31,      2004-March
$(000)                  31, 2004          31, 2004           2004              31, 2004           Total
-----------------------------------------------------------------------------------------------------------
Capital Expenditures    $  30             $  50              $  50             $  50               $   180

R&D                     $ 400             $ 550              $ 640             $ 640               $ 2,230
SG&A                    $ 100             $ 100              $ 110             $ 110               $   420
Total                   $ 530             $ 700              $ 800             $ 800               $ 2,830


Cascommunications

During the next twelve-month period, Cascommunications plans to continue to focus on its previously defined course of technology and product development, as noted above. The majority of Cascommunications' expenditures and resources will continue to center on technology development with a minority allocated to market development. We do not expect to fund any of the expenses of Cascommunications during the next 12 months.

Liquidity and Capital Resources

We have not earned any revenues since we commenced our current business. At May 24, 2004, we had cash of $40,692, as compared to cash of $312,321 and $0 (zero), at December 31, 2003 and March 31, 2004, respectively. We have sufficient funds to operate only through the end of July 2004. We cannot be sure that we will be able to obtain additional financing.

On March 5, 2004, we entered into two stock subscription agreements with a foreign investor to purchase 5,882,352 shares of our common stock at a purchase price of $0.17 per share. As of June 15, 2004, the investor paid $80,000 towards the purchase of the shares. On April 13, 2004, we received a letter from counsel to this foreign investor alleging that we violated securities laws and demanding the rescission of the investor's stock subscription agreements with us. As a result, we believe that this foreign investor likely will not pay us the remaining $920,000 for shares she agreed to purchase under the stock subscription agreements. Accordingly, we are seeking other sources of continued financing.

In May and June 2004, we issued a series of 16 convertible promissory notes for aggregate gross proceeds to us of $279,975. Each note bears annual simple interest at the minimum applicable rate which was 1.47% per year at the time the notes were issued. The noteholder and DataMeg are each permitted to convert the note into shares of our common stock at prices ranging from $0.033 to $0.05 per share, subject to adjustment for stock splits, stock dividends and the like, at any time between three and six months of the original issuance date of the note. If neither the noteholder nor DataMeg has converted the note to shares before October 27, 2004, then the note will automatically convert into shares of our common stock on that date. In addition, we agreed that no later than four months after conversion of the note, and in no event later than December 27, 2004, we will register for resale the shares issued upon conversion of each note. We will bear registration expenses, except for any underwriting commissions, if any.

Current cash on hand will not be adequate to execute our plan of operation in the long-term. We continue to seek additional financing through the offering and sale of our securities. Given the losses incurred to date and the lack of any revenue generated, we have little or no access to conventional debt markets. Funding to support both short and mid-term requirements for any additional product development will be done through additional sale of shares and potentially, to a lesser extent, from working capital that might be generated from contract advances in the future. We are also in preliminary discussions with a limited number of potential business partners that could inject requisite funds to assist us with further development and marketing of North Electric Company's current and future suite of product offerings. No amount has been agreed to at this time and terms for the funding have yet to be established.

Management believes that, if we secure the projected funding requirements for North Electric Company, we can effectively achieve our stated milestones. Efforts at Cascommunications, even with the requisite funding, are more speculative in nature because we have not yet tested a prototype and consequently, North Electric Company will have priority over any additional funds raised through the Company's efforts.

If we are unable to complete a financing transaction, we would need to curtail or reduce some of the subsidiaries' intended areas of development and investment.

Critical Accounting Policies

We prepared our consolidated financial statements in accordance with accounting principles generally accepted in the United States. This requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and equity and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates have a material impact on our financial statements.

Commitments and Contingencies

Commitments and contingencies are evaluated on an individual basis to determine the impact on current and future liabilities and assets. We make a determination as to whether such a liability or loss is reasonably possible and we either estimate the amount of possible loss or liability or range of loss or liability. In rare cases, we are not able to determine the amount of such loss or liability or even a range of amounts in a way that would not be misleading. We may be unable to calculate a liability or loss if substantiated information is unavailable or the amount of the loss or liability depends significantly on future events.

In addition to evaluating estimates relating to the items discussed above, we also consider other estimates, including but not limited to, those related to software development costs, goodwill and identifiable intangible assets. We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets, liabilities and equity that are not readily apparent from other sources. Actual results and outcomes could differ from these estimates and assumptions. An explanation of significant estimates and related judgments made in these areas are noted below. Since December 31, 2003, there have been no significant changes to our critical accounting policies.

Goodwill and Identifiable Intangible Assets

Goodwill represents the excess of cost over the fair value of net tangible and identifiable intangible assets of acquired companies. As a result of the acquisition of substantially all of the assets and certain of the liabilities of North Electric Company, Inc. in April 2002, the Company recorded approximately $207,000 of goodwill. In accordance with the provisions of SFAS No. 142, we no longer amortize goodwill. However, goodwill must be reviewed at least annually for impairment. We have elected to perform its annual review at the end of each fiscal year. If the carrying value of the Company's goodwill were to exceed the fair value at some time in the future, we would be required to report goodwill impairment charges as an operating expense in its statement of operations. Whenever events or changes in circumstances indicate that the carrying value of goodwill may not be recoverable, we must conduct an impairment assessment of its goodwill and identifiable intangible assets. Factors that could trigger an impairment review include:

 - Significant underperformance relative to expected historical or projected future research and development and operating results;

 - Significant changes in the manner of use of the acquired assets or the strategy for the overall business;

 -   Significant negative industry or economic trends; and

 - When it appears that the carrying value of intangibles or goodwill might not be recoverable based on one or more of the above criteria, management will use projected discounted cash flow, independent valuation or other means to measure any impairment.

Software development costs

Statement of Financial Accounting Standard ("SFAS") No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed", requires capitalization of certain software development costs subsequent to the establishment of technological feasibility and readiness of general release. As of March 31, 2004, we have not incurred any costs between the completion of technological feasibility and general release and therefore no such expenses have been capitalized in the accompanying consolidated financial statements.

Fair value of financial instruments

The carrying value of cash, notes receivable and notes payable approximate fair value because of the relatively short maturity of these instruments.

Stock-based compensation

The Company follows guidance provided in SFAS No. 123, "Accounting for Stock-Based Compensation", which encourages companies to recognize expense for stock-based awards based on their estimated fair value on the grant date. SFAS No. 123 permits companies to account for stock-based compensation based on provisions prescribed in SFAS No. 123 or based on the authoritative guidance in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees". The Company elected in the past to account for its stock based compensation in accordance with APB 25, which uses the intrinsic value method. The Company has accounted for all other issuances of equity instruments in accordance with SFAS No. 123. In
January 2002 the Company adopted SFAS No. 123, for all stock options including those issued to employees. This adoption resulted in a change in accounting principles which was reported using the prospective method as provided in SFAS No. 148.

Income Taxes

Because we are taxed as a C corporation under the Internal Revenue Code, we account for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The principal differences are net operating losses, start-up costs and the use of accelerated depreciation methods to calculate depreciation expense for income tax purposes.

                             DESCRIPTION OF PROPERTY

Our wholly owned subsidiary, North Electric Company, leases approximately 2,600 square feet of space at One Springfield Center, 6131 Falls of the Neuse, Raleigh, North Carolina 27609. The lease is a sub-lease and the term is for 20 months beginning April 1, 2003 and expiring November 30, 2004 and with monthly rent of $2,383.33. The property is in good condition.

We maintain general liability insurance, but we do not carry property insurance as we do not own any real estate. Our management believes that our insurance coverage is adequate.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 18, 2001, the Company entered into a short-term loan agreement with an investor for $120,000. Principal and interest on the loan were due April 15, 2002. The loan was secured by approximately 3.4 million shares of the Company's stock owned and pledged by the Company's President. On May 17, 2002, the investor filed suit against the Company and the Company's President for the principal, accrued interest, legal fees and related damages. A liability in the amount of the principal, interest and legal fees was recorded in the balance sheet of the Company. The Company issued the Company's President 3,272,727 shares of common stock in August 2002 to replace the pledged stock lost. The reimbursed shares were treated as a cost of capital and approximately $52,000 was applied against the paid-in-capital account in the equity section of the Company's balance sheet. This liability was reduced by the receipt of the pledged shares and has a current balance of approximately $56,000 at December 31, 2003 and March 31, 2004 and is recorded in accounts payable and accrued expenses.

On July 9, 2003, we executed a promissory note with a professional for fees and the interest on unpaid fees due that professional through June 30, 2003 in the amount of $247,507 at an interest rate of 18%. Our president also signed the promissory note as guarantor. The full amount of the note was due on August 15, 2003. No significant payments have been made to date and we are in default with respect to this note and additional interest of 2% per thirty calendar day period accrues as liquidated damages. The balance including accrued interest was approximately $270,000 and $282,000 as of December 31, 2003 and March 31, 2004, respectively.

            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

Our common stock has been listed on the Over-the-Counter Bulletin Board sponsored by the National Association of Securities Dealers, Inc. under the symbol DTMG since September 19, 2000. On June 15, 2004, the closing bid price as reported by the Over-the-Counter Bulletin Board was $0.065.

The following table sets forth the range of high and low bid prices for the our common stock as reported on the Over-the-Counter Bulletin Board for each quarter since January 2002 for the periods indicated, as reported by the Over-the-Counter Bulletin Board for the each period mentioned below. Such information reflects inter-dealer prices without retail mark-up, mark down or commissions and may not represent actual transactions.


                                                             Low         High
                                                            ------------------
January 1, 2002 through March 31, 2002                      $ 0.05      $ 0.12
April 1, 2002 through June 30, 2002                         $ 0.01      $ 0.06
July 1, 2002 through September 30, 2002                     $ 0.02      $ 0.05

October 1, 2002 through December 31, 2002                   $ 0.02      $ 0.05

January 1, 2003 through March 31, 2003                      $ 0.01      $ 0.27
April 1, 2003 through June 30, 2003                         $ 0.13      $ 0.34
July 1, 2003 through September 30, 2003                     $ 0.12      $ 0.25
October 1, 2003 through December 31, 2003                   $ 0.14      $ 0.23

January 1, 2004 through March 31, 2004                      $ 0.14      $ 0.29
April 1, 2004 through June 15, 2004                         $ 0.06      $ 0.19


Dividend Policy

It is our present policy not to pay cash dividends and to retain future earnings for use in the operations of the business and to fund future growth. Any payment of cash dividends in the future will depend on the amount of funds legally available, our earnings, financial condition, capital requirements and other factors that the board of directors may think are relevant.

We do not contemplate or anticipate paying any dividends in cash on the common stock in the foreseeable future.

We issued a 10% stock dividend on June 6, 2003 to shareholders of record on January 8, 2003.

Holders of Record of Common Stock

As of June 15, 2004, we had outstanding 227,436,084 shares of our common stock and approximately 364 holders of record.

Equity Compensation Plan Information

In July 2000, we adopted a stock incentive plan for employees. The maximum number of shares that we may award under the plan is 3,000,000. Pursuant to the plan, as of June 15, 2004, we granted options to employees and consultants to purchase up to 3,000,000 shares of our common stock, all of which were exercised. The stock incentive plan is now expired.

In addition, we granted options to employees and consultants to purchase up to 50,395,891 shares of our common stock at prices ranging from $0.012 to $5 per share from inception (January 13, 1999) through June 15, 2004. As of June 15, 2004, options and warrants which would permit the purchase of 10,170,238 shares were exercised and options to purchase 495,949 shares expired. The remaining options to purchase up to 42,729,704 shares expire between August 2005 and October 2008.

The following table shows the aggregate amount of securities authorized for issuance under all equity compensation plans as of June 15, 2004:

                               Number of securities to             Weighted-average exercise
                               be issued upon exercise             price of outstanding                Number of securities
                               of outstanding options,             options, warrants and               remaining available
Plan Category                  warrants and rights                 rights                              for future issuance
-------------------------------------------------------------------------------------------------------------------------------
Equity
compensation plans
approved by
security holders                             --                                 --                             --

Equity
compensation plans
not approved by
security holders                     25,847,352                             $ 0.14                             --

                             EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the total compensation paid to or accrued for the years ended December 31, 2003, 2002 and 2001 to our chief executive officer and our other most highly compensated executive officer who was serving as an executive officer at the end of our last fiscal year. None of our other executive officers earned more than $100,000 in total annual salary and bonus in the most recently completed fiscal year.


Name and Principal                   Year Salary     Bonus     Restricted           Securities Underlying       Other Annual
Position                                 ($)         ($)       Stock Award(s)       ($)  Options/SARs(#)        Compensation ($)
----------------------------------------------------------------------------------------------------------------------------------
Andrew Benson,                      2003 342,794      0          $ 380,500              9,000,000(1)                   0
President and CEO                   2002 229,358      0                  0                      0                111,000 (1)
                                    2001 237,865      0                  0                      0                      0

Dan Ference, President and          2003  99,510      0            158,533 (2)          7,270,000                      0
CEO of North Electric Company (2)   2002 130,000      0                                 1,600,000                      0


(1) During the year ending December 31, 2002, Mr. Benson received cash and stock as compensation. He was granted 6,000,000 unrestricted shares of our common stock, with a fair value of $111,000 based on the market value of the stock on the date of the commitment to issue the unrestricted stock. The value of those shares is represented in Other Annual Compensation. During the year ended December 31, 2003, Mr. Benson received cash and stock as compensation. He was issued 4,000,000 restricted shares of our common stock, with a fair value of $160,000 based on the market value of the stock on the date of the commitment to issue the unrestricted stock. In addition, at December 31, 2003, the Company committed to issue Mr. Benson a stock option grant for 5,000,000 shares of our common stock with a strike price of $.20 per share as additional 2003 compensation. The options were fully vested at the time of the grant and expire three years from the date of the grant. The options were valued under a Black-Scholes model and were determined to have a fair value of $220,500. Additional compensation was recorded in 2003 related to the commitment to issue the stock option grant.

(2) During the year ended December 31, 2002, Mr. Ference had an approved annual salary of $130,000 and received an incentive bonus in the form of 1,600,000 shares of the Company's restricted common stock. The restricted common stock was valued based on a 50% discount the market value of the stock at time of receipt, which was $0 (zero). The stock was trading at $.01 per share at the time and there was serious doubt about the ability of the Company to continue as a going concern. On November 30, 2003, the Company entered into an informal agreement with Mr. Ference related to past, present and future compensation. Under the terms of the agreement the Company committed to issue 1,770,000 shares of the Company's common stock as satisfaction for amounts owed to Mr. Ference in unpaid compensation through the year ended December 31, 2003. The Company committed to issue Mr. Ference stock options for 5,500,000 shares of the Company's common stock at a strike price of $0.15 per share. 1,500,000 vested on November 30, 2003 and the balance to vest over the following 36 months and will expire three years after the date of vesting. During the year ended December 31, 2003, 1,611,111 shares vested under this commitment, were valued under SFAS No. 123 using a Black-Scholes model and the Company recorded an expense in the amount of $158,533 which was charged to officers compensation. As of December 31, 2003, none of the vested stock options were exercised. The Company also increased Mr. Ference's annual compensation and committed to issue 500,000 shares of the Company's common stock as bonus compensation for achieving future benchmarks of which, 250,000 has been earned in the first quarter of 2004. The remainder of the 500,000 shares will be earned in the future.

Option/Stock Appreciation Rights (SAR) Grants

The table below sets forth stock option grants to our named executive officers during 2003 and on January 1, 2004.

                    Option/SAR Grants In Last Fiscal Year (1)

                                        Percent of total
                                        Options/SARs
                  Number of Securities  Granted to
                  Underlying Options/   Employees In      Exercise or base
Name              SARs Granted (#)      fiscal year       Price ($/Sh)      Expiration Date
----------------------------------------------------------------------------------------------------------
Andrew Benson         5,000,000(2)          46.2%         $ 0.20 per share  January 1, 2007
Dan Ference           5,500,000(3)          50.8%         $ 0.15 per share  November 2006 to November 2009

(1) During 2003, we only made one option grant to one of our named executive officers, Dan Ference. On January 1, 2004, we granted options shown in the table above to Andrew Benson, our president. For completeness, we included the option grant to Mr. Benson on January 1, 2004 in the table above.

(2) We granted these options to Mr. Benson on January 1, 2004. These options are fully vested.

(3) We granted these options to Mr. Ference on November 30, 2003 with 1,500,000 immediately vesting and the remainder to vest on a monthly basis over the next three years. Options expire three years from date of vesting, or November 2006 through November 2009.

Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Value

                   Shares               Number of Securities
                  Acquired             Underlying Unexercised    Value of Unexercised In-
                     on      Value        Options/SARs at        the Money Options/SARs at
                  Exercise  Realized         FY-End (#)                FY-End ($)
Name                (#)       ($)     Exercisable/Unexercisable  Exercisable/Unexercisable
Andrew Benson       0          $0            5,000,000/0                 $0/$0

Dan Ference         0          $0        1,611,111/3,888,889             $0/$0


Long-Term Incentive Plan

We do not have a Long-Term Incentive Plan.

Employment contracts

We do not have any employment agreements with any of our executive officers.

Directors' Remuneration

We do not currently compensate our directors for serving on the board of directors.

                                  LEGAL MATTERS

Certain legal matters, including the legality of the issuance of the shares of common stock offered herein, are being passed upon for us by our counsel, Duane Morris LLP, 470 Atlantic Avenue, Suite 500, Boston, Massachusetts, 02210.

                                     EXPERTS

Our consolidated financial statements for the years ended December 31, 2002 and 2003 incorporated herein have been audited by Fitzgerald, Snyder & Co., P.C., independent certified public accountants. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

    CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                   DISCLOSURE

There have been no changes in or disagreements with our accountants or the accountants of our principal or significant subsidiaries during the past two fiscal years or any more recent period.

                       WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement under the Securities Act with respect to the securities offered hereby with the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. This prospectus, which is a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the SEC. For further information about us and the securities offered hereby, reference is made to the registration statement, including all exhibits and schedules thereto, which may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N. W., Room 1024, Washington, D. C. 20549, and at its Regional Offices located at Citicorp Center, 500 West Madison Street, Suite

1400, Chicago, Illinois 60661 at prescribed rates during regular business hours. You may obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in its entirety by such reference. We will provide, without charge upon oral or written request of any person, a copy of any information incorporated by reference herein. Such request should be directed to us at DataMEG Corp., P.O. Box 130145, Boston, MA 02113 Attention: Andrew Benson, President.

We will file reports and other information with the SEC. All of such reports and other information may be inspected and copied at the SEC's public reference facilities described above. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of such site is http://www.sec.gov. In addition, we make available to our shareholders annual reports, including audited financial statements, unaudited quarterly reports and such other reports as we may determine.

If we are not required to deliver an annual report to our shareholders for fiscal year 2004, we will not voluntarily make such delivery.

                                      INDEX
                         DataMEG Corp. and Subsidiaries
                        (A Development Stage Enterprise)
                        Consolidated Financial Statements

CONTENTS                                                          PAGE
--------                                                          ----
Consolidated Financial Statements
For the Years Ended December 31, 2003 and 2002

     Independent Auditors' Report                                 F-1

     Consolidated Balance Sheets                                  F-3

     Consolidated Statements of Operations                        F-5

     Statements of Stockholders' Equity (deficit)                 F-6

     Consolidated Statements of Cash Flows                        F-7

     Notes to Consolidated Financial Statements                   F-10

Consolidated Financial Statements
For the Three Months Ended
March 31, 2003 and 2004 (unaudited)

     Consolidated Balance Sheets                                  F-27

     Consolidated Statements of Operations                        F-28

     Consolidated Statements of Cash Flows                        F-29

     Notes to Consolidated Financial Statements                   F-31

INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS DATAMEG CORP.
(A DEVELOPMENT STAGE ENTERPRISE),
 Boston, MA

We have audited the accompanying consolidated balance sheets of DATAMEG CORP. AND SUBSIDIARIES, (a development stage enterprise), (the "Company") as of December 31, 2002 and 2003, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public
Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of DATAMEG CORP. AND SUBSIDIARIES, as of December 31, 2002 and 2003 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note Q to the financial statements, the Company has suffered a significant loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note Q. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As more fully described in Note S, the Company has restated its 2002 and 2003 financial statements to adjust the accounting for stock options granted to employees and consultants.


Fitzgerald, Snyder & Co., P.C.
McLean, Virginia
April 13, 2004
(June 14, 2004 as to Note S)

                         DataMEG Corp. and Subsidiaries
                        (A Development Stage Enterprise)
                           Consolidated Balance Sheets


                                                                                 December 31,   December 31,
                                                                                     2002           2003
ASSETS

CURRENT ASSETS:
 Cash                                                                            $      9,319   $    312,321
                                                                                 ------------   ------------
  Total current assets                                                                  9,319        312,321

PROPERTY AND EQUIPMENT, net                                                             6,038         29,036

OTHER ASSETS:
 Goodwill                                                                             206,746        206,746
 Patents                                                                                    -         17,267
 Deposits                                                                                   -          6,945
                                                                                 ------------   ------------
  Total other assets                                                                  206,746        230,958
                                                                                 ------------   ------------
                                                                                 $    222,103   $    572,315
                                                                                 ============   ============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
 Capital lease obligation                                                        $      8,302   $      8,302
 Promissory note                                                                      701,743      1,075,896
 Accounts payable and accrued expenses                                                902,150        777,500
 Accrued salaries and wages                                                           538,248        695,891
 Due to stockholders and officers                                                      63,680        265,180
 Convertible subordinated debentures                                                   25,000         20,000
 Liability for stock to be issued                                                     227,960            818
                                                                                 ------------   ------------
  Total current liabilities                                                         2,467,083      2,843,587
                                                                                 ------------   ------------
  Total liabilities                                                                 2,467,083      2,843,587

COMMITMENTS AND CONTINGENCIES                                                               -              -

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARY                                          (12,345)       (67,939)

STOCKHOLDERS' EQUITY (DEFICIT):
 Class A convertible preferred stock, $.01 par value, 8,000,000 shares authorized at December 31, 2002 and December 31, 2003; 2,000,000
  shares outstanding at December 31, 2002 and 2003                                     20,000         20,000

 Class B convertible preferred stock, $.15 par value, 2,000,000 shares authorized at December 31, 2002 and 2003; 50,000 shares issued and
  outstanding at December 31, 2002 and 2003                                             7,500          7,500

 Common stock, $.01 par value; 175,000,000 authorized at December 31, 2002 and 340,000,000 shares authorized at December 31, 2003; 124,911,990 shares and 226,029,772 shares issued and outstanding at December 31,2002
  and December 31, 2003, respectively                                               1,249,120      2,260,298
 Common stock subscriptions receivable                                                    (56)      (120,056)
 Additional paid-in capital                                                        10,058,791     12,889,175
 Treasury Stock                                                                                      (75,392)
 Common stock warrants                                                                 25,000              -
 Stock options                                                                        173,096      1,025,155
 Deferred compensation                                                                (47,400)       (42,917)
 Deferred financing costs                                                                   -              -
 Accumulated deficit during development stage                                     (13,718,686)   (18,167,096)
                                                                                 ------------   ------------
  Total stockholders' equity (deficit)                                             (2,232,635)    (2,203,333)
                                                                                 ------------   ------------
                                                                                 $    222,103   $    572,315
                                                                                 ============   ============


The accompanying notes are an integral part of these consolidated financial statements.

                         DataMEG Corp. and Subsidiaries
                        (A Development State Enterprise)
                      Consolidated Statements of Operations


                                                                                                   Cumulative
                                                                                               From Inception
                                                                                                 (January 13,
                                                                                                     1999) to
                                                        Year Ended             Year Ended        December 31,
                                                       December 31,          December 31,                2003
                                                          2002                       2003         (unaudited)
REVENUE                                              $              -    $              -    $              -
COST OF REVENUES                                                    -                   -                   -
                                                     ----------------    ----------------    ----------------
   Gross Profit                                                     -                   -                   -

OPERATING EXPENSES
   General and administrative                               1,377,958           3,144,030          13,971,777
   Research and development                                 1,250,975           1,184,445           3,710,500
                                                     ----------------    ----------------    ----------------
     Total operating expense                                2,628,933           4,328,475          17,682,277
                                                     ----------------    ----------------    ----------------
   Loss from operations                                    (2,628,933)         (4,328,475)        (17,682,277)

OTHER INCOME (EXPENSES):
   Interest income                                                 15                   -                 225
   Interest expense                                          (137,472)           (170,196)           (327,865)
   Loss on acquisition fee                                          -             (50,000)           (123,950)
   Loss on disposal of property
     and equipment                                                  -                (401)             (1,459)
   Loss on impairment of
     patents                                                 (127,274)                  -            (127,274)

   Loss on litigation                                         (26,700)           (132,540)           (159,240)

Realized gains on sale of investments                               -                   -               8,530
                                                     ----------------    ----------------    ----------------
   Total other income (expenses)                             (291,431)           (353,137)           (731,033)
                                                     ----------------    ----------------    ----------------

LOSS BEFORE BENEFIT FOR
   INCOME TAXES AND MINORITY
   INTEREST                                                (2,920,364)         (4,681,612)        (18,413,310)
                                                     ----------------    ----------------    ----------------
   Benefit for income taxes                                         -                   -                   -
                                                     ----------------    ----------------    ----------------

LOSS BEFORE MINORITY INTEREST                              (2,920,364)         (4,681,612)        (18,413,310)

MINORITY INTEREST                                              13,012             233,202             246,214
                                                     ----------------    ----------------    ----------------

NET LOSS                                             $     (2,907,352)   $     (4,448,410)   $    (18,167,096)
                                                     ================    ================    ================
Net loss per common share
   (basic and diluted)                               $          (0.03)   $          (0.02)   $          (0.23)

Weighted average number of
   common shares outstanding                               85,056,935         196,798,749          77,490,598
                                                     ================    ================    ================


The accompanying notes are an integral part of these consolidated financial statements.

DATAMEG CORP. AND SUBSIDIARIES
(A DEVELOPMENT STAGE ENTERPRISE)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                              PREFERRED                                  COMMON
                                                  PRICE         STOCK        SERIES A      SERIES B       STOCK
                                                   PER          SHARES      PREFERRED     PREFERRED      SHARES
                                                  SHARE      OUTSTANDING      STOCK         STOCK      OUTSTANDING
                                               ------------  ------------  ------------  ------------  ------------
BALANCE, JANUARY 13, 1999                                               -  $          -  $          -             -

January 13, 1999 - stock issued for services
   at fair value to Benson, Phillips, Cairns   $       0.00             -             -             -    27,420,529
January 29, 1999 - stock issued for cash       $       0.35             -             -             -       138,546
February 12, 1999 - stock issued for cash      $       0.35             -             -             -       190,501
February 17, 1999 - stock issued for cash      $       0.35             -             -             -        43,296
March 1, 1999 - stock issued for cash          $       0.35             -             -             -       127,000
March 2, 1999 - stock issued for cash          $       0.35             -             -             -        28,864
March 17, 1999 - stock issued for cash         $       0.35             -             -             -        43,296
March 19, 1999 - stock issued for cash         $       0.35             -             -             -        43,296
April 2, 1999 - stock issued for cash          $       0.35             -             -             -       101,023
April 9, 1999 - stock issued for cash          $       0.35             -             -             -        42,141
April 13, 1999 - stock issued for cash         $       0.35             -             -             -        14,432
April 14, 1999 - stock issued for cash         $       0.35             -             -             -         9,236
April 15, 1999 - stock issued for cash         $       0.35             -             -             -        57,727
April 16, 1999 - stock issued for cash         $       0.35             -             -             -        28,864
April 23, 1999 - stock issued for cash         $       0.35             -             -             -       187,614
April 26, 1999 - stock issued for services at
   fair value -Driscoll                        $       0.35             -             -             -        28,864
May 3, 1999 - stock issued for cash            $       0.35             -             -             -       101,023
July 19, 1999 - stock issued for cash          $       0.46             -             -             -        75,958
July 26, 1999 - stock issued for cash          $       0.46             -             -             -        21,703
July 30, 1999 - stock issued for services at
   fair value - Barr-Haneau                    $       0.35             -             -             -        21,648
July 30, 1999 - stock issued for services at
   fair value - Titus                          $          -             -             -             -        28,864
August 2, 1999 - stock issued for cash         $       0.46             -             -             -        21,706
August 4, 1999 - stock issued for cash         $       0.46             -             -             -        23,091
August 10, 1999 - stock issued for cash        $       0.46             -             -             -        28,864
August 23, 1999 - stock issued for cash        $       0.46             -             -             -        52,737
August 24, 1999 - stock issued for cash        $       0.46             -             -             -        43,734
September 13, 1999 - stock issued for cash     $       0.46             -             -             -        57,727
September 17, 1999 - stock issued for cash     $       0.46             -             -             -       237,430
October 15, 1999 - stock issued for cash       $       0.46             -             -             -        17,318
October 21, 1999 - stock issued for cash       $       0.46             -             -             -        86,808
October 22, 1999 - stock issued for cash       $       0.46             -             -             -       111,333
October 25, 1999 - stock issued for cash       $       0.46             -             -             -       119,478
October 26, 1999 - stock issued for cash       $       0.46             -             -             -        36,080
November 5, 1999 - stock issued for cash       $       0.46             -             -             -        43,405
November 5, 1999 - stock issued for cash       $      10.00             -             -             -           100
November 9, 1999 - stock issued for cash       $      10.05             -             -             -           995
November 18, 1999 - stock issued for cash      $      10.05             -             -             -           995
November 23, 1999 - stock issued for cash      $      10.06             -             -             -        11,406
December 3, 1999 - stock issued for cash       $      10.05             -             -             -         1,194
December 7, 1999 - stock issued for cash       $      10.05             -             -             -         2,488
December 16, 1999 - stock issued for cash      $      10.05             -             -             -           398
December 17, 1999 - stock issued for cash      $      10.05             -             -             -           995
December 31, 1999 - stock issued for cash      $      10.05             -             -             -           995
December 31, 1999 - adjust stock issued for
  cash                                         $          -             -             -             -           141
Net loss (comprehensive net loss)                                       -             -             -             -
                                                             ------------  ------------  ------------  ------------
BALANCE, DECEMBER 31, 1999                                              -  $          -  $          -    29,653,843

January 3, 2000 - stock issued for cash        $      10.05             -             -             -         1,991
January 14, 2000 - stock issued for cash       $       5.02             -             -             -         4,977
Janaury 14, 2000 - stock issued for services
   at fair value - Infocall                    $       5.02             -             -             -         3,981
February 9, 2000 - stock issued for cash       $      10.05             -             -             -         1,991
February 10, 2000 - stock issued for cash      $      10.05             -             -             -         1,493
February 14, 2000 - stock issued for cash      $      10.04             -             -             -           498
February 15, 2000 - stock issued for cash      $      10.05             -             -             -           995

                                                                                 COMMON                         COMMON
                                                              ADDITIONAL         STOCK           COMMON      STOCK OPTIONS
                                                  COMMON       PAID-IN       SUBSCRIPTIONS       STOCK        GRANTED AND
                                                   STOCK       CAPITAL         RECEIVABLE       WARRANTS     NOT EXERCISED
                                               ------------  ------------   ---------------   ------------  ---------------
BALANCE, JANUARY 13, 1999                      $          -  $          -   $             -   $          -  $             -

January 13, 1999 - stock issued for services
   at fair value to Benson, Phillips, Cairns        274,205      (179,205)          (31,300)             -                -
January 29, 1999 - stock issued for cash              1,386        46,614                 -              -                -
February 12, 1999 - stock issued for cash             1,905        64,095                 -              -                -
February 17, 1999 - stock issued for cash               433        14,567                 -              -                -
March 1, 1999 - stock issued for cash                 1,270        42,730                 -              -                -
March 2, 1999 - stock issued for cash                   289         9,711                 -              -                -
March 17, 1999 - stock issued for cash                  433        14,567                 -              -                -
March 19, 1999 - stock issued for cash                  433        14,567                 -              -                -
April 2, 1999 - stock issued for cash                 1,010        33,990                 -              -                -
April 9, 1999 - stock issued for cash                   421        14,179                 -              -                -
April 13, 1999 - stock issued for cash                  144         4,856                 -              -                -
April 14, 1999 - stock issued for cash                   92         3,158                 -              -                -
April 15, 1999 - stock issued for cash                  577        19,423                 -              -                -
April 16, 1999 - stock issued for cash                  289         9,711                 -              -                -
April 23, 1999 - stock issued for cash                1,876        63,124                 -              -                -
April 26, 1999 - stock issued for services at
   fair value -Driscoll                                 289         9,711                 -              -                -
May 3, 1999 - stock issued for cash                   1,010        33,990                 -              -                -
July 19, 1999 - stock issued for cash                   760        34,240                 -              -                -
July 26, 1999 - stock issued for cash                   217         9,783                 -              -                -
July 30, 1999 - stock issued for services at
   fair value - Barr-Haneau                             216         7,284                 -              -                -
July 30, 1999 - stock issued for services at
   fair value - Titus                                   289          (289)                -              -                -
August 2, 1999 - stock issued for cash                  217         9,783                 -              -                -
August 4, 1999 - stock issued for cash                  231        10,309                 -              -                -
August 10, 1999 - stock issued for cash                 289        13,011                 -              -                -
August 23, 1999 - stock issued for cash                 529        23,773                 -              -                -
August 24, 1999 - stock issued for cash                 437        19,714                 -              -                -
September 13, 1999 - stock issued for cash              577        26,023                 -              -                -
September 17, 1999 - stock issued for cash            2,374       107,031                 -              -                -
October 15, 1999 - stock issued for cash                173         7,807                 -              -                -
October 21, 1999 - stock issued for cash                868        39,132                 -              -                -
October 22, 1999 - stock issued for cash              1,113        50,187                 -              -                -
October 25, 1999 - stock issued for cash              1,195        53,859                 -              -                -
October 26, 1999 - stock issued for cash                361        16,264                 -              -                -
November 5, 1999 - stock issued for cash                434        19,566                 -              -                -
November 5, 1999 - stock issued for cash                  1           999                 -              -                -
November 9, 1999 - stock issued for cash                 10         9,990                 -              -                -
November 18, 1999 - stock issued for cash                10         9,990                 -              -                -
November 23, 1999 - stock issued for cash               114       114,686                 -              -                -
December 3, 1999 - stock issued for cash                 12        11,988                 -              -                -
December 7, 1999 - stock issued for cash                 25        24,975                 -              -                -
December 16, 1999 - stock issued for cash                 4         3,996                 -              -                -
December 17, 1999 - stock issued for cash                10         9,990                 -              -                -
December 31, 1999 - stock issued for cash                10         9,990                 -              -                -
December 31, 1999 - adjust stock issued for
   cash                                                   -             -                 -              -                -
Net loss (comprehensive net loss)                         -             -                 -              -                -
                                               ------------  ------------   ---------------   ------------  ---------------
BALANCE, DECEMBER 31, 1999                     $    296,538  $    863,869   $       (31,300)  $          -  $             -

January 3, 2000 - stock issued for cash                  20        19,980                 -              -                -
January 14, 2000 - stock issued for cash                 50        24,950                 -              -                -
Janaury 14, 2000 - stock issued for services
   at fair value - Infocall                              40        19,960                 -              -                -
February 9, 2000 - stock issued for cash                 20        19,980                 -              -                -
February 10, 2000 - stock issued for cash                15        14,985                 -              -                -
February 14, 2000 - stock issued for cash                 5         4,995                 -              -                -
February 15, 2000 - stock issued for cash                10         9,990                 -              -                -

                                                                                                DEFICIT
                                                                                              ACCUMULATED
                                                                               DEFERRED         DURING
                                                 DEFERRED      TREASURY       FINANCING       DEVELOPMENT
                                               COMPENSATION     STOCK           COSTS            STAGE            TOTAL
                                               ------------  ------------  ---------------  ---------------   --------------
BALANCE, JANUARY 13, 1999                      $          -  $          -  $             -  $             -   $            -

January 13, 1999 - stock issued for services
   at fair value to Benson, Phillips, Cairns              -             -                -                -           63,700
January 29, 1999 - stock issued for cash                  -             -                -                -           48,000
February 12, 1999 - stock issued for cash                 -             -                -                -           66,000
February 17, 1999 - stock issued for cash                 -             -                -                -           15,000
March 1, 1999 - stock issued for cash                     -             -                -                -           44,000
March 2, 1999 - stock issued for cash                     -             -                -                -           10,000
March 17, 1999 - stock issued for cash                    -             -                -                -           15,000
March 19, 1999 - stock issued for cash                    -             -                -                -           15,000
April 2, 1999 - stock issued for cash                     -             -                -                -           35,000
April 9, 1999 - stock issued for cash                     -             -                -                -           14,600
April 13, 1999 - stock issued for cash                    -             -                -                -            5,000
April 14, 1999 - stock issued for cash                    -             -                -                -            3,250
April 15, 1999 - stock issued for cash                    -             -                -                -           20,000
April 16, 1999 - stock issued for cash                    -             -                -                -           10,000
April 23, 1999 - stock issued for cash                    -             -                -                -           65,000
April 26, 1999 - stock issued for services at
   fair value -Driscoll                                   -             -                -                -           10,000
May 3, 1999 - stock issued for cash                       -             -                -                -           35,000
July 19, 1999 - stock issued for cash                     -             -                -                -           35,000
July 26, 1999 - stock issued for cash                     -             -                -                -           10,000
July 30, 1999 - stock issued for services at
   fair value - Barr-Haneau                               -             -                -                -            7,500
July 30, 1999 - stock issued for services at
   fair value - Titus                                     -             -                -                -                -
August 2, 1999 - stock issued for cash                    -             -                -                -           10,000
August 4, 1999 - stock issued for cash                    -             -                -                -           10,540
August 10, 1999 - stock issued for cash                   -             -                -                -           13,300
August 23, 1999 - stock issued for cash                   -             -                -                -           24,302
August 24, 1999 - stock issued for cash                   -             -                -                -           20,151
September 13, 1999 - stock issued for cash                -             -                -                -           26,600
September 17, 1999 - stock issued for cash                -             -                -                -          109,405
October 15, 1999 - stock issued for cash                  -             -                -                -            7,980
October 21, 1999 - stock issued for cash                  -             -                -                -           40,000
October 22, 1999 - stock issued for cash                  -             -                -                -           51,300
October 25, 1999 - stock issued for cash                  -             -                -                -           55,054
October 26, 1999 - stock issued for cash                  -             -                -                -           16,625
November 5, 1999 - stock issued for cash                  -             -                -                -           20,000
November 5, 1999 - stock issued for cash                  -             -                -                -            1,000
November 9, 1999 - stock issued for cash                  -             -                -                -           10,000
November 18, 1999 - stock issued for cash                 -             -                -                -           10,000
November 23, 1999 - stock issued for cash                 -             -                -                -          114,800
December 3, 1999 - stock issued for cash                  -             -                -                -           12,000
December 7, 1999 - stock issued for cash                  -             -                -                -           25,000
December 16, 1999 - stock issued for cash                 -             -                -                -            4,000
December 17, 1999 - stock issued for cash                 -             -                -                -           10,000
December 31, 1999 - stock issued for cash                 -             -                -                -           10,000
December 31, 1999 - adjust stock issued for
   cash                                                   -             -                -                -                -
Net loss (comprehensive net loss)                         -             -                -       (1,046,928)      (1,046,928)
                                               ------------  ------------  ---------------  ---------------   --------------
BALANCE, DECEMBER 31, 1999                     $          -  $          -  $             -  $    (1,046,928)  $       82,179

January 3, 2000 - stock issued for cash                   -             -                -                -           20,000
January 14, 2000 - stock issued for cash                  -             -                -                -           25,000
Janaury 14, 2000 - stock issued for services
   at fair value - Infocall                               -             -                -                -           20,000
February 9, 2000 - stock issued for cash                  -             -                -                -           20,000
February 10, 2000 - stock issued for cash                 -             -                -                -           15,000
February 14, 2000 - stock issued for cash                 -             -                -                -            5,000
February 15, 2000 - stock issued for cash                 -             -                -                -           10,000

                                                              PREFERRED                                  COMMON
                                                  PRICE         STOCK        SERIES A      SERIES B       STOCK
                                                   PER          SHARES      PREFERRED     PREFERRED      SHARES
                                                  SHARE      OUTSTANDING      STOCK         STOCK      OUTSTANDING
                                               ------------  ------------  ------------  ------------  ------------
February 22, 2000 - stock issued for cash      $      10.05             -             -             -         5,424
February 25, 2000 - stock issued for cash      $      10.05             -             -             -         1,294
February 28, 2000 - stock issued for cash      $      10.05             -             -             -         1,692
February 29, 2000 - stock issued for cash      $      10.05             -             -             -         1,991
March 2, 2000 - stock issued for cash          $      10.05             -             -             -           597
March 7, 2000 - stock issued for cash          $      10.05             -             -             -           199
March 8, 2000 - stock issued for cash          $      10.05             -             -             -        13,138
March 10, 2000 - stock issued for cash         $      10.05             -             -             -           995
March 13, 2000 - stock issued for cash         $      10.05             -             -             -           995
March 16, 2000 - stock issued for cash         $      10.05             -             -             -           995
March 20, 2000 - stock issued for cash         $      10.05             -             -             -         2,389
March 23, 2000 - stock issued for cash         $      10.05             -             -             -           199
March 24, 2000 - stock issued for cash         $      10.05             -             -             -         3,981
March 29, 2000 - stock issued for cash         $      10.05             -             -             -           995
March 30, 2000 - stock issued for cash         $      10.05             -             -             -           995
April 19, 2000 - stock issued for cash         $      10.05             -             -             -           995
April 27, 2000 - stock issued for cash         $      10.05             -             -             -         1,891
May 10,  2000 - stock issued for cash          $      10.05             -             -             -           995
May 12, 2000 - stock issued for cash           $      10.05             -             -             -        16,920
May 19, 2000 - stock issued for cash           $      10.05             -             -             -         2,030
June 19, 2000 - stock issued for cash          $      10.05             -             -             -         2,986
June 21, 2000 - stock issued for cash          $      10.05             -             -             -         4,180
June 30, 2000 - adjust stock issued for cash   $      20.00             -             -             -         1,660
June 30, 2000 - adjust stock issued for cash   $      20.00             -             -             -        (4,620)
July 1, 2000 - adjust stock issued for cash
   (Driscoll)                                  $       0.69             -             -             -       (14,500)
July 1, 2000 - adjust stock issued for
   cash(Wallet)                                $       3.88             -             -             -        (3,093)
August 18, 2000 - share exchange adjustment    $          -             -             -             -       (14,467)
August 18, 2000 - stock issued as part of
   merger - Viola Group                        $       0.00             -             -             -     3,300,007
August 18, 2000 - stock options granted and
   exercised for services at fair value -
   Clever                                      $       2.42             -             -             -        25,000
August 18, 2000 - stock options granted and
   exercised for subscription receivable -
   Benson                                      $          -             -             -             -        93,750
August 18, 2000 - stock options granted and
   exercised for subscription receivable, -
   Phillips                                    $          -             -             -             -        93,750
August 18, 2000 - stock options granted and
   exercised for subscriptions receivable -
   Cairns                                      $          -             -             -             -        32,500
August 22, 2000 - stock options granted at
   fair value - Kaiser                                                  -             -             -             -
October 1, 2000 - payment of subscription
   receviable for services at fair value -
   Clever                                                               -             -             -             -
October 1, 2000 - payment of subscription
   receviable for services at fair value -
   Benson                                                               -             -             -             -
October 23, 2000 - stock options granted and
   exercised for services at fair value -
   Clever                                      $       2.25             -             -             -        25,000
October 30, 2000 - stock options granted and
   exercised for services at fair value -
   Benson                                      $       2.90             -             -             -        93,750
October 30, 2000 - stock options granted and
   exercised for services at fair value -
   Phillips                                    $       4.60             -             -             -        93,750
October 30, 2000 - stock options granted and
   exercised for services at fair value -
   Cairns                                      $       2.92             -             -             -        32,500
November 14, 2000 - stock issued services at
   fair value - Infocall                       $       1.91             -             -             -       990,000
November 28, 2000 - stock issued for services
   at fair value - Net Connection Corp         $       2.71             -             -             -       340,000
November 28, 2000 - stock issued for services
   at fair value - Clever                      $       2.25             -             -             -        25,000
November 28, 2000 - stock issued for services
   at fair value - Dodrill                     $       2.56             -             -             -        40,000
November 28, 2000 - stock issued for services
   at fair value - Richfield                   $       2.56             -             -             -        20,000
November 28, 2000 - share exchange adjustment
   (Benson, Phillips, Cairns, miscellaneous)   $          -             -             -             -       117,180
December 20, 2000 - stock options granted at
   fair value - Adams                                                   -             -             -
December 21, 2000 - conversion of debentures   $       2.50             -             -             -        38,000
December 21, 2000 - stock options granted,
   exercised and issued (3rd Round Investors)  $       0.09             -             -             -       174,590
December 21, 2000 - stock options granted at
   fair value - Rivero                                                  -             -             -             -
December 31, 2000 - stock options granted at
   fair value - Jacobs                                                  -             -             -             -
December 31, 2000 - stock options granted at
   fair value - Royal

                                                                                 COMMON                          COMMON
                                                               ADDITIONAL         STOCK           COMMON      STOCK OPTIONS
                                                  COMMON        PAID-IN       SUBSCRIPTIONS       STOCK        GRANTED AND
                                                   STOCK        CAPITAL        RECEIVABLE       WARRANTS      NOT EXERCISED
                                               ------------  -------------  ----------------  -------------  ---------------
February 22, 2000 - stock issued for cash                54         54,446                 -              -                -
February 25, 2000 - stock issued for cash                13         12,987                 -              -                -
February 28, 2000 - stock issued for cash                17         16,983                 -              -                -
February 29, 2000 - stock issued for cash                20         19,980                 -              -                -
March 2, 2000 - stock issued for cash                     6          5,994                 -              -                -
March 7, 2000 - stock issued for cash                     2          1,998                 -              -                -
March 8, 2000 - stock issued for cash                   131        131,869                 -              -                -
March 10, 2000 - stock issued for cash                   10          9,990                 -              -                -
March 13, 2000 - stock issued for cash                   10          9,990                 -              -                -
March 16, 2000 - stock issued for cash                   10          9,990                 -              -                -
March 20, 2000 - stock issued for cash                   24         23,976                 -              -                -
March 23, 2000 - stock issued for cash                    2          1,998                 -              -                -
March 24, 2000 - stock issued for cash                   40         39,960                 -              -                -
March 29, 2000 - stock issued for cash                   10          9,990                 -              -                -
March 30, 2000 - stock issued for cash                   10          9,990                 -              -                -
April 19, 2000 - stock issued for cash                   10          9,990                 -              -                -
April 27, 2000 - stock issued for cash                   19         18,981                 -              -                -
May 10,  2000 - stock issued for cash                    10          9,990                 -              -                -
May 12, 2000 - stock issued for cash                    169        169,831                 -              -                -
May 19, 2000 - stock issued for cash                     20         20,380                 -              -                -
June 19, 2000 - stock issued for cash                    30         29,972                 -              -                -
June 21, 2000 - stock issued for cash                    42         41,958                 -              -                -
June 30, 2000 - adjust stock issued for cash             17         33,183                 -              -                -
June 30, 2000 - adjust stock issued for cash            (31)       (92,370)                -              -                -
July 1, 2000 - adjust stock issued for cash
   (Driscoll)                                             -        (10,000)                -              -                -
July 1, 2000 - adjust stock issued for
   cash(Wallet)                                           -        (12,000)                -              -                -
August 18, 2000 - share exchange adjustment            (350)           350                 -              -                -
August 18, 2000 - stock issued as part of
   merger - Viola Group                              33,000        (28,900)                -              -                -
August 18, 2000 - stock options granted and
   exercised for services at fair value -
   Clever                                               250         60,500              (250)             -                -
August 18, 2000 - stock options granted and
   exercised for subscription receivable -
   Benson                                               937        308,438          (309,375)             -                -
August 18, 2000 - stock options granted and
   exercised for subscription receivable, -
   Phillips                                             937        308,438          (309,375)             -                -
August 18, 2000 - stock options granted and
   exercised for subscriptions receivable -
   Cairns                                               325        106,925          (107,250)             -                -
August 22, 2000 - stock options granted at
   fair value - Kaiser                                    -              -                 -              -           45,420
October 1, 2000 - payment of subscription
   receviable for services at fair value -
   Clever                                                 -              -               250              -                -
October 1, 2000 - payment of subscription
   receviable for services at fair value -
   Benson                                                 -              -            31,300              -                -
October 23, 2000 - stock options granted and
   exercised for services at fair value -
   Clever                                               250         56,000                 -              -                -
October 30, 2000 - stock options granted and
   exercised for services at fair value -
   Benson                                               938        308,436            -37638              -                -
October 30, 2000 - stock options granted and
   exercised for services at fair value -
   Phillips                                             937        308,438           121,885              -                -
October 30, 2000 - stock options granted and
   exercised for services at fair value -
   Cairns                                               325        106,925           (12,243)             -                -
November 14, 2000 - stock issued services at
   fair value - Infocall                              9,900      1,883,475                 -              -                -
November 28, 2000 - stock issued for services
   at fair value - Net Connection Corp                3,400        917,643                 -              -                -
November 28, 2000 - stock issued for services
   at fair value - Clever                               250         56,000                 -              -                -
November 28, 2000 - stock issued for services
   at fair value - Dodrill                              400        102,080                 -              -
November 28, 2000 - stock issued for services
   at fair value - Richfield                            200         51,040                 -              -
November 28, 2000 - share exchange adjustment
   (Benson, Phillips, Cairns, miscellaneous)          1,186         (1,186)                -              -
December 20, 2000 - stock options granted at
   fair value - Adams                                                                      -              -          255,246
December 21, 2000 - conversion of debentures            380         94,610                 -              -                -
December 21, 2000 - stock options granted,
   exercised and issued (3rd Round Investors)         1,746         15,713            (2,255)             -                -
December 21, 2000 - stock options granted at
   fair value - Rivero                                    -              -                 -              -            3,870
December 31, 2000 - stock options granted at
   fair value - Jacobs                                    -              -                 -              -            2,153
December 31, 2000 - stock options granted at
   fair value - Royal                                                                                                  6,413

                                                                                                DEFICIT
                                                                                              ACCUMULATED
                                                                               DEFERRED         DURING
                                                 DEFERRED      TREASURY       FINANCING       DEVELOPMENT
                                               COMPENSATION     STOCK           COSTS            STAGE           TOTAL
                                               ------------  ------------  ---------------  ---------------  --------------
February 22, 2000 - stock issued for cash                 -             -                -                -          54,500
February 25, 2000 - stock issued for cash                 -             -                -                -          13,000
February 28, 2000 - stock issued for cash                 -             -                -                -          17,000
February 29, 2000 - stock issued for cash                 -             -                -                -          20,000
March 2, 2000 - stock issued for cash                     -             -                -                -           6,000
March 7, 2000 - stock issued for cash                     -             -                -                -           2,000
March 8, 2000 - stock issued for cash                     -             -                -                -         132,000
March 10, 2000 - stock issued for cash                    -             -                -                -          10,000
March 13, 2000 - stock issued for cash                    -             -                -                -          10,000
March 16, 2000 - stock issued for cash                    -             -                -                -          10,000
March 20, 2000 - stock issued for cash                    -             -                -                -          24,000
March 23, 2000 - stock issued for cash                    -             -                -                -           2,000
March 24, 2000 - stock issued for cash                    -             -                -                -          40,000
March 29, 2000 - stock issued for cash                    -             -                -                -          10,000
March 30, 2000 - stock issued for cash                    -             -                -                -          10,000
April 19, 2000 - stock issued for cash                    -             -                -                -          10,000
April 27, 2000 - stock issued for cash                    -             -                -                -          19,000
May 10,  2000 - stock issued for cash                     -             -                -                -          10,000
May 12, 2000 - stock issued for cash                      -             -                -                -         170,000
May 19, 2000 - stock issued for cash                      -             -                -                -          20,400
June 19, 2000 - stock issued for cash                     -             -                -                -          30,002
June 21, 2000 - stock issued for cash                     -             -                -                -          42,000
June 30, 2000 - adjust stock issued for cash              -             -                -                -          33,200
June 30, 2000 - adjust stock issued for cash              -             -                -                -         (92,401)
July 1, 2000 - adjust stock issued for cash
   (Driscoll)                                             -             -                -                -         (10,000)
July 1, 2000 - adjust stock issued for
   cash(Wallet)                                           -             -                -                -         (12,000)
August 18, 2000 - share exchange adjustment               -             -                -                -               -
August 18, 2000 - stock issued as part of
   merger - Viola Group                                   -             -                -                -           4,100
August 18, 2000 - stock options granted and
   exercised for services at fair value -
   Clever                                                 -             -                -                -          60,500
August 18, 2000 - stock options granted and
   exercised for subscription receivable -
   Benson                                                 -             -                -                -               -
August 18, 2000 - stock options granted and
   exercised for subscription receivable, -
   Phillips                                               -             -                -                -               -
August 18, 2000 - stock options granted and
   exercised for subscriptions receivable -
   Cairns                                                 -             -                -                -               -
August 22, 2000 - stock options granted at
   fair value - Kaiser                                    -             -                -                -       45,420.00
October 1, 2000 - payment of subscription
   receviable for services at fair value -
   Clever                                                 -             -                -                -          250.00
October 1, 2000 - payment of subscription
   receviable for services at fair value -
   Benson                                                 -             -                -                -       31,300.00
October 23, 2000 - stock options granted and
   exercised for services at fair value -
   Clever                                                 -             -                -                -       56,250.00
October 30, 2000 - stock options granted and
   exercised for services at fair value -
   Benson                                                 -             -                -                -      271,736.00
October 30, 2000 - stock options granted and
   exercised for services at fair value -
   Phillips                                               -             -                -                -      431,260.00
October 30, 2000 - stock options granted and
   exercised for services at fair value -
   Cairns                                                 -             -                -                -       95,007.00
November 14, 2000 - stock issued services at
   fair value - Infocall                                  -             -                -                -     1,893,375.0
November 28, 2000 - stock issued for services
   at fair value - Net Connection Corp                    -             -                -                -      921,043.00
November 28, 2000 - stock issued for services
   at fair value - Clever                                 -             -                -                -       56,250.00
November 28, 2000 - stock issued for services
   at fair value - Dodrill                                -             -                -                -      102,480.00
November 28, 2000 - stock issued for services
   at fair value - Richfield                              -             -                -                -       51,240.00
November 28, 2000 - share exchange adjustment
   (Benson, Phillips, Cairns, miscellaneous)              -             -                -                -               -
December 20, 2000 - stock options granted at
   fair value - Adams                                     -             -                -                -      255,246.00
December 21, 2000 - conversion of debentures              -             -                -                -       94,990.00
December 21, 2000 - stock options granted,
   exercised and issued (3rd Round Investors)             -             -                -                -       15,204.00
December 21, 2000 - stock options granted at
   fair value - Rivero                                    -             -                -                -        3,870.00
December 31, 2000 - stock options granted at
   fair value - Jacobs                                    -             -                                          2,153.00
December 31, 2000 - stock options granted at
   fair value - Royal                                                                                              6,413.00

                                                              PREFERRED                                   COMMON
                                                  PRICE         STOCK         SERIES A     SERIES B       STOCK
                                                   PER          SHARES       PREFERRED    PREFERRED       SHARES
                                                  SHARE      OUTSTANDING       STOCK        STOCK       OUTSTANDING
                                               ------------  ------------  ------------  ------------   ------------
December 31, 2000 - stock options granted at
   fair value - Shewmaker
Net loss (comprehensive net loss)                                       -             -             -              -
                                                             ------------  ------------  ------------   ------------
BALANCE, DECEMBER 31, 2000                                              -  $          -  $          -     35,235,402

January 2, 2001 - stock issued for services
   at fair value - Net Connection Corp.        $       2.84             -             -             -        340,000
January 29, 2001 - stock issued for services
   at fair value - Richfield                   $       3.00             -             -             -          30000
January 29, 2001 - stock issued for services
   at fair value - Kolb                        $       1.56             -             -             -        200,000
January 29, 2001 - stock issued for services
   at fair value - Silvasy                     $       2.56             -             -             -          5,000
January 29, 2001 - stock issued for services
   at fair value - Young                       $       2.56             -             -             -          2,500
January 29, 2001 - stock issued for services
   at fair value - Adams                       $       2.56             -             -             -          5,000
January 29, 2001 - stock issued for services
   at fair value - Transmedia                  $       2.92             -             -             -          9,000
January 29, 2001 - stock options exercised
   and issued for cash - 3rd round investors   $       0.10             -             -             -         27,993
January 29, 2001 - stock issued for cash       $       3.00             -             -             -         30,800
January 29, 2001 - conversion of debentures    $       2.50             -             -             -          8,000
March 29, 2001 - stock options exercised and
   issued for cash - 3rd round investors       $       0.16             -             -             -         34,615
March 31, 2001 - payment of subscription
   receivable for services at fair
   value - Benson                                                       -             -             -              -
March 31, 2001 - payment of subscription
   receivable for services at fair
   value - Phillips                                                     -             -             -              -
March 31, 2001 - payment of subscription
   receivable for services at fair
   value - Cairns                                                       -             -             -              -
March 31, 2001 - adjust stock issued for cash  $          -             -             -             -            (12)
April 4, 2001 - stock issued for services at
   fair value - Kolb                           $       2.16             -             -             -         50,000
April 4, 2001 - stock issued for services at
   fair value - Annis                          $       1.10             -             -             -          5,000
May 1, 2001 - stock options granted at fair
   value - Kaiser
May 4, 2001 - stock issued for services at
   fair value - Dove                           $       1.54             -             -             -         30,000
May 21, 2001 - stock issued for services at
   fair value - Dove                           $       0.83             -             -             -         30,000
May 21, 2001 - stock issued for services at
   fair value - Cairns                         $       1.22             -             -             -         32,500
June 5, 2001 - stock issued for services at
   fair value - Young                          $       0.83             -             -             -          5,000
June 5, 2001 - stock issued for services at
   fair value - Silvasy                        $       1.10             -             -             -          5,000
June 12, 2001 - stock issued for services at
   fair value - Kolb                           $       4.11             -             -             -         60,000
June 12, 2001 - stock issued for services at
   fair value - Dean-Dastvan                   $       0.60             -             -             -         20,000
June 12, 2001 - adjust merger shares                                    -             -             -          2,508
June 25, 2001 - stock issued for services at
   fair value - Dove                           $       0.86             -             -             -         30,000
July 5, 2001 - stock issued for services at
   fair value - Young                          $       1.05             -             -             -         20,000
July 5, 2001 - stock issued for services at
   fair value - Silvasy                        $       1.17             -             -             -         30,000
July 5, 2001 - stock issued for services at
   fair value - McGrath                        $       0.69             -             -             -         10,000
July 12, 2001 - stock issued for services at
   fair value - Dean-Dastvan                   $       0.81             -             -             -         20,000
July 12, 2001 - stock issued for services at
   fair value - Annis                          $       2.54             -             -             -         10,000
July 25, 2001 - stock issued for services at
   fair value - Dove                           $       0.92             -             -             -         30,000
July 25, 2001 - stock issued for services at
   fair value - Kolb                           $       1.31             -             -             -        100,000

                                                                                 COMMON                         COMMON
                                                              ADDITIONAL         STOCK            COMMON     STOCK OPTIONS
                                                  COMMON       PAID-IN       SUBSCRIPTIONS        STOCK       GRANTED AND
                                                  STOCK        CAPITAL        RECEIVABLE         WARRANTS    NOT EXERCISED
                                               ------------  ------------   ---------------   ------------  ---------------
December 31, 2000 - stock options granted at
   fair value - Shewmaker                                                                                            13,496
Net loss (comprehensive net loss)                         -             -                 -              -                -
                                               ------------  ------------   ---------------   ------------  ---------------
BALANCE, DECEMBER 31, 2000                     $    352,354  $  6,213,690   $      (656,251)  $          -  $       326,598

January 2, 2001 - stock issued for services
   at fair value - Net Connection Corp.               3,400       963,016                 -              -                -
January 29, 2001 - stock issued for services
   at fair value - Richfield                            300         89700                 -              -                -
January 29, 2001 - stock issued for services
   at fair value - Kolb                               2,000       563,164                 -              -                -
January 29, 2001 - stock issued for services
   at fair value - Silvasy                               50        12,760                 -              -                -
January 29, 2001 - stock issued for services
   at fair value - Young                                 25         6,380                 -              -                -
January 29, 2001 - stock issued for services
   at fair value - Adams                                 50        12,760                 -              -                -
January 29, 2001 - stock issued for services
   at fair value - Transmedia                            90        26,203                 -              -                -
January 29, 2001 - stock options exercised
   and issued for cash - 3rd round investors            280         2,520                 -              -                -
January 29, 2001 - stock issued for cash                308        92,092                 -              -                -
January 29, 2001 - conversion of debentures              80        19,920                 -              -                -
March 29, 2001 - stock options exercised and
   issued for cash - 3rd round investors                346         3,115             2,198              -                -
March 31, 2001 - payment of subscription
   receivable for services at fair
   value - Benson                                         -             -           347,014              -                -
March 31, 2001 - payment of subscription
   receivable for services at fair
   value - Phillips                                       -             -           119,493              -                -
March 31, 2001 - payment of subscription
   receivable for services at fair
   value - Cairns                                         -             -           187,490              -                -
March 31, 2001 - adjust stock issued for cash             -             -                 -              -                -
April 4, 2001 - stock issued for services at
   fair value - Kolb                                    500       107,618                 -              -                -
April 4, 2001 - stock issued for services at
   fair value - Annis                                    50         5,458                 -              -                -
May 1, 2001 - stock options granted at fair
   value - Kaiser                                                                                                    30,974
May 4, 2001 - stock issued for services at
   fair value - Dove                                    300        45,774                 -              -                -
May 21, 2001 - stock issued for services at
   fair value - Dove                                    300        24,618                 -              -                -
May 21, 2001 - stock issued for services at
   fair value - Cairns                                  325        39,456                 -              -                -
June 5, 2001 - stock issued for services at
   fair value - Young                                    50         4,110                 -              -                -
June 5, 2001 - stock issued for services at
   fair value - Silvasy                                  50         5,460                 -              -                -
June 12, 2001 - stock issued for services at
   fair value - Kolb                                    600        41,328                 -              -                -
June 12, 2001 - stock issued for services at
   fair value - Dean-Dastvan                            200        11,889                 -              -                -
June 12, 2001 - adjust merger shares                     25           (25)                -              -                -
June 25, 2001 - stock issued for services at
   fair value - Dove                                    300        32,162                 -              -                -
July 5, 2001 - stock issued for services at
   fair value - Young                                   200        20,899                 -              -                -
July 5, 2001 - stock issued for services at
   fair value - Silvasy                                 300        34,901                 -              -                -
July 5, 2001 - stock issued for services at
   fair value - McGrath                                 100         6,780                 -              -                -
July 12, 2001 - stock issued for services at
   fair value - Dean-Dastvan                            200        16,032                 -              -                -
July 12, 2001 - stock issued for services at
   fair value - Annis                                   100        25,267                 -              -                -
July 25, 2001 - stock issued for services at
   fair value - Dove                                    300        20,569                 -              -                -
July 25, 2001 - stock issued for services at
   fair value - Kolb                                  1,000        80,635                 -              -                -

                                                                                                  DEFICIT
                                                                                                ACCUMULATED
                                                                               DEFERRED           DURING
                                                 DEFERRED       TREASURY      FINANCING         DEVELOPMENT
                                               COMPENSATION      STOCK          COSTS              STAGE            TOTAL
                                               ------------   ------------  ---------------   ---------------   --------------
December 31, 2000 - stock options granted at
   fair value - Shewmaker                                                                                            13,496.00
Net loss (comprehensive net loss)                         -              -                -        (6,957,807)   (6,957,807.00)
                                               ------------   ------------  ---------------   ---------------   --------------
BALANCE, DECEMBER 31, 2000                     $          -   $          -  $             -   $    (8,004,735)  $   (1,768,344)

January 2, 2001 - stock issued for services
   at fair value - Net Connection Corp.                   -              -                -                 -          966,416
January 29, 2001 - stock issued for services
   at fair value - Richfield                              -              -                -                 -           90,000
January 29, 2001 - stock issued for services
   at fair value - Kolb                            (253,864)             -                -                 -          311,300
January 29, 2001 - stock issued for services
   at fair value - Silvasy                                -              -                -                 -           12,810
January 29, 2001 - stock issued for services
   at fair value - Young                                  -              -                -                 -            6,405
January 29, 2001 - stock issued for services
   at fair value - Adams                                  -              -                -                 -           12,810
January 29, 2001 - stock issued for services
   at fair value - Transmedia                             -              -                -                 -           26,293
January 29, 2001 - stock options exercised
   and issued for cash - 3rd round investors              -              -                -                 -            2,800
January 29, 2001 - stock issued for cash                  -              -                -                 -           92,400
January 29, 2001 - conversion of debentures               -              -                -                 -           20,000
March 29, 2001 - stock options exercised and
   issued for cash - 3rd round investors                  -              -                -                 -            5,659
March 31, 2001 - payment of subscription
   receivable for services at fair
   value - Benson                                         -              -                -                 -          347,014
March 31, 2001 - payment of subscription
   receivable for services at fair
   value - Phillips                                       -              -                -                 -          119,493
March 31, 2001 - payment of subscription
   receivable for services at fair
   value - Cairns                                         -              -                -                 -          187,490
March 31, 2001 - adjust stock issued for cash             -              -                -                 -                -
April 4, 2001 - stock issued for services at
   fair value - Kolb                                      -              -                -                 -          108,118
April 4, 2001 - stock issued for services at
   fair value - Annis                                     -              -                -                 -            5,508
May 1, 2001 - stock options granted at fair
   value - Kaiser                                                                                                       30,974
May 4, 2001 - stock issued for services at
   fair value - Dove                                      -              -                -                 -           46,074
May 21, 2001 - stock issued for services at
   fair value - Dove                                      -              -                -                 -           24,918
May 21, 2001 - stock issued for services at
   fair value - Cairns                                    -              -                -                 -           39,781
June 5, 2001 - stock issued for services at
   fair value - Young                                     -              -                -                 -            4,160
June 5, 2001 - stock issued for services at
   fair value - Silvasy                                   -              -                -                 -            5,510
June 12, 2001 - stock issued for services at
   fair value - Kolb                                204,860              -                -                 -          246,788
June 12, 2001 - stock issued for services at
   fair value - Dean-Dastvan                              -              -                -                 -           12,089
June 12, 2001 - adjust merger shares                      -              -                -                 -                -
June 25, 2001 - stock issued for services at
   fair value - Dove                                 (6,653)             -                -                 -           25,809
July 5, 2001 - stock issued for services at
   fair value - Young                                     -              -                -                 -           21,099
July 5, 2001 - stock issued for services at
   fair value - Silvasy                                   -              -                -                 -           35,201
July 5, 2001 - stock issued for services at
   fair value - McGrath                                   -              -                -                 -            6,880
July 12, 2001 - stock issued for services at
   fair value - Dean-Dastvan                              -              -                -                 -           16,232
July 12, 2001 - stock issued for services at
   fair value - Annis                                     -              -                -                 -           25,367
July 25, 2001 - stock issued for services at
   fair value - Dove                                  6,653              -                -                 -           27,522
July 25, 2001 - stock issued for services at
   fair value - Kolb                                 49,004              -                -                 -          130,639

                                                              PREFERRED                                  COMMON
                                                  PRICE         STOCK        SERIES A      SERIES B       STOCK
                                                   PER          SHARES      PREFERRED     PREFERRED      SHARES
                                                  SHARE      OUTSTANDING      STOCK         STOCK      OUTSTANDING
                                               ------------  ------------  ------------  ------------  ------------
August 13, 2001 - stock issued for services
   at fair value - Dodrill                     $       0.66             -             -             -        10,515
August 13, 2001 - stock issued for services
   at fair value - Silvasy                     $       0.28             -             -             -        10,000
August 13, 2001 - stock issued for services
   at fair value - Young                       $       0.36             -             -             -        10,000
August 13, 2001 - stock issued for services
   at fair value - McGrath                     $       0.29             -             -             -        15,000
August 20, 2001 - stock issued for services
   at fair value - Net Connection Corp.        $       0.49             -             -             -       150,000
August 23, 2001 - stock issued for services
   at fair value - Dodrill                     $       0.49             -             -             -        40,000
August 23, 2001 - stock issued for services
   at fair value - Hester                      $       0.38             -             -             -        40,000
August 23, 2001 - stock issued for services
   at fair value - DeVal                       $       0.39             -             -             -        40,000
August 23, 2001 - stock issued for services
   at fair value - Noser                       $       0.39             -             -             -        40,000
August 23, 2001 - stock issued for services
   at fair value - Aro                         $       0.39             -             -             -        40,000
August 23, 2001 - stock issued for services
   at fair value - Holzworth                   $       0.40             -             -             -        40,000
August 23, 2001 - stock issued for services
   at fair value - Silvasy                     $       0.33             -             -             -         5,000
August 23, 2001 - stock issued for services
   at fair value - Young                       $       0.35             -             -             -         5,000
August 23, 2001 - stock issued for services
   at fair value - McGrath                     $       0.32             -             -             -        10,000
October 1, 2001 - stock issued for services
   at fair value - DeVal                       $       0.16             -             -             -        30,000
October 1, 2001 - stock issued for services
   at fair value - Holzworth                   $       0.25             -             -             -        30,000
October 1, 2001 - stock issued for services
   at fair value - Hester                      $       0.37             -             -             -        30,000
October 1, 2001 - stock issued for services
   at fair value - Noser                       $       0.27             -             -             -        30,000
October 1, 2001 - stock issued for services
   at fair value - Silvasy                     $       0.28             -             -             -         5,000
October 1, 2001 - stock issued for services
   at fair value - Young                       $       0.30             -             -             -         5,000
October 1, 2001 - stock issued for services
   at fair value - Dean-Dastvan                $       0.13             -             -             -        30,000
October 1, 2001 - stock issued for services
   at fair value - Dodrill                     $       0.26             -             -             -        40,000
October 1, 2001 - stock issued for services
   at fair value - Kolb                        $       0.40             -             -             -        30,000
October 1, 2001 - stock options granted at
   fair value - Dove                                                    -             -             -             -
October 15, 2001 - stock issued for services
   at fair value - Hester                      $       0.26             -             -             -       250,000
October 15, 2001 - stock issued for services
   at fair value - Dean-Dastvan                $       0.13             -             -             -        30,000
October 15, 2001 - stock issued for services
   at fair value - DeVal                       $       0.09             -             -             -        27,000
October 15, 2001 - stock issued for services
   at fair value - Noser                       $       0.16             -             -             -        27,000
October 15, 2001 - stock issued for services
   at fair value - Holzworth                   $       0.15             -             -             -        27,000
October 15, 2001 - stock issued for services
   at fair value - Dodrill                     $       0.34             -             -             -        50,000
November 5, 2001 - stock issued for services
   at fair value - Dove                        $       0.12             -             -             -        55,000
November 5, 2001 - stock issued for services
   at fair value - Adams                       $       0.25             -             -             -        12,000
November 5, 2001 - stock issued for services
   at fair value - Calver                      $       0.25             -             -             -         8,000
November 7, 2001 - stock issued for services
   at fair value - Hester                      $       0.16             -             -             -       250,000

                                                                                COMMON                        COMMON
                                                              ADDITIONAL        STOCK          COMMON      STOCK OPTIONS
                                                  COMMON       PAID-IN      SUBSCRIPTIONS      STOCK        GRANTED AND
                                                   STOCK       CAPITAL        RECEIVABLE      WARRANTS     NOT EXERCISED
                                               ------------  ------------  ---------------  ------------  ---------------
August 13, 2001 - stock issued for services
   at fair value - Dodrill                              105         6,866                -             -                -
August 13, 2001 - stock issued for services
   at fair value - Silvasy                              100         2,660                -             -                -
August 13, 2001 - stock issued for services
   at fair value - Young                                100         3,480                -             -                -
August 13, 2001 - stock issued for services
   at fair value - McGrath                              150         4,165                -             -                -
August 20, 2001 - stock issued for services
   at fair value - Net Connection Corp.               1,500        72,450                -             -                -
August 23, 2001 - stock issued for services
   at fair value - Dodrill                              400        19,280                -             -                -
August 23, 2001 - stock issued for services
   at fair value - Hester                               400        14,760                -             -                -
August 23, 2001 - stock issued for services
   at fair value - DeVal                                400        15,355                -             -                -
August 23, 2001 - stock issued for services
   at fair value - Noser                                400        15,371                -             -                -
August 23, 2001 - stock issued for services
   at fair value - Aro                                  400        15,374                -             -                -
August 23, 2001 - stock issued for services
   at fair value - Holzworth                            400        15,412                -             -                -
August 23, 2001 - stock issued for services
   at fair value - Silvasy                               50         1,585                -             -                -
August 23, 2001 - stock issued for services
   at fair value - Young                                 50         1,690                -             -                -
August 23, 2001 - stock issued for services
   at fair value - McGrath                              100         3,060                -             -                -
October 1, 2001 - stock issued for services
   at fair value - DeVal                                300         4,633                -             -                -
October 1, 2001 - stock issued for services
   at fair value - Holzworth                            300         7,245                -             -                -
October 1, 2001 - stock issued for services
   at fair value - Hester                               300        10,771                -             -                -
October 1, 2001 - stock issued for services
   at fair value - Noser                                300         7,937                -             -                -
October 1, 2001 - stock issued for services
   at fair value - Silvasy                               50         1,330                -             -                -
October 1, 2001 - stock issued for services
   at fair value - Young                                 50         1,440                -             -                -
October 1, 2001 - stock issued for services
   at fair value - Dean-Dastvan                         300         3,480                -             -                -
October 1, 2001 - stock issued for services
   at fair value - Dodrill                              400        10,160                -             -                -
October 1, 2001 - stock issued for services
   at fair value - Kolb                                 300        11,576                -             -                -
October 1, 2001 - stock options granted at
   fair value - Dove                                      -             -                -             -           58,278
October 15, 2001 - stock issued for services
   at fair value - Hester                             2,500        62,007                -             -                -
October 15, 2001 - stock issued for services
   at fair value - Dean-Dastvan                         300         3,480                -             -                -
October 15, 2001 - stock issued for services
   at fair value - DeVal                                270         2,106                -             -                -
October 15, 2001 - stock issued for services
   at fair value - Noser                                270         4,004                -             -                -
October 15, 2001 - stock issued for services
   at fair value - Holzworth                            270         3,803                -             -                -
October 15, 2001 - stock issued for services
   at fair value - Dodrill                              500        16,525                -             -                -
November 5, 2001 - stock issued for services
   at fair value - Dove                                 550         6,190                -             -                -
November 5, 2001 - stock issued for services
   at fair value - Adams                                120         2,880                -             -                -
November 5, 2001 - stock issued for services
   at fair value - Calver                                80         1,920                -             -                -
November 7, 2001 - stock issued for services
   at fair value - Hester                             2,500        37,248                -             -                -

                                                                                                DEFICIT
                                                                                              ACCUMULATED
                                                                               DEFERRED         DURING
                                                 DEFERRED      TREASURY       FINANCING       DEVELOPMENT
                                               COMPENSATION     STOCK           COSTS            STAGE           TOTAL
                                               ------------  ------------  ---------------  ---------------  --------------
August 13, 2001 - stock issued for services
   at fair value - Dodrill                                -             -                -                -           6,971
August 13, 2001 - stock issued for services
   at fair value - Silvasy                                -             -                -                -           2,760
August 13, 2001 - stock issued for services
   at fair value - Young                                  -             -                -                -           3,580
August 13, 2001 - stock issued for services
   at fair value - McGrath                                -             -                -                -           4,315
August 20, 2001 - stock issued for services
   at fair value - Net Connection Corp.                   -             -                -                -          73,950
August 23, 2001 - stock issued for services
   at fair value - Dodrill                                -             -                -                -          19,680
August 23, 2001 - stock issued for services
   at fair value - Hester                                 -             -                -                -          15,160
August 23, 2001 - stock issued for services
   at fair value - DeVal                                  -             -                -                -          15,755
August 23, 2001 - stock issued for services
   at fair value - Noser                                  -             -                -                -          15,771
August 23, 2001 - stock issued for services
   at fair value - Aro                                    -             -                -                -          15,774
August 23, 2001 - stock issued for services
   at fair value - Holzworth                              -             -                -                -          15,812
August 23, 2001 - stock issued for services
   at fair value - Silvasy                                -             -                -                -           1,635
August 23, 2001 - stock issued for services
   at fair value - Young                                  -             -                -                -           1,740
August 23, 2001 - stock issued for services
   at fair value - McGrath                                -             -                -                -           3,160
October 1, 2001 - stock issued for services
   at fair value - DeVal                                  -             -                -                -           4,933
October 1, 2001 - stock issued for services
   at fair value - Holzworth                              -             -                -                -           7,545
October 1, 2001 - stock issued for services
   at fair value - Hester                                 -             -                -                -          11,071
October 1, 2001 - stock issued for services
   at fair value - Noser                                  -             -                -                -           8,237
October 1, 2001 - stock issued for services
   at fair value - Silvasy                                -             -                -                -           1,380
October 1, 2001 - stock issued for services
   at fair value - Young                                  -             -                -                -           1,490
October 1, 2001 - stock issued for services
   at fair value - Dean-Dastvan                           -             -                -                -           3,780
October 1, 2001 - stock issued for services
   at fair value - Dodrill                                -             -                -                -          10,560
October 1, 2001 - stock issued for services
   at fair value - Kolb                                   -             -                -                -          11,876
October 1, 2001 - stock options granted at
   fair value - Dove                                      -             -                -                -          58,278
October 15, 2001 - stock issued for services
   at fair value - Hester                                 -             -                -                -          64,507
October 15, 2001 - stock issued for services
   at fair value - Dean-Dastvan                           -             -                -                -           3,780
October 15, 2001 - stock issued for services
   at fair value - DeVal                                  -             -                -                -           2,376
October 15, 2001 - stock issued for services
   at fair value - Noser                                  -             -                -                -           4,274
October 15, 2001 - stock issued for services
   at fair value - Holzworth                              -             -                -                -           4,073
October 15, 2001 - stock issued for services
   at fair value - Dodrill                                -             -                -                -          17,025
November 5, 2001 - stock issued for services
   at fair value - Dove                                   -             -                -                -           6,740
November 5, 2001 - stock issued for services
   at fair value - Adams                                  -             -                -                -           3,000
November 5, 2001 - stock issued for services
   at fair value - Calver                                 -             -                -                -           2,000
November 7, 2001 - stock issued for services
   at fair value - Hester                                 -             -                -                -          39,748

                                                              PREFERRED                                  COMMON
                                                  PRICE         STOCK        SERIES A      SERIES B       STOCK
                                                   PER          SHARES      PREFERRED     PREFERRED      SHARES
                                                  SHARE      OUTSTANDING      STOCK         STOCK      OUTSTANDING
                                               ------------  ------------  ------------  ------------  ------------
November 7, 2001 - stock issued for
   services at fair value - Kolb               $       0.14             -             -             -        30,000
December 6, 2001 - stock issued for
   services at fair value - Dodrill,
   Hester, Kolb, Dove)                         $       0.12             -             -             -       200,000
December 6, 2001 - stock issued for
   services at fair value - Hester             $       0.12             -             -             -       500,000
December 6, 2001 - stock issued for
   services at fair value - Kolb               $       0.09             -             -             -        40,000
December 6, 2001 - stock issued for
   services at fair value - Dove               $       0.16             -             -             -        30,000
December 21, 2001 - stock issued for
   deferred financing at fair value            $          -             -             -             -     1,500,000
December 21, 2001 - stock issued for
   services at fair value - Hester             $       0.11             -             -             -       500,000
December 31, 2001 - stock options expired
   (Rivero, Jacobs, Royal, Shewmaker)                                   -             -             -             -
Net loss (comprehensive net loss)                                       -             -             -             -
                                                             ------------  ------------  ------------  ------------
BALANCE, DECEMBER 31, 2001                                              -  $          -  $          -    40,639,821

January 2, 2002 - financing fees recognized                             -             -             -             -
January 7, 2002 - stock issued towards
   purchase of subsidiary at fair
   value - North Electric Company, Inc.        $       0.08             -             -             -       500,000
January 9, 2002 - stock issued towards
   purchase of subsidiary at fair
   value - North Electric Company, Inc.        $       0.07             -             -             -       430,000
February 1, 2002 - stock issued for
   services at fair value -Dodrill             $       0.05             -             -             -       100,000
February 1, 2002 - stock issued for
   services at fair value - Dove               $       0.03             -             -             -       100,000
February 1, 2002 - stock issued for
   services at fair value - Benson             $       0.03             -             -             -     1,000,000
February 1, 2002 - stock issued towards
   purchase of subsidiary at fair
   value - North Electric Company, Inc.        $       0.02             -             -             -       500,000
February 8, 2002 - stock issued for
   services at fair value - Kristoff           $       0.03             -             -             -       100,000
February 14, 2002 - stock issued for cash      $       0.04             -             -             -     5,000,000
February 20, 2002 - stock issued for
   services at fair value - Dodrill            $       0.06             -             -             -       100,000
March 6, 2002 - stock issued for services
   at fair value - Dean-Dastvan                $       0.02             -             -             -       100,000
March 31, 2002 - stock options granted at
   fair value - Dove
April 23, 2002 - stock issued towards
   purchase of subsidiary at fair
   value - North Electric Company, Inc.        $       0.02             -             -             -     1,000,000
May 1, 2002 - stock issued for services at
   fair value - Dean-Dastvan                   $       0.02             -             -             -     1,000,000
May 1, 2002 - stock issued for services at
   fair value - Dodrill                        $       0.01             -             -             -       400,000
May 1, 2002 - stock issued for services at
   fair value - Kristoff                       $       0.02             -             -             -       300,000
May 6, 2002 - stock issued for services at
   fair value - Orr                            $       0.02             -             -             -       500,000
May 7, 2002 - stock issued for service at
   fair value - Collins                        $       0.01             -             -             -       200,000
May 7, 2002 - stock issued for service at
   fair value - DeVal                          $       0.01             -             -             -       200,000
May 7, 2002 - stock issued for service at
   fair value - Holzworth                      $       0.03             -             -             -       200,000
May 20, 2002 - stock issued towards
   purchase of subsidiary at fair
   value - North Electric Company, Inc.        $       0.03             -             -             -    15,000,000
May 21, 2002 - stock issued for services at
   fair value - Kristoff                       $       0.01             -             -             -       500,000
May 21, 2002 - stock issued for services at
   fair value - Kaiser                         $       0.02             -             -             -       200,000
May 28, 2002 - stock options granted at
   fair value - Gibson                         $       0.04             -             -             -             -
May 29, 2002 - stock options granted at
   fair value - Bragg
June 6, 2002 - stock issued for services at
   fair value - Ashley Associates              $       0.03             -             -             -     2,500,000
June 12, 2002 - stock options granted at
   fair value - Erickson

                                                                                COMMON                         COMMON
                                                              ADDITIONAL        STOCK           COMMON      STOCK OPTIONS
                                                  COMMON       PAID-IN      SUBSCRIPTIONS       STOCK        GRANTED AND
                                                   STOCK       CAPITAL        RECEIVABLE       WARRANTS     NOT EXERCISED
                                               ------------  ------------  ----------------  ------------  ----------------
November 7, 2001 - stock issued for
   services at fair value - Kolb                        300         3,912                 -             -                 -
December 6, 2001 - stock issued for
   services at fair value - Dodrill,
   Hester, Kolb, Dove)                                2,000        22,301                 -             -                 -
December 6, 2001 - stock issued for
   services at fair value - Hester                    5,000        55,655                 -             -                 -
December 6, 2001 - stock issued for
   services at fair value - Kolb                        400         3,069                 -             -                 -
December 6, 2001 - stock issued for
   services at fair value - Dove                        300         4,500                 -             -                 -
December 21, 2001 - stock issued for
   deferred financing at fair value                  15,000       125,250                 -             -                 -
December 21, 2001 - stock issued for
   services at fair value - Hester                    5,000        50,655                 -             -                 -
December 31, 2001 - stock options expired
   (Rivero, Jacobs, Royal, Shewmaker)                     -        25,932                 -             -           (25,932)
Net loss (comprehensive net loss)                         -             -                 -             -                 -
                                               ------------  ------------  ----------------  ------------  ----------------
BALANCE, DECEMBER 31, 2001                     $    406,398  $  9,209,768  $            (56) $          -  $        389,918

January 2, 2002 - financing fees recognized               -             -                 -             -                 -
January 7, 2002 - stock issued towards
   purchase of subsidiary at fair
   value - North Electric Company, Inc.               5,000        33,648                 -             -                 -
January 9, 2002 - stock issued towards
   purchase of subsidiary at fair
   value - North Electric Company, Inc.               4,300        26,745                 -             -                 -
February 1, 2002 - stock issued for
   services at fair value - Dodrill                   1,000         4,100                 -             -                 -
February 1, 2002 - stock issued for
   services at fair value - Dove                      1,000         2,000                 -             -                 -
February 1, 2002 - stock issued for
   services at fair value - Benson                   10,000        20,000                 -             -                 -
February 1, 2002 - stock issued towards
   purchase of subsidiary at fair
   value - North Electric Company, Inc.               5,000         3,964                 -             -                 -
February 8, 2002 - stock issued for
   services at fair value - Kristoff                  1,000         2,000                 -             -                 -
February 14, 2002 - stock issued for cash            50,000       142,500                 -             -                 -
February 20, 2002 - stock issued for
   services at fair value - Dodrill                   1,000         5,000                 -             -                 -
March 6, 2002 - stock issued for services
   at fair value - Dean-Dastvan                       1,000         1,069                 -             -                 -
March 31, 2002 - stock options granted at
   fair value - Dove                                                                                                 21,192
April 23, 2002 - stock issued towards
   purchase of subsidiary at fair
   value - North Electric Company, Inc.              10,000         8,792                 -             -                 -
May 1, 2002 - stock issued for services at
   fair value - Dean-Dastvan                         10,000         6,842                 -             -                 -
May 1, 2002 - stock issued for services at
   fair value - Dodrill                               4,000        (1,000)                -             -                 -
May 1, 2002 - stock issued for services at
   fair value - Kristoff                              3,000         3,000                 -             -                 -
May 6, 2002 - stock issued for services at
   fair value - Orr                                   5,000         6,250                 -             -                 -
May 7, 2002 - stock issued for service at
   fair value - Collins                               2,000           206                 -             -                 -
May 7, 2002 - stock issued for service at
   fair value - DeVal                                 2,000          (240)                -             -                 -
May 7, 2002 - stock issued for service at
   fair value - Holzworth                             2,000         3,011                 -             -                 -
May 20, 2002 - stock issued towards
   purchase of subsidiary at fair
   value - North Electric Company, Inc.             150,000       255,000                 -             -                 -
May 21, 2002 - stock issued for services at
   fair value - Kristoff                              5,000             -                 -             -                 -
May 21, 2002 - stock issued for services at
   fair value - Kaiser                                2,000         1,000                 -             -                 -
May 28, 2002 - stock options granted at
   fair value - Gibson                                    -             -                 -             -             1,276
May 29, 2002 - stock options granted at
   fair value - Bragg                                                                                                 1,383
June 6, 2002 - stock issued for services at
   fair value - Ashley Associates                    25,000        50,000                 -             -                 -
June 12, 2002 - stock options granted at
   fair value - Erickson                                                                                                813

                                                                                                 DEFICIT
                                                                                               ACCUMULATED
                                                                               DEFERRED          DURING
                                                 DEFERRED     TREASURY        FINANCING        DEVELOPMENT
                                               COMPENSATION    STOCK            COSTS             STAGE            TOTAL
                                               ------------  ------------   ---------------  ----------------  ---------------
November 7, 2001 - stock issued for
   services at fair value - Kolb                          -             -                 -                 -            4,212
December 6, 2001 - stock issued for
   services at fair value - Dodrill,
   Hester, Kolb, Dove)                                    -             -                 -                 -           24,301
December 6, 2001 - stock issued for
   services at fair value - Hester                        -             -                 -                 -           60,655
December 6, 2001 - stock issued for
   services at fair value - Kolb                          -             -                 -                 -            3,469
December 6, 2001 - stock issued for
   services at fair value - Dove                          -             -                 -                 -            4,800
December 21, 2001 - stock issued for
   deferred financing at fair value                       -             -          (140,250)                -                -
December 21, 2001 - stock issued for
   services at fair value - Hester                        -             -                 -                 -           55,655
December 31, 2001 - stock options expired
   (Rivero, Jacobs, Royal, Shewmaker)                     -             -                 -                 -                -
Net loss (comprehensive net loss)                         -             -                 -        (2,806,599)      (2,806,599)
                                               ------------  ------------  ----------------  ----------------  ---------------
BALANCE, DECEMBER 31, 2001                     $          -  $          -  $       (140,250) $    (10,811,334) $      (945,556)

January 2, 2002 - financing fees recognized               -             -            93,500                 -           93,500
January 7, 2002 - stock issued towards
   purchase of subsidiary at fair
   value - North Electric Company, Inc.                   -             -                 -                 -           38,648
January 9, 2002 - stock issued towards
   purchase of subsidiary at fair
   value - North Electric Company, Inc.                   -             -                 -                 -           31,045
February 1, 2002 - stock issued for
   services at fair value - Dodrill                       -             -                 -                 -            5,100
February 1, 2002 - stock issued for
   services at fair value - Dove                          -             -                 -                 -            3,000
February 1, 2002 - stock issued for
   services at fair value - Benson                        -             -                 -                 -           30,000
February 1, 2002 - stock issued towards
   purchase of subsidiary at fair
   value - North Electric Company, Inc.                   -             -                 -                 -            8,964
February 8, 2002 - stock issued for
   services at fair value - Kristoff                      -             -                 -                 -            3,000
February 14, 2002 - stock issued for cash                 -             -                 -                 -          192,500
February 20, 2002 - stock issued for
   services at fair value - Dodrill                       -             -                 -                 -            6,000
March 6, 2002 - stock issued for services
   at fair value - Dean-Dastvan                           -             -                 -                 -            2,069
March 31, 2002 - stock options granted at
   fair value - Dove                                                                                                    21,192
April 23, 2002 - stock issued towards
   purchase of subsidiary at fair
   value - North Electric Company, Inc.                   -             -                 -                 -           18,792
May 1, 2002 - stock issued for services at
   fair value - Dean-Dastvan                              -             -                 -                 -           16,842
May 1, 2002 - stock issued for services at
   fair value - Dodrill                                   -             -                 -                 -            3,000
May 1, 2002 - stock issued for services at
   fair value - Kristoff                                  -             -                 -                 -            6,000
May 6, 2002 - stock issued for services at
   fair value - Orr                                       -             -                 -                 -           11,250
May 7, 2002 - stock issued for service at
   fair value - Collins                                   -             -                 -                 -            2,206
May 7, 2002 - stock issued for service at
   fair value - DeVal                                     -             -                 -                 -            1,760
May 7, 2002 - stock issued for service at
   fair value - Holzworth                                 -             -                 -                 -            5,011
May 20, 2002 - stock issued towards
   purchase of subsidiary at fair
   value - North Electric Company, Inc.                   -             -                 -                 -          405,000
May 21, 2002 - stock issued for services at
   fair value - Kristoff                                  -             -                 -                 -            5,000
May 21, 2002 - stock issued for services at
   fair value - Kaiser                                    -             -                 -                 -            3,000
May 28, 2002 - stock options granted at
   fair value - Gibson                                    -             -                 -                 -            1,276
May 29, 2002 - stock options granted at
   fair value - Bragg                                                                                                    1,383
June 6, 2002 - stock issued for services at
   fair value - Ashley Associates                         -             -                 -                 -           75,000
June 12, 2002 - stock options granted at
   fair value - Erickson                                                                                                   813

                                                              PREFERRED                                  COMMON
                                                  PRICE         STOCK        SERIES A      SERIES B       STOCK
                                                   PER          SHARES      PREFERRED     PREFERRED      SHARES
                                                  SHARE      OUTSTANDING      STOCK         STOCK      OUTSTANDING
                                               ------------  ------------   ------------   ------------   ------------
June 13, 2002 - stock options granted at fair
   value - Tate
June 21, 2002 - stock options granted at fair
   value - Rugerro
June 22, 2002 - stock issued for cash          $       0.01     4,000,000         40,000              -              -
June 30, 2002 - stock warrants granted at
   fair value - QAT
July 5, 2002 - stock issued for services at
   fair value - Galpern                        $       0.02             -              -              -      1,500,000
July 5, 2002 - stock issued for services at
   fair value - Sellars                        $       0.02             -              -              -        350,000
July 5, 2002 - stock issued for services at
   fair value - Cella                          $       0.02             -              -              -        350,000
July 12, 2002 - stock options granted at fair
   value - Tanzini
July 12, 2002 - stock options granted at fair
   value - Krishnan
July 31, 2002 - stock issued for services at
   fair value - Seymour                        $       0.02             -              -              -        300,000
August 18, 2002 - adjust issuances to
   investor to satisfy litigation - La Jolla
   Cove Investors                                                       -              -              -              -
August 19, 2002 - stock issued to satisfy
   litigation with investor at fair value -
   La Jolla Cove Investors                     $       0.01             -              -              -      5,000,000
August 19, 2002 - stock issued to satisfy
   note payable litigation at fair value -
   North Atlantic Partners                     $       0.03             -              -              -      3,272,727
August 19, 2002 - stock issued for services
   at fair value - Dean-Dastvan                $       0.01             -              -              -      1,000,000
August 19, 2002 - stock issued for services
   at fair value - Dodrill                     $       0.01             -              -              -      1,000,000
August 19, 2002 - issued stock for cash        $       0.15       100,000                        15,000              -
August 19, 2002 - conversion of preferred
   shares                                      $          -    (2,050,000)       (20,000)        (7,500)     5,500,000
August 21, 2002 - stock warrants granted to
   investor (La Jolla Cove Investors)          $       0.01             -              -              -              -
August 22, 2002 - stock options expired -
   Kaiser                                                               -              -              -              -
August 22, 2002 - stock options granted at
   fair value - Kaiser
August 29, 2002 - stock options granted at
   fair value - Erickson
September 12, 2002 - stock issued for
   services at fair value - BJG Holdings       $       0.03             -              -              -        600,000
September 30, 2002 - stock warrants granted
   at fair value - QAT
October 9, 2002 - stock issued for services
   at fair value - Adam                        $          -             -              -              -        400,000
October 9, 2002 - stock issued for services
   at fair value - Mottayaw                    $          -             -              -              -        400,000
October 9, 2002 - stock issued for services
   at fair value - Ference                     $          -             -              -              -      1,600,000
October 9, 2002 - stock issued for services
   at fair value - Erickson                    $          -             -              -              -        300,000
October 9, 2002 - stock issued for services
   at fair value - Noser                       $          -             -              -              -        300,000
October 9, 2002 - stock issued for services
   at fair value - Hester                      $          -             -              -              -        600,000
October 16, 2002 - stock issued for cash       $       0.01             -              -              -      1,339,286
October 18, 2002 - stock issued for cash       $       0.02             -              -              -        921,659
October 18, 2002 - adjust stock warrant grant
   to investor (La Jolla Cove Investors)                                -              -              -              -
October 23, 2002 - stock issued for service
   at fair value - Kaiser                      $          -             -              -              -        650,000
October 23, 2002 - stock warrants exercised
   and issued                                  $       0.00             -              -              -        250,000
October 23, 2002 - stock issued for cash       $       0.02             -              -              -        921,659
October 25, 2002 - stock issued for services
   at fair value - Benson                      $       0.01             -              -              -      6,000,000
October 30, 2002 - stock warrants exercised
   and issued                                  $       0.00             -              -              -      1,500,000
November 5, 2002 - stock issued for cash       $       0.01             -              -              -      2,000,000
November 6, 2002 - stock issued for cash       $       0.01             -              -              -        904,977
November 6, 2002 - stock warrants exercised
   and issued                                  $       0.00             -              -              -        500,000
November 8, 2002 - stock issued for cash       $          -             -              -              -        132,836
November 12, 2002 - stock options granted at
   fair value - PMR                                                     -              -              -              -
November 18, 2002 - stock warrants exercised
   and issued                                  $       0.00             -              -              -      1,568,182
November 19, 2002 - stock warrants exercised
   and issued                                  $       0.00             -              -              -        500,000
November 21, 2002 - stock warrants exercised
   and issued                                  $       0.00             -              -              -      2,000,000
November 25, 2002 - stock issued for services
   at fair value - PMR Group                   $       0.01             -              -              -      7,000,000

                                                                                 COMMON                           COMMON
                                                              ADDITIONAL         STOCK            COMMON       STOCK OPTIONS
                                                  COMMON       PAID-IN       SUBSCRIPTIONS        STOCK         GRANTED AND
                                                   STOCK       CAPITAL         RECEIVABLE        WARRANTS      NOT EXERCISED
                                               ------------  ------------   ---------------    ------------   ---------------
June 13, 2002 - stock options granted at fair                                                                           975
   value - Tate
June 21, 2002 - stock options granted at fair
   value - Rugerro                                                                                                    1,170
June 22, 2002 - stock issued for cash                     -             -                 -             -                 -
June 30, 2002 - stock warrants granted at
   fair value - QAT                                                                                                   8,900
July 5, 2002 - stock issued for services at
   fair value - Galpern                              15,000        15,000                 -             -                 -
July 5, 2002 - stock issued for services at
   fair value - Sellars                               3,500         3,500                 -             -                 -
July 5, 2002 - stock issued for services at
   fair value - Cella                                 3,500         3,500                 -             -                 -
July 12, 2002 - stock options granted at fair
   value - Tanzini                                                                                                     1,300
July 12, 2002 - stock options granted at fair
   value - Krishnan                                                                                                    2,925
July 31, 2002 - stock issued for services at
   fair value - Seymour                               3,000         3,000                 -             -                 -
August 18, 2002 - adjust issuances to
   investor to satisfy litigation - La Jolla
   Cove Investors                                         -      (142,388)                -             -                 -
August 19, 2002 - stock issued to satisfy
   litigation with investor at fair value -
   La Jolla Cove Investors                           50,000        (4,000)                -             -                 -
August 19, 2002 - stock issued to satisfy
   note payable litigation at fair value -
   North Atlantic Partners                           32,727        52,469                 -             -                 -
August 19, 2002 - stock issued for services
   at fair value - Dean-Dastvan                      10,000             -                 -             -                 -
August 19, 2002 - stock issued for services
   at fair value - Dodrill                           10,000             -                 -             -                 -
August 19, 2002 - issued stock for cash                   -             -                 -             -                 -
August 19, 2002 - conversion of preferred
   shares                                            55,000       (27,500)                -             -                 -
August 21, 2002 - stock warrants granted to
   investor (La Jolla Cove Investors)                     -             -                 -        50,000                 -
August 22, 2002 - stock options expired -
   Kaiser                                                 -        76,394                 -             -           (76,394)
August 22, 2002 - stock options granted at
   fair value - Kaiser                                                                                                8,784
August 29, 2002 - stock options granted at
   fair value - Erickson                                                                                              1,300
September 12, 2002 - stock issued for
   services at fair value - BJG Holdings              6,000        12,000                 -             -                 -
September 30, 2002 - stock warrants granted
   at fair value - QAT                                                                                                 8,900
October 9, 2002 - stock issued for services
   at fair value - Adam                               4,000        (4,000)                -             -                 -
October 9, 2002 - stock issued for services
   at fair value - Mottayaw                           4,000        (4,000)                -             -                 -
October 9, 2002 - stock issued for services
   at fair value - Ference                           16,000       (16,000)                -             -                 -
October 9, 2002 - stock issued for services
   at fair value - Erickson                           3,000        (3,000)                -             -                 -
October 9, 2002 - stock issued for services
   at fair value - Noser                              3,000        (3,000)                -             -                 -
October 9, 2002 - stock issued for services
   at fair value - Hester                             6,000        (6,000)                -             -                 -
October 16, 2002 - stock issued for cash             13,392         1,606                 -             -                 -
October 18, 2002 - stock issued for cash              9,217        10,029                 -             -                 -
October 18, 2002 - adjust stock warrant grant
   to investor (La Jolla Cove Investors)                  -             -                 -        25,000                 -
October 23, 2002 - stock issued for service
   at fair value - Kaiser                             6,500        (6,500)                -             -                 -
October 23, 2002 - stock warrants exercised
   and issued                                         2,500          (466)                -        (1,876)                -
October 23, 2002 - stock issued for cash              9,217        10,783                 -             -                 -
October 25, 2002 - stock issued for services
   at fair value - Benson                            60,000        21,000                 -             -                 -
October 30, 2002 - stock warrants exercised
   and issued                                        15,000        (2,794)                -       (11,250)                -
November 5, 2002 - stock issued for cash             20,000        (5,000)                -             -                 -
November 6, 2002 - stock issued for cash              9,050           950                 -             -                 -
November 6, 2002 - stock warrants exercised
   and issued                                         5,000          (931)                -        (3,750)                -
November 8, 2002 - stock issued for cash              1,329        (1,329)                -             -                 -
November 12, 2002 - stock options granted at
   fair value - PMR                                       -             -                 -             -            38,100
November 18, 2002 - stock warrants exercised
   and issued                                        15,682        (2,921)                -       (11,761)                -
November 19, 2002 - stock warrants exercised
   and issued                                         5,000          (931)                -        (3,750)                -
November 21, 2002 - stock warrants exercised
   and issued                                        20,000        (3,725)                -       (15,000)                -
November 25, 2002 - stock issued for services
   at fair value - PMR Group                         70,000        56,000                 -             -                 -

                                                                                                 DEFICIT
                                                                                               ACCUMULATED
                                                                                DEFERRED         DURING
                                                 DEFERRED       TREASURY       FINANCING       DEVELOPMENT
                                               COMPENSATION      STOCK           COSTS            STAGE           TOTAL
                                               ------------   ------------  ---------------  ---------------  --------------
June 13, 2002 - stock options granted at fair
   value - Tate                                                                                                          975
June 21, 2002 - stock options granted at fair
   value - Rugerro                                                                                                     1,170
June 22, 2002 - stock issued for cash                     -              -                -                -          40,000
June 30, 2002 - stock warrants granted at
   fair value - QAT                                                                                                    8,900
July 5, 2002 - stock issued for services at
   fair value - Galpern                                   -              -                -                -          30,000
July 5, 2002 - stock issued for services at
   fair value - Sellars                                   -              -                -                -           7,000
July 5, 2002 - stock issued for services at
   fair value - Cella                                     -              -                -                -           7,000
July 12, 2002 - stock options granted at fair
   value - Tanzini                                                                                                     1,300
July 12, 2002 - stock options granted at fair
   value - Krishnan                                                                                                    2,925
July 31, 2002 - stock issued for services at
   fair value - Seymour                                   -              -                -                -           6,000
August 18, 2002 - adjust issuances to
   investor to satisfy litigation - La Jolla
   Cove Investors                                         -              -                -                -        (142,388)
August 19, 2002 - stock issued to satisfy
   litigation with investor at fair value -
   La Jolla Cove Investors                                -              -                -                -          46,000
August 19, 2002 - stock issued to satisfy
   note payable litigation at fair value -
   North Atlantic Partners                                -              -                -                -          85,196
August 19, 2002 - stock issued for services
   at fair value - Dean-Dastvan                           -              -                -                -          10,000
August 19, 2002 - stock issued for services
   at fair value - Dodrill                                -              -                -                -          10,000
August 19, 2002 - issued stock for cash                   -              -                -                -          15,000
August 19, 2002 - conversion of preferred
   shares                                                 -              -                -                -               -
August 21, 2002 - stock warrants granted to
   investor (La Jolla Cove Investors)                     -              -                -                -          50,000
August 22, 2002 - stock options expired -
   Kaiser                                                 -              -                -                -               -
August 22, 2002 - stock options granted at
   fair value - Kaiser                                                                                                 8,784
August 29, 2002 - stock options granted at
   fair value - Erickson                                                                                               1,300
September 12, 2002 - stock issued for
   services at fair value - BJG Holdings                  -              -                -                -          18,000
September 30, 2002 - stock warrants granted
   at fair value - QAT                                                                                                 8,900
October 9, 2002 - stock issued for services
   at fair value - Adam                                   -              -                -                -               -
October 9, 2002 - stock issued for services
   at fair value - Mottayaw                               -              -                -                -               -
October 9, 2002 - stock issued for services
   at fair value - Ference                                -              -                -                -               -
October 9, 2002 - stock issued for services
   at fair value - Erickson                               -              -                -                -               -
October 9, 2002 - stock issued for services
   at fair value - Noser                                  -              -                -                -               -
October 9, 2002 - stock issued for services
   at fair value - Hester                                 -              -                -                -               -
October 16, 2002 - stock issued for cash                  -              -                -                -          14,998
October 18, 2002 - stock issued for cash                  -              -                -                -          19,246
October 18, 2002 - adjust stock warrant grant
   to investor (La Jolla Cove Investors)                  -              -                -                -          25,000
October 23, 2002 - stock issued for service
   at fair value - Kaiser                                 -              -                -                -               -
October 23, 2002 - stock warrants exercised
   and issued                                             -              -                -                -             158
October 23, 2002 - stock issued for cash                  -              -                -                -          20,000
October 25, 2002 - stock issued for services
   at fair value - Benson                                 -              -                -                -          81,000
October 30, 2002 - stock warrants exercised
   and issued                                             -              -                -                -             956
November 5, 2002 - stock issued for cash                  -              -                -                -          15,000
November 6, 2002 - stock issued for cash                  -              -                -                -          10,000
November 6, 2002 - stock warrants exercised
   and issued                                             -              -                -                -             319
November 8, 2002 - stock issued for cash                  -              -                -                -               -
November 12, 2002 - stock options granted at
   fair value - PMR                                       -              -                -                -          38,100
November 18, 2002 - stock warrants exercised
   and issued                                             -              -                -                -           1,000
November 19, 2002 - stock warrants exercised
   and issued                                             -              -                -                -             319
November 21, 2002 - stock warrants exercised
   and issued                                             -              -                -                -           1,275
November 25, 2002 - stock issued for services
   at fair value - PMR Group                        (47,400)             -                -                -          78,600

                                                              PREFERRED                                  COMMON
                                                  PRICE         STOCK        SERIES A      SERIES B      STOCK
                                                   PER          SHARES      PREFERRED     PREFERRED      SHARES
                                                  SHARE      OUTSTANDING      STOCK         STOCK      OUTSTANDING
                                               ------------  ------------  ------------  ------------  ------------
December 4, 2002 - stock warrants granted to
   investor (La Jolla Cove Investors)                                   -             -             -             -
December 9, 2002 - stock issued for cash       $       0.01             -             -             -     2,000,000
December 11, 2002 - stock warrants exercised
   and issued                                  $       0.00             -             -             -     2,000,000
December 17, 2002 - stock options granted at
   fair value - Noser
December 17, 2002 - stock options granted at
   fair value - Adam
December 17, 2002 - stock options granted at
   fair value - Mottayaw
December 17, 2002 - stock options granted at
   fair value - Dickman
December 17, 2002 - stock options granted at
   fair value - McVey
December 19, 2002 - stock warrants exercised
   and issued                                  $       0.00             -             -             -     1,680,843
December 31, 2002 - adjust stock warrants
   exercised                                                            -             -             -             -
December 31, 2002 - write-off deferred
   financing costs                                                      -             -             -             -
December 31, 2002 - stock warrants granted
   at fair value - QAT
December 31, 2002 - stock options expired                               -             -             -             -
Net loss (comprehensive net loss)                                       -             -             -             -
                                                             ------------  ------------  ------------  ------------
BALANCE, DECEMBER 31, 2002                                      2,050,000  $     20,000  $      7,500   124,911,990
                                                             ------------  ------------  ------------  ------------

January 1, 2003 - stock options granted  at
   fair value - PTR Group                                               -             -             -             -
January 6, 2003 - stock issued for services
   at fair value - Benson                      $       0.04             -             -             -     4,000,000
January 1, 2003 - stock issued for cash        $       0.01             -             -             -     1,000,000
January 7, 2003 - stock issued in lieu of
   accounts payable at fair value - La Jolla
   Cove Investore, Inc.                        $       0.01             -             -             -     5,000,000
January 14, 2003 - stock issued in lieu of
   accounts payable at fair value - La Jolla
   Cove Investore, Inc.                        $       0.01             -             -             -     5,000,000
January 31, 2003 - stock issued for services
   at fair value - Dodrill                     $       0.02             -             -             -     3,000,000
January 31, 2003 - stock issued for services
   at fair value - Dove                        $       0.02             -             -             -     3,000,000
January 31, 2003 - stock options exercised
   and issued                                  $       0.04             -             -             -     3,000,000
February 3, 2003 - stock issued for services
   at fair value - Dickman                     $       0.02             -             -             -       100,000
February 3, 2003 - stock issued for services
   at fair value - Adam                        $       0.02             -             -             -       200,000
February 3, 2003 - stock issued for services
   at fair value - Mottayaw                    $       0.02             -             -             -       200,000
February 3, 2003 - stock issued for cash       $       0.01             -             -             -     1,688,000
February 4, 2003 - stock options exercised
   and issued                                  $       0.01             -             -             -       928,571
February 4, 2003 - stock issued for cash       $       0.01             -             -             -       928,571
February 5, 2003 - Stock issued for services
   at fair value - VanSchaik                   $       0.02             -             -             -       200,000
February 5, 2003 - Stock issued for cash       $       0.01             -             -             -     1,428,571
February 7, 2003 - stock issued for services
   at fair value - Brantley                    $       0.02             -             -             -     3,000,000
February 10, 2003 - stock issued for services
   at fair value - Collins                     $       0.02             -             -             -       775,000
February 10, 2003 - stock issued for services
   at fair value - McVey                       $       0.02             -             -             -       200,000
February 12, 2003 - stock issued for services
   at fair value - Yes, International          $       0.02             -             -             -       200,000
February 14, 2003 - stock issued for services
   at fair value - Silvasy                     $       0.07             -             -             -       330,000
February 21, 2003 - stock issued for cash                                                                   750,000
February 26, 2003 - stock issued for services
   at fair value - Bevins                      $       0.02             -             -             -    10,000,000
March 7, 2003 - stock options granted at fair
   value - QAT                                                          -             -             -             -
March 12, 2003 - Stock issued  in partial
   satisfaction of note payable at fair
   value - Coldwater Capital                   $       0.02             -             -             -     3,272,727
March 12, 2003 - stock issued for cash         $       0.01             -             -             -       423,077
March 31, 2003 - deferred stock compensation
   earned                                                               -             -             -             -
March 31, 2003 - stock warrants granted at
   fair value - QAT
April 1, 2003 - consilidates subsidiary sale
   of additional shares                                                 -             -             -             -
April 22, 2003 - stock options granted for
   services at fair value - QAT                                         -             -             -             -
April 22. 2003 - stock options granted for
   services at fair value - Gordon                                      -             -             -             -
May 7, 2003 - stock issued for cash            $          -             -             -             -       750,000

                                                                                  COMMON                          COMMON
                                                               ADDITIONAL         STOCK           COMMON       STOCK OPTIONS
                                                  COMMON        PAID-IN       SUBSCRIPTIONS       STOCK         GRANTED AND
                                                   STOCK        CAPITAL         RECEIVABLE       WARRANTS      NOT EXERCISED
                                               ------------   ------------   ---------------   ------------   ---------------
December 4, 2002 - stock warrants granted to
   investor (La Jolla Cove Investors)                     -              -                 -         25,000                 -
December 9, 2002 - stock issued for cash             20,000         (5,000)                -              -                 -
December 11, 2002 - stock warrants exercised
   and issued                                        20,000         (3,725)                -        (15,000)                -
December 17, 2002 - stock options granted at
   fair value - Noser                                                                                                   1,869
December 17, 2002 - stock options granted at
   fair value - Adam                                                                                                    1,869
December 17, 2002 - stock options granted at
   fair value - Mottayaw                                                                                                1,869
December 17, 2002 - stock options granted at
   fair value - Dickman                                                                                                 1,869
December 17, 2002 - stock options granted at
   fair value - McVey                                                                                                   1,424
December 19, 2002 - stock warrants exercised
   and issued                                        16,808         (3,131)                -        (12,606)                -
December 31, 2002 - adjust stock warrants
   exercised                                              -              -                 -             (7)                -
December 31, 2002 - write-off deferred
   financing costs                                        -              -                 -              -                 -
December 31, 2002 - stock warrants granted
   at fair value - QAT                                                                                                  8,900
December 31, 2002 - stock options expired                 -        255,246                 -              -          (255,246)
Net loss (comprehensive net loss)                         -              -                 -              -                 -
                                               ------------   ------------   ---------------   ------------   ---------------
BALANCE, DECEMBER 31, 2002                     $  1,249,120   $ 10,058,791   $           (56)  $     25,000   $       173,096
                                               ------------   ------------   ---------------   ------------   ---------------

January 1, 2003 - stock options granted  at
   fair value - PTR Group                                 -              -                 -              -            12,000
January 6, 2003 - stock issued for services
   at fair value - Benson                            40,000        120,000                 -              -                 -
January 1, 2003 - stock issued for cash              10,000         (1,705)                -              -                 -
January 7, 2003 - stock issued in lieu of
   accounts payable at fair value - La Jolla
   Cove Investore, Inc.                              50,000              -                 -              -                 -
January 14, 2003 - stock issued in lieu of
   accounts payable at fair value - La Jolla
   Cove Investore, Inc.                              50,000              -                 -              -                 -
January 31, 2003 - stock issued for services
   at fair value - Dodrill                           30,000         15,000                 -              -                 -
January 31, 2003 - stock issued for services
   at fair value - Dove                              30,000         42,296                 -              -                 -
January 31, 2003 - stock options exercised
   and issued                                        30,000         46,100                 -              -           (38,100)
February 3, 2003 - stock issued for services
   at fair value - Dickman                            1,000          1,000                 -              -                 -
February 3, 2003 - stock issued for services
   at fair value - Adam                               2,000          2,000                 -              -                 -
February 3, 2003 - stock issued for services
   at fair value - Mottayaw                           2,000          2,000                 -              -                 -
February 3, 2003 - stock issued for cash             16,880         (2,878)                -              -                 -
February 4, 2003 - stock options exercised
   and issued                                         9,286            914                 -              -                 -
February 4, 2003 - stock issued for cash              9,286         (1,583)                -              -                 -
February 5, 2003 - Stock issued for services
   at fair value - VanSchaik                          2,000          2,000                 -              -                 -
February 5, 2003 - Stock issued for cash             14,286          2,214                 -              -                 -
February 7, 2003 - stock issued for services
   at fair value - Brantley                          30,000         30,000                 -              -                 -
February 10, 2003 - stock issued for services
   at fair value - Collins                            7,750          8,455                 -              -                 -
February 10, 2003 - stock issued for services
   at fair value - McVey                              2,000          2,000                 -              -                 -
February 12, 2003 - stock issued for services
   at fair value - Yes, International                 2,000          2,000                 -              -                 -
February 14, 2003 - stock issued for services
   at fair value - Silvasy                            3,300         20,700                 -              -                 -
February 21, 2003 - stock issued for cash             7,500          2,500                 -              -                 -
February 26, 2003 - stock issued for services
   at fair value - Bevins                           100,000        100,000                 -              -                 -
March 7, 2003 - stock options granted at fair
   value - QAT                                            -              -                 -              -                 -
March 12, 2003 - Stock issued  in partial
   satisfaction of note payable at fair
   value - Coldwater Capital                         32,727         29,992                 -              -                 -
March 12, 2003 - stock issued for cash                4,230          1,270                 -              -                 -
March 31, 2003 - deferred stock compensation
   earned                                                 -              -                 -              -                 -
March 31, 2003 - stock warrants granted at
   fair value - QAT                                                                                                     8,900
April 1, 2003 - consilidates subsidiary sale
   of additional shares                                   -        (60,943)                -              -                 -
April 22, 2003 - stock options granted for
   services at fair value - QAT                           -              -                 -              -           266,000
April 22. 2003 - stock options granted for
   services at fair value - Gordon                        -              -                 -              -            85,000
May 7, 2003 - stock issued for cash                   7,500         (4,170)                -              -                 -

                                                                                                   DEFICIT
                                                                                                 ACCUMULATED
                                                                                 DEFERRED          DURING
                                                 DEFERRED       TREASURY        FINANCING        DEVELOPMENT
                                               COMPENSATION      STOCK            COSTS             STAGE           TOTAL
                                               ------------   ------------   ---------------   ---------------  --------------
December 4, 2002 - stock warrants granted to
   investor (La Jolla Cove Investors)                     -              -                 -                 -          25,000
December 9, 2002 - stock issued for cash                  -              -                 -                 -          15,000
December 11, 2002 - stock warrants exercised
   and issued                                             -              -                 -                 -           1,275
December 17, 2002 - stock options granted at
   fair value - Noser                                                                                                    1,869
December 17, 2002 - stock options granted at
   fair value - Adam                                                                                                     1,869
December 17, 2002 - stock options granted at
   fair value - Mottayaw                                                                                                 1,869
December 17, 2002 - stock options granted at
   fair value - Dickman                                                                                                  1,869
December 17, 2002 - stock options granted at
   fair value - McVey                                                                                                    1,424
December 19, 2002 - stock warrants exercised
   and issued                                             -              -                 -                 -           1,071
December 31, 2002 - adjust stock warrants
   exercised                                              -              -                 -                 -              (7)
December 31, 2002 - write-off deferred
   financing costs                                        -              -            46,750                 -          46,750
December 31, 2002 - stock warrants granted
   at fair value - QAT                                                                                                   8,900
December 31, 2002 - stock options expired                 -              -                 -                 -               -
Net loss (comprehensive net loss)                         -              -                 -        (2,907,352)     (2,907,352)
                                               ------------   ------------   ---------------   ---------------  --------------
BALANCE, DECEMBER 31, 2002                     $    (47,400)  $          -   $             -   $   (13,718,686) $   (2,232,635)
                                               ------------   ------------   ---------------   ---------------  --------------

January 1, 2003 - stock options granted  at
   fair value - PTR Group                                 -                                                             12,000
January 6, 2003 - stock issued for services
   at fair value - Benson                                 -              -                 -                 -         160,000
January 1, 2003 - stock issued for cash                   -              -                 -                 -           8,295
January 7, 2003 - stock issued in lieu of
   accounts payable at fair value - La Jolla
   Cove Investore, Inc.                                   -              -                 -                 -          50,000
January 14, 2003 - stock issued in lieu of
   accounts payable at fair value - La Jolla
   Cove Investore, Inc.                                   -              -                 -                 -          50,000
January 31, 2003 - stock issued for services
   at fair value - Dodrill                                -              -                 -                 -          45,000
January 31, 2003 - stock issued for services
   at fair value - Dove                                   -              -                 -                 -          72,296
January 31, 2003 - stock options exercised
   and issued                                             -              -                 -                 -          38,000
February 3, 2003 - stock issued for services
   at fair value - Dickman                                -              -                 -                 -           2,000
February 3, 2003 - stock issued for services
   at fair value - Adam                                   -              -                 -                 -           4,000
February 3, 2003 - stock issued for services
   at fair value - Mottayaw                               -              -                 -                 -           4,000
February 3, 2003 - stock issued for cash                  -              -                 -                 -          14,002
February 4, 2003 - stock options exercised
   and issued                                             -              -                 -                 -          10,200
February 4, 2003 - stock issued for cash                  -              -                 -                 -           7,703
February 5, 2003 - Stock issued for services
   at fair value - VanSchaik                              -              -                 -                 -           4,000
February 5, 2003 - Stock issued for cash                  -              -                 -                 -          16,500
February 7, 2003 - stock issued for services
   at fair value - Brantley                               -              -                 -                 -          60,000
February 10, 2003 - stock issued for services
   at fair value - Collins                                -              -                 -                 -          16,205
February 10, 2003 - stock issued for services
   at fair value - McVey                                  -              -                 -                 -           4,000
February 12, 2003 - stock issued for services
   at fair value - Yes, International                     -              -                 -                 -           4,000
February 14, 2003 - stock issued for services
   at fair value - Silvasy                                -              -                 -                 -          24,000
February 21, 2003 - stock issued for cash                 -              -                 -                 -          10,000
February 26, 2003 - stock issued for services
   at fair value - Bevins                                 -              -                 -                 -         200,000
March 7, 2003 - stock options granted at fair
   value - QAT                                            -              -                 -                 -               -
March 12, 2003 - Stock issued  in partial
   satisfaction of note payable at fair
   value - Coldwater Capital                              -              -                 -                 -          62,719
March 12, 2003 - stock issued for cash                    -              -                 -                 -           5,500
March 31, 2003 - deferred stock compensation
   earned                                            47,400              -                 -                 -          47,400
March 31, 2003 - stock warrants granted at
   fair value - QAT
                                                                                                                         8,900
April 1, 2003 - consilidates subsidiary sale
   of additional shares                                   -              -                 -                 -         (60,943)
April 22, 2003 - stock options granted for
   services at fair value - QAT                           -              -                 -                 -         266,000
April 22. 2003 - stock options granted for
   services at fair value - Gordon                        -              -                 -                 -          85,000
May 7, 2003 - stock issued for cash                       -              -                 -                 -           3,330

                                                              PREFERRED                                  COMMON
                                                  PRICE         STOCK        SERIES A      SERIES B       STOCK
                                                   PER          SHARES      PREFERRED     PREFERRED      SHARES
                                                  SHARE      OUTSTANDING      STOCK         STOCK      OUTSTANDING
                                               ------------  ------------  ------------  ------------  ------------
May 20, 2003 - conversion of debentures        $       0.17             -             -             -        28,837
May 30, 2003 - stock options exercised         $       0.01             -             -             -       750,000
June 5, 2003 - stock warrants exercised        $          -             -             -             -     5,000,000
June 6, 2003 -10%  stock dividend issued                                -             -             -    13,999,900
June 9, 2003 - stock warrants granted for
   services at fair value - Brantley                                    -             -             -             -
June 11, 2003 - stock issued for cash          $       0.10             -             -             -     3,083,333
June 11, 2003 - stock options exercised -
   Brantley                                    $       0.03             -             -             -     1,266,667
June 11, 2003 - stock options exercised -
   Dickman                                     $       0.05             -             -             -       105,000
June 11. 2003 - stock options exercised -
   Gibson                                      $       0.05             -             -             -        30,000
June 11. 2003 - stock options exercised -
   McVey                                       $       0.05             -             -             -        80,000
June 11. 2003 - stock options exercised -
   Brantley                                    $       0.07             -             -             -       500,000
June 11. 2003 - stock options exercised -
   Noser                                       $       0.05             -             -             -       105,000
June 11, 2003 - stock options exercised -
   Ruggero                                     $       0.05             -             -             -       180,000
June 11, 2003 - stock options exercised -
   Tate                                        $       0.05             -             -             -       150,000
June 11. 2003 - stock issued for cash          $       0.01             -             -             -       800,000
June 11, 2003 - stock issued for services at
   fair value - Noser                          $       0.17             -             -             -       300,000
June 13, 2003 - purchase treasury stock                                 -             -             -             -
June 20, 2003 - stock issued for services at
   fair value - Yes, International             $       0.11             -             -             -     2,500,000
June 30, 2003 - stock warrants granted at
   fair value - QAT
June 30, 2003 - adjust stock issued for cash                            -             -             -             -
July 9, 2003 - stock options exercised and
   stock issued for services                                            -             -             -     2,900,000
July 16, 2003 - stock options exercised in
   lieu of cash for at fair value - Solnet
   Technologies                                $       0.05             -             -             -       450,000
July 16, 2003 - stock options exercised -
   Adam                                        $       0.05             -             -             -       105,000
July 16, 2003 - stock options exercised -
   Mottayaw                                    $       0.05             -             -             -       105,000
July 16, 2003 - stock options exercised -
   Tanzini                                     $       0.05             -             -             -       200,000
July 16, 2003 - stock options exercised in
   lieu of cash for at fair value - Erickson   $       0.05             -             -             -       325,000
July 16, 2003 - stock issued for services at
   fair value - Mottayaw                       $       0.12             -             -             -       400,000
July 16, 2003 - stock issued for services at
   fair value - Adam                           $       0.12             -             -             -       400,000
July 16, 2003 - stock issued for services at
   fair value - Erickson                       $       0.20             -             -             -       300,000
July 23, 2003 - stock issued for cash          $       0.11             -             -             -       750,000
July 23, 2003 - stock issued for cash          $       0.09             -             -             -     1,000,000
July 23, 2003 - stock issued for cash          $       0.06             -             -             -     4,166,000
August 15, 2003  - stock options granted at
   fair value - Polk
September 30, 2003 - stock warrants granted
   at fair value - QAT
September 30, 2003 - adjust stock issued for
   cash                                                                 -             -             -             -
September 30, 2003 - stock options issued for
   services at fair value - Stroup                                      -             -             -             -
October 1, 2003 - stock options granted at
   fair value - Vuksich
October 3, 2003 - adjust stock issued for
   cash                                                                 -             -             -             -
November 30, 2003 - stock options granted for
   services at fair value - Ference                                     -             -             -             -
December 1, 2003 - stock options granted for
   services at fair value - Stroup                                      -             -             -             -
December 16, 2003 - stock issued for cash      $       0.17             -             -             -       100,000
December 16, 2003 - stock issued for cash      $       0.17             -             -             -        90,000
December 16, 2003 - stock and stock options
    issued for cash                            $       0.11             -             -             -    11,823,528
December 31, 2003 - treasury stock activities                           -             -             -      (250,000)
December 31, 2003 - adjust stock issued for
    cash                                                                -             -             -             -
Net Loss (Comprehensive Net Loss)                                       -             -             -             -
                                               --------------------------------------------------------------------
BALANCE DECEMBER 31, 2003                                       2,050,000  $     20,000  $      7,500   226,029,772
                                               ====================================================================

                                                                                 COMMON                        COMMON
                                                              ADDITIONAL         STOCK          COMMON      STOCK OPTIONS
                                                  COMMON       PAID-IN       SUBSCRIPTIONS      STOCK        GRANTED AND
                                                   STOCK       CAPITAL         RECEIVABLE      WARRANTS     NOT EXERCISED
                                               ------------  ------------   ---------------  ------------  ---------------
May 20, 2003 - conversion of debentures                 288         4,712                 -             -                -
May 30, 2003 - stock options exercised                7,500        13,500                 -             -          (12,000)
June 5, 2003 - stock warrants exercised              50,000       (25,000)                -       (25,000)               -
June 6, 2003 -10%  stock dividend issued            140,000      (140,000)                -             -                -
June 9, 2003 - stock warrants granted for
   services at fair value - Brantley                      -             -                 -                        330,200
June 11, 2003 - stock issued for cash                30,833       262,084                 -             -                -
June 11, 2003 - stock options exercised -
   Brantley                                          12,667        25,333                 -             -                -
June 11, 2003 - stock options exercised -
   Dickman                                            1,050         6,069                 -             -           (1,869)
June 11. 2003 - stock options exercised -
   Gibson                                               300         2,476                 -             -           (1,276)
June 11. 2003 - stock options exercised -
   McVey                                                800         4,624                 -             -           (1,424)
June 11. 2003 - stock options exercised -
   Brantley                                           5,000       115,000                 -             -          (85,000)
June 11. 2003 - stock options exercised -
   Noser                                              1,050         6,069                 -             -           (1,869)
June 11, 2003 - stock options exercised -
   Ruggero                                            1,800         8,370                 -             -           (1,170)
June 11, 2003 - stock options exercised -
   Tate                                               1,500         6,975                 -             -             (975)
June 11. 2003 - stock issued for cash                 8,000             -                 -             -                -
June 11, 2003 - stock issued for services at
   fair value - Noser                                 3,000        48,000                 -             -                -
June 13, 2003 - purchase treasury stock                   -             -                 -             -                -
June 20, 2003 - stock issued for services at
   fair value - Yes, International                   25,000       240,000                 -             -                -
June 30, 2003 - stock warrants granted at
   fair value - QAT                                                                                                  8,900
June 30, 2003 - adjust stock issued for cash              -       (64,096)                -             -                -
July 9, 2003 - stock options exercised and
   stock issued for services                         29,000       313,670                 -             -         (266,000)
July 16, 2003 - stock options exercised in
   lieu of cash for at fair value - Solnet
   Technologies                                       4,500        20,925                 -             -           (2,925)
July 16, 2003 - stock options exercised -
   Adam                                               1,050         6,069                 -             -           (1,869)
July 16, 2003 - stock options exercised -
   Mottayaw                                           1,050         6,069                 -             -           (1,869)
July 16, 2003 - stock options exercised -
   Tanzini                                            2,000         9,300                 -             -           (1,300)
July 16, 2003 - stock options exercised in
   lieu of cash for at fair value - Erickson          3,250        15,113                 -             -           (2,113)
July 16, 2003 - stock issued for services at
   fair value - Mottayaw                              4,000        44,000                 -             -                -
July 16, 2003 - stock issued for services at
   fair value - Adam                                  4,000        44,000                 -             -                -
July 16, 2003 - stock issued for services at
   fair value - Erickson                              3,000        57,000                 -             -                -
July 23, 2003 - stock issued for cash                 7,500        78,000                 -             -                -
July 23, 2003 - stock issued for cash                10,000        78,000                 -             -                -
July 23, 2003 - stock issued for cash                41,660       208,340           (80,000)
August 15, 2003  - stock options granted at
   fair value - Polk                                                                                               232,250
September 30, 2003 - stock warrants granted
   at fair value - QAT                                                                                               8,900
September 30, 2003 - adjust stock issued for
   cash                                                   -        59,201                 -             -                -
September 30, 2003 - stock options issued for
   services at fair value - Stroup                        -             -                 -             -           11,700
October 1, 2003 - stock options granted at
   fair value - Vuksich                                                                                              5,960
October 3, 2003 - adjust stock issued for
   cash                                                   -       200,000                 -             -                -
November 30, 2003 - stock options granted for
   services at fair value - Ference                       -             -                 -             -          158,533
December 1, 2003 - stock options granted for
   services at fair value - Stroup                        -             -                 -             -           54,175
December 16, 2003 - stock issued for cash             1,000        16,000                 -             -                -
December 16, 2003 - stock issued for cash               900        14,400                 -             -                -
December 16, 2003 - stock and stock options
    issued for cash                                 118,235       792,465           (40,000)            -           89,300
December 31, 2003 - treasury stock activities        (2,500)      (47,500)                -             -                -
December 31, 2003 - adjust stock issued for
    cash                                                  -        42,054                 -             -                -
Net Loss (Comprehensive Net Loss)                         -             -                 -             -                -
                                               ---------------------------------------------------------------------------
BALANCE DECEMBER 31, 2003                      $  2,260,298  $ 12,889,175   $      (120,056) $          -  $     1,025,155
                                               ===========================================================================

                                                                                                 DEFICIT
                                                                                               ACCUMULATED
                                                                                DEFERRED         DURING
                                                 DEFERRED      TREASURY        FINANCING       DEVELOPMENT
                                               COMPENSATION     STOCK            COSTS            STAGE            TOTAL
                                               ------------  ------------   ---------------  ---------------   --------------
May 20, 2003 - conversion of debentures                   -             -                 -                -            5,000
May 30, 2003 - stock options exercised                    -             -                 -                -            9,000
June 5, 2003 - stock warrants exercised                   -             -                 -                -                -
June 6, 2003 -10%  stock dividend issued                  -             -                 -                -                -
June 9, 2003 - stock warrants granted for
   services at fair value - Brantley                      -             -                 -                -          330,200
June 11, 2003 - stock issued for cash               (42,917)            -                 -                -          250,000
June 11, 2003 - stock options exercised -
   Brantley                                               -             -                 -                -           38,000
June 11, 2003 - stock options exercised -
   Dickman                                                -             -                 -                -            5,250
June 11. 2003 - stock options exercised -
   Gibson                                                 -             -                 -                -            1,500
June 11. 2003 - stock options exercised -
   McVey                                                  -             -                 -                -            4,000
June 11. 2003 - stock options exercised -
   Brantley                                               -             -                 -                -           35,000
June 11. 2003 - stock options exercised -
   Noser                                                  -             -                 -                -            5,250
June 11, 2003 - stock options exercised -
   Ruggero                                                -             -                 -                -            9,000
June 11, 2003 - stock options exercised -
   Tate                                                   -             -                 -                -            7,500
June 11. 2003 - stock issued for cash                     -             -                 -                -            8,000
June 11, 2003 - stock issued for services at
   fair value - Noser                                     -             -                 -                -           51,000
June 13, 2003 - purchase treasury stock                           (50,000)                                 -          (50,000)
June 20, 2003 - stock issued for services at
   fair value - Yes, International                        -             -                 -                -          265,000
June 30, 2003 - stock warrants granted at
   fair value - QAT                                                                                                     8,900
June 30, 2003 - adjust stock issued for cash                                                                          (64,096)
July 9, 2003 - stock options exercised and
   stock issued for services                              -             -                 -                -           76,670
July 16, 2003 - stock options exercised in
   lieu of cash for at fair value - Solnet
   Technologies                                           -             -                 -                -           22,500
July 16, 2003 - stock options exercised -
   Adam                                                   -             -                 -                -            5,250
July 16, 2003 - stock options exercised -
   Mottayaw                                               -             -                 -                -            5,250
July 16, 2003 - stock options exercised -
   Tanzini                                                -             -                 -                -           10,000
July 16, 2003 - stock options exercised in
   lieu of cash for at fair value - Erickson              -             -                 -                -           16,250
July 16, 2003 - stock issued for services at
   fair value - Mottayaw                                  -             -                 -                -           48,000
July 16, 2003 - stock issued for services at
   fair value - Adam                                      -             -                 -                -           48,000
July 16, 2003 - stock issued for services at
   fair value - Erickson                                  -             -                 -                -           60,000
July 23, 2003 - stock issued for cash                     -             -                 -                -           85,500
July 23, 2003 - stock issued for cash                     -             -                 -                -           88,000
July 23, 2003 - stock issued for cash                                                                                 170,000
August 15, 2003  - stock options granted at
   fair value - Polk                                                                                                  232,250
September 30, 2003 - stock warrants granted
   at fair value - QAT                                                                                                  8,900
September 30, 2003 - adjust stock issued for
   cash                                                   -             -                 -                -           59,201
September 30, 2003 - stock options issued for
   services at fair value - Stroup                        -             -                 -                -           11,700
October 1, 2003 - stock options granted at
   fair value - Vuksich                                                                                                 5,960
October 3, 2003 - adjust stock issued for
   cash                                                   -             -                                             200,000
November 30, 2003 - stock options granted for
   services at fair value - Ference                       -             -                                             158,533
December 1, 2003 - stock options granted for
   services at fair value - Stroup                        -             -                 -                -           54,175
December 16, 2003 - stock issued for cash                 -             -                 -                -           17,000
December 16, 2003 - stock issued for cash                 -             -                 -                -           15,300
December 16, 2003 - stock and stock options
    issued for cash                                       -             -                 -                -          960,000
December 31, 2003 - treasury stock activities             -       (25,392)                -                -          (75,392)
December 31, 2003 - adjust stock issued for
    cash                                                  -             -                 -                -           42,054
Net Loss (Comprehensive Net Loss)                         -             -                 -       (4,448,410)      (4,448,410)
                                               ------------------------------------------------------------------------------
BALANCE DECEMBER 31, 2003                      $    (42,917) $    (75,392)  $             -  $   (18,167,096)  $   (2,203,333)
                                               ==============================================================================

The accompanying notes are an integral part of these consolidated financial statements.

                         DataMEG Corp. and Subsidiaries
                        (A Development Stage Enterprise)
                      Consolidated Statements of Cash Flows


                                                                                                                    Cumulative
                                                                                                                  from inception
                                                                                                                 (January 13, 1999
                                                                                                                         to
                                                                     For the                 For the               December 31,
                                                                    Year Ended              Year Ended                 2003)
                                                                 December 31, 2002       December 31, 2003          (unaudited)
                                                               --------------------    --------------------    --------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                    $         (2,907,352)   $         (4,448,410)   $        (18,167,096)
   Adjustments to reconcile net loss to net
       Cash provided by (used in) operating activities:
       Depreciation and amortization                                         12,120                   9,112                  75,610
       Stock issued for purchase of in process
          Research and development                                          870,600                       -                 870,600
       Stock issued, or to be issued, in lieu of
          Cash for professional services                                    314,838                 904,401               7,185,799
       Stock issued to officers for reimbursement
          Of corporate expenses or compensation                             129,792                 160,000               1,762,781
       Stock options issued in lieu of cash for
          Professional services                                              88,118               1,071,319               1,573,306
       Stock warrants issued in lieu of cash for Professional
          services                                                                -                  84,500                  84,500
       Property and equipment given in lieu of cash
          for professional services                                               -                       -                  15,475
       Realized gains on sales of investments                                     -                       -                  (8,530)
       Loss on acquisition fee                                                    -                  50,000                 123,950
       Loss on disposal of property and equipment                                 -                     401                   1,459
       Loss on impairment of patent                                         127,274                                         127,274
       Loss on litigation                                                    26,700                 132,540                 159,240
       Minority interest                                                    (13,012)               (141,538)               (154,550)
       Stock issued in lieu of deferred financing costs                     140,250                       -                 140,250
   Changes in assets and liabilities
       Affecting operations:
          Prepaid expenses                                                                           (4,767)                 (4,767)
          Deposits                                                           19,986                       -                  19,986
          Promissory Notes                                                  133,361                 127,146                 828,889

                                                                                                                    Cumulative
                                                                                                                  from inception
                                                                                                                 (January 13, 1999
                                                                                                                        to
                                                                       For the                 For the             December 31,
                                                                     Year Ended              Year Ended                2003)
                                                                  December 31, 2002       December 31, 2003         (unaudited)
                                                                --------------------    --------------------   ---------------------
          Accounts payable and accrued expenses                             383,340                  17,189                 878,635
          Accrued compensation                                              149,431                 208,643                 358,074
          Due to stockholders and officers                                   12,486                 201,500                 235,602
          Liability to issue stock                                           24,000                  16,813                  40,813
          Short-term note payable                                            10,909                       -                  10,909
                                                               --------------------    --------------------    --------------------
             Net cash used in
                Operating activities                                       (477,159)             (1,611,151)             (3,841,791)
                                                               --------------------    --------------------    --------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
       Purchases of property and equipment                                        -                 (32,510)                (71,964)
       Payments for intangible assets                                             -                       -                (127,274)
       Payments for security deposits                                             -                 (69,445)                (81,931)
       Investment in subsidiary                                            (149,312)                      -                (149,312)
       Purchases of investments                                                   -                       -                 (20,000)
       Sales of investments                                                       -                       -                  28,530
                                                               --------------------    --------------------    --------------------
                Net cash used in investing
                   Activities                                              (149,312)               (101,955)               (421,951)
                                                               --------------------    --------------------    --------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
       Proceeds from loan from shareholder                                        -                       -                  26,000
       Repayment of loan from shareholder                                         -                       -                 (26,000)
       Proceeds from short-term loan                                        120,000                       -                 120,000
       Repayment of capital lease obligations                                  (300)                      -                 (32,002)
       Net proceeds from issuance of stock                                  439,158               1,956,000               4,217,967
       Proceeds from stock to be issued                                      45,000                 161,000                 206,000
       Proceeds from investment in subsidiary                                     -                  25,000                  25,000
       Proceeds from issuance of warrants                                    25,000                       -                  25,000
       Repayment of promissory note                                                                    (500)                   (500)
       Payment for treasury stock                                                                  (125,392)               (125,392)
       Proceeds from issuance of debentures                                       -                       -                 139,990
                                                               --------------------    --------------------    --------------------
                Net cash provided by financing
                   Activities                                               628,858               2,016,108               4,576,063
                                                               --------------------    --------------------    --------------------

                                                                                                                    Cumulative
                                                                                                                  from inception
                                                                                                                 (January 13, 1999
                                                                                                                        to
                                                                     For the                 For the               December 31,
                                                                    Year Ended              Year Ended                 2003)
                                                                 December 31, 2002       December 31, 2003          (unaudited)
                                                               --------------------    --------------------    --------------------
NET CHANGE IN CASH                                                            2,387                 303,002                 312,321

CASH, BEGINNING OF PERIOD                                                     6,932                   9,319                       -
                                                               --------------------    --------------------    --------------------
CASH, END OF PERIOD                                                           9,319                 312,321                 312,321
                                                               ====================    ====================    ====================
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING
ACTIVITIES:
   Financing of property and equipment
       With capital lease                                                         -                       -                  42,540
                                                               ====================    ====================    ====================
   Issuance of stock in exchange for notes receivable                             -                       -                 656,251
                                                               ====================    ====================    ====================
   Issuance of stock in exchange for notes payable                           85,196                  79,219                 279,405
                                                               ====================    ====================    ====================
   Stock issued as a reduction of the liability for
       Stock to be issued                                                                           467,138               1,675,234
                                                               ====================    ====================    ====================
   Stock issued in lieu of deferred financing costs                                                       -                 140,250
                                                               ====================    ====================    ====================
   Stock issued in lieu of deferred compensation                             47,400                                          47,400
                                                               ====================    ====================    ====================
   Stock issued in purchase subsidiary                                      483,658                                         483,658
                                                               ====================    ====================    ====================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Interest paid                                                                  -                       -                   6,612
                                                               ====================    ====================    ====================

   The accompanying notes are an integral part of these consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A.    BASIS OF PRESENTATION AND ORGANIZATION

DataMEG Corp. is a technology holding company focused through the Company's subsidiaries on developing new technologies, software applications, and products primarily serving the telecommunications sector.

DataMEG Corp. is a New York corporation and was incorporated in October, 1982 as The Viola Group, Inc. In August 2000 the Company exchanged 90% of our common stock for 100% of the stock of DataMEG Corp., a Virginia corporation that was incorporated in January 1999. The Company subsequently changed its name to DataMEG Corp. and is the successor in business operations of the Virginia DataMEG.

DataMEG Corp. has two subsidiaries: CASCommunications, Inc., a Florida corporation, of which the Company owns 40%, and North Electric Company, Inc., a North Carolina corporation, which the Company wholly owns. DataMEG Corp. and its subsidiaries individually and collectively are a development stage enterprise.

CASCommunications focuses on developing devices related to high-speed broadband access. CASCommunications' initial focus is in developing a device that will accelerate the speed of information over the part of the cable fiber between the neighborhood network hub to the home of each end user, this part is often called the last mile. CASCommunications' device is based on a communication technology called MPTC - Multi Phase Poly Tone Communication. MPTC delivers new advantages to the cable operator compared to existing last mile high-speed communication technologies.

North Electric focuses on becoming a provider of network assurance products and services. North Electric network assurance products are designed to enable communications network operators and service providers to quickly and automatically determine if their network is meeting its quality and service expectations, while lowering network operating costs. North Electric is developing software that will provide products that cover the existing traditional telephone networks, networks that use the same communication technology as the Internet, and converged networks comprised of both of these network types. Communications networks that deploy advanced technologies will receive additional fault isolation and related benefits.

These consolidated financial statements reflect those of DataMEG Corp., CASCommunications, Inc. and North Electric Company, Inc. In accordance with the Financial Accounting Standards Board ("FASB") interpretation ("FIN") 46 "Consolidation of Variable Interest Entities an interpretation of ARB No. 51", the Company continues to consolidate CASCommunications, Inc. as it expects to continue to absorb a majority of CASCommunication Inc.'s losses. Collectively, DataMEG Corp., CASCommunications, Inc. and North Electric Company, Inc. are referred to as the "Company".

CASCommunications had no recorded assets as of December 31, 2003 and had a loss before minority interest of $452,167 for the year ended December 31, 2003. No consolidated assets are collateral for liabilities of CASCommunications. DataMEG has provided $270,000 of the total capital of $388,000 provided to CASCommunications as of December 31, 2003.

The Company operates under the name of DataMEG Corp. and trades under the symbol DTMG on the OTC-BB.

B.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation - The accompanying consolidated financial statements present the consolidation of the financial statements of DataMEG Corp., its partially owned subsidiary, CASCommunications, Inc. and its wholly owned subsidiary, North Electric Company, Inc. Material inter-company transactions and balances have been eliminated in the consolidation.

Business Combinations - In June 2001, the FASB issued SFAS No. 141, "Business Combinations." It supersedes preexisting accounting and reporting standards for business combinations. It requires that all business combinations defined within the scope of the Statement be accounted for using only the purchase method as opposed to the pooling-of-interest method, a previously approved alternative for accounting and reporting business combinations. The provisions of this Statement apply to all business combinations initiated after June 30, 2001 or for which the acquisition is July 1, 2001 or later. Management has adopted this standard and applied it to the North Electric Company, Inc. merger.

Consolidation of Variable Interest Entities - In January 2003 and revised December 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities." This interpretation of Accounting Research Bulletin No. 51, "Consolidated Financial Statements", requires consolidation by business enterprises of variable interest entities, as defined, when certain conditions are met. Pursuant to FIN No. 46, the Company continues to consolidate CASCommunications, Inc.

Basis of accounting - The accounts of the Company are maintained on the accrual basis of accounting whereby revenue is recognized when earned, and costs and expenses are recognized when incurred.

Use of estimates - Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from those estimates.

Property and equipment - Property and equipment are stated at cost. Depreciation and amortization is determined using the straight-line method over estimated useful lives ranging from three to seven years.

Intangible assets - Intangible assets as of December 31, 2002 and 2003 consisted of goodwill related to the North Electric Company, Inc. merger in April 2002. Effective January 2002, the company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," (SFAS 142). SFAS 142 addresses accounting and reporting for acquired goodwill. It eliminates the previous requirement to amortize goodwill and establishes new requirements with respect to evaluating goodwill and impairment. The annual goodwill impairment assessment involves estimating the fair value of a reporting unit and comparing it with its carrying amount. If the carrying amount of the reporting unit exceeds its fair value, additional steps are followed to recognize a potential impairment loss. With the assistance of a third-party valuation expert, the company ascertained the fair value of one of its reporting units, North Electric Company, Inc. as part of adopting SFAS 142 and determined that there was no impairment of goodwill pursuant to the new standard as of December 31, 2002 and 2003. The fair value of the reporting unit was determined primarily through an income based valuation approach. Valuation methods based on the income approach utilize the expected economic earnings capacity of the reporting unit to estimate value. The expected future cash flows for the reporting unit were discounted at an appropriate risk adjusted discount rate. A market based valuation approach based on the Company's quoted stock price was also considered but not heavily relied on because the Company's stock is thinly traded at small dollar volumes. Additionally, there were no publicly traded guideline companies similar to the reporting unit for comparison.

Fair value of financial instruments - The carrying value of cash, notes receivable, accounts payable and accrued expenses and notes payable approximate fair value because of the relatively short maturity of these instruments.

Capital Structure - SFAS No. 129, "Disclosure of Information about Capital Structure," requires a summary presentation of the pertinent rights and privileges of the various securities outstanding. The Company's outstanding stock is comprised of 226,029,772 shares of voting common stock, 2,000,000 shares of non-voting Class A convertible preferred stock and 50,000 shares of non-voting Class B convertible preferred stock. One investor holds the outstanding preferred shares. The Class A preferred stock shall be convertible into shares of common stock of the Company at a rate of two shares of common stock for each share of preferred stock with 2,000,000 of the shares being convertible upon meeting certain agreed-upon product development benchmarks. The Class B preferred stock shall be convertible into shares of common stock of the Company at a rate of twenty shares of common stock for each share of preferred stock with 75,000 shares being convertible upon meeting certain agreed-upon product development benchmarks. The benchmarks related to the conversion rate of both classes of preferred stock have been met as of June 2002. In December 2002, the Company filed a certificate of amendment with the State of New York to increase the number of authorized shares from 130,000,000 to 185,000,000, of which 175,000,000 were to be common stock and 10,000,000 were to be preferred stock. In April 2003, the Company amended its certificate of incorporation with the state of New York to increase the number of authorized shares of stock to 350,000,000, of which 10,000,000 are to be of preferred shares and 340,000,000 shares are to be of common stock. As of December 31, 2003, the Company owns 760,000 shares of its treasury stock that it purchased at a total cost of $75,392 in November and December 2003. In January 2003, the Company announced a ten percent stock dividend that was payable to shareholders of record as of Wednesday, January 8, 2003 and was paid in June 2003. The number of shares issued and outstanding on January 8, 2003 was approximately 139,999,000 resulting in a stock dividend issuance of 13,999,900 shares in June 2003. As a result of the stock dividend, common stock increased and paid in capital decreased in the amount of $139,999 and there was no impact on the statement of operations. However, all earnings per share calculations were retroactively restated to include the stock dividend.

Advertising - Advertising costs are charged to operations as incurred. For the years ended December 31, 2002 and 2003, there were no advertising costs charged to operations.

Research and development - The Company expenses research and development costs as incurred.

Software development costs - Statement of Financial Accounting Standard ("SFAS") No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed", requires capitalization of certain software development costs subsequent to the establishment of technological feasibility and readiness of general release. As of December 31, 2003, there have been no costs incurred by the Company between the completion of technological feasibility and general release and therefore no such expenses have been capitalized in the accompanying consolidated financial statements.

Income Taxes - The Company, a C-corporation, accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The principal differences are net operating losses, start-up costs and the use of accelerated depreciation methods to calculate depreciation expense for income tax purposes.

Stock-based compensation - The Company follows guidance provided in SFAS No. 123, "Accounting for Stock-Based Compensation", which encourages companies to recognize expense for stock-based awards based on their estimated fair value on the grant date. SFAS No. 123 permits companies to account for stock-based compensation based on provisions prescribed in SFAS No. 123 or based on the authoritative guidance in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees". The Company elected in the past to account for its stock based compensation in accordance with APB 25, which uses the intrinsic value method. The Company has accounted for all other issuances of equity instruments in accordance with SFAS No. 123. In January, 2002 the Company adopted SFAS No. 123, for all stock options including those issued to employees. This adoption resulted in a change in accounting principles which was reported using the prospective method as provided in SFAS No. 148.

Comprehensive Income - SFAS No. 130, "Reporting Comprehensive Income," establishes standards for reporting comprehensive income and its components. Comprehensive income is defined as the change in equity during a period from transactions and other events from non-owner sources. Entities that do not have items of other comprehensive income in any period presented are not required to report comprehensive income. Accordingly the Company has not made any such disclosure in the statements presented herein.

Net loss per common share - The Company reports basic and diluted earnings per share ("EPS") according to the provisions of SFAS No. 128, "Earnings Per Share." SFAS No. 128 requires the presentation of basic EPS and, for companies with complex capital structures, diluted EPS. Basic EPS excludes dilution and is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted EPS is computed by dividing net income (loss) available to common stockholders, adjusted by any convertible preferred dividends; the after-tax amount of interest recognized in the period associated with any convertible debt; and any other changes in income or loss that would result from the assumed conversion of those potential common shares, by the weighted number of common shares and common share equivalents (unless their effect is anti-dilutive) outstanding.

Segment Information - SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information." requires public enterprises to report certain information about operating segments, including products and services, geographic areas of operations, and major customers. The Company has determined that it does not have any separately reportable business segments for the years ended December 31, 2002 and 2003.

RECENT ACCOUNTING PRONOUNCEMENTS

Stock-Based Compensation Transitions - In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123". This statement provides alternative methods for a voluntary change to the fair value based method of accounting for stock-based employee compensation and changes the related disclosure requirements. Management's adoption of this standard did not have a material effect on the Company's financial position or results of operations for the years ended December 31, 2002 and 2003.

Derivative Instruments and Hedging Activities - In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 Derivative Instruments and Hedging Activities." This statement amends and clarifies the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS 133. The statement requires that contracts with comparable characteristics be accounted for similarly and clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, except in certain circumstances, and for hedging relationships designated after June 30, 2003. Management's adoption of this standard did not have a material effect on the Company's financial position or results of operations for the year ended December 31, 2003.

Certain Financial Instruments with Characteristics of both Liabilities and Equity - In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of the instruments were previously classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. It is to be reported by stating the cumulative effect of a change in accounting principle for financial instruments created before the issuance date of the Statements and still existing at the beginning of the interim period of adoption. Management's adoption of this standard did not have a material effect on the Company's financial position or results of operations for the year ended December 31, 2003.

C.    PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of December 31:

                                         2002            2003
                                         ----            ----
Equipment                             $   56,173      $   77,748
Furniture                                  2,827           2,087
                                      ----------      ----------
                                      $   59,000      $   79,835

Less: accumulated
depreciation                             (52,962)        (50,799)
                                      ----------      ----------
Property and
 equipment, net                       $    6,038      $   29,036
                                      ==========      ==========

Depreciation expense totaled $12,120 and $9,112 for the years ended December 31, 2002 and 2003, respectively.

D.    MERGER WITH NORTH ELECTRIC COMPANY, INC.

In April 2002, we closed the merger with North Electric Company, Inc., a development stage company that has not yet produced any revenues or sales. As a result of this transaction, North Electric Company, Inc. became our wholly owned subsidiary. The purchase consideration included the payment of $150,000 in cash, the issuance of 1,430,000 shares of our unrestricted common stock, with a fair value of approximately $78,000 and the issuance of 15,000,000 shares of DataMEG restricted common stock. The 1,430,000 shares were issued to North Electric Company, Inc. prior to the merger, to support North Electric Company Inc.'s operations. The restricted stock issued at the time of the merger was valued based on the fair value on the date of issuance less a 10% discount for lack of marketability for an indicated value of $405,000. The purchase price allocation was based upon an independently performed valuation. The acquisition has been accounted for under the purchase method. The total purchase price of approximately $1,090,000 includes cash of $150,000, common stock valued at approximately $483,000 ($405,000 plus $78,000) and assumed liabilities of approximately $457,000. Of the purchase price, approximately $13,000 was allocated to the fair value of property and equipment and miscellaneous current assets, approximately $207,000 was allocated to goodwill and approximately $870,000 was allocated to in-process research and development. The in-process research and development was charged to research and development expenses as of the date of the merger. The value allocated to in-process research and development was based upon an analysis of discounted estimated future cash flows over a five year period. Discounted cash flows are based on North Electric management's assumptions as follows:

Revenue - based on estimated unit sales to identified customer prospects and management's growth expectations;

Cost of Sales -based on current and projected costs of technology licenses and material as apply to cost of sales;

Marketing/Sales Support -based on estimated costs of planned marketing initiatives and future projections based on a percent of sales;

Research and Development - based on estimated costs to complete applications in process;

Administrative Expenses - based on current cost structure and future costs estimated as a percent of sales;

Net Working Capital Charges and Capital Charges - based on a projected return on assets;

Net Working Capital - based on estimated costs as a percent of sales;

Annual Capital Expenditures - based on estimated annual expenditures on hardware and other equipment;

Assembled Workforce & and required return - based on estimated return on assets, projected costs for salaries, benefits, recruiting, training and related estimated tax benefits;

IPR&D - Required Return - based on estimated return on assets as follows:

      Risk-Free Rate - measured by the average long-term yield on Treasury Bonds with 20 years left to mature for April 2002;

      Equity Risk Premium - based on historical rates of return for large publicly traded equity securities;

      Small Stock Premium - Beta-Adjusted size premium based on the historical return of small capitalization stocks in excess of large capitalization stocks;

      Industry Risk Premium - Historical industry risk premium for measuring, analyzing, and controlling equipment companies;

      Project Risk Premium - based on an independent assessment of the risk of completion of the applications and market acceptance risk;

Required Return on Intangible Assets - based on an analysis of risk factors relative to each asset and compare to required rates of return for small capitalization companies;

Required Return on Current/Tangible Assets - based on required rate of return for financing current and fixed assets;

Survivorship of Technology - The technology is estimated to have a 5 year life;

Tax Rate - based on estimated Federal and state corporate tax rates.

As of the date of acquisition on April 23, 2002, North Electric Company, Inc. had two network assurance applications under development. The first application provides network level monitoring and testing for MPLS-based IP optical transport networks ("MPLS application") and the second application is designed to provide network assurance services to converged broadband IP networks ("Broadband IP application"). Based on an independent analysis and discussions with North Electric's management, both applications had not demonstrated technological or commercial feasibility. Additionally, there is no alternative use for the technology. As of the date of acquisition, the MPLS application was approximately 70% complete. Total projected costs to complete from the date of the merger are approximately $396,000. The application was expected to be completed in October 2002. The Broadband IP application was approximately 30% complete. Total projected costs to complete from the date of the merger were approximately $450,000 and the expected date of completion was March 2003. These development efforts fall within the definition of in-process research and development contained in Statement of Financial Accounting Standards ("SFAS") No. 2.

As technological feasibility of the in-process research and development has not been established and the technology has no alternative future use we believe that the replacement cost for the in-process research and development would not be substantially less than the $870,000. None of the goodwill will be recorded for income tax purposes.

E.    CONVERTIBLE SUBORDINATED DEBENTURES

In July 2000, the Company issued convertible subordinated debentures totaling approximately $140,000. The terms of the debentures require interest payable at twelve percent per annum payable quarterly with a maturity date of one year from the date of advance unless mutually extended. The debentures are subordinate and junior to existing liabilities of the Company and any subsequent borrowings from banks or insurance companies. The debentures were able to be converted to common stock at a price of $2.50 per share at any time prior to maturity. During 2000 and 2003, approximately $120,000 of the convertible subordinated debentures were converted resulting in the issuance of 71,033 shares of restricted common stock as of December 31, 2003. The remaining convertible subordinated debentures total $25,000 and $20,000 at December 31, 2002 and 2003, respectively. Interest accrued related to the unconverted subordinated debentures was $13,297 and $15,963 at December 31, 2002 and 2003, respectively. The Company is in default related to payments of interest and principal at December 31, 2003.

F.    DUE TO STOCKHOLDERS AND OFFICERS

As of December 31, 2002 and 2003, the Company was indebted to officers and stockholders in the amount of $63,680 and $265,180, respectively for expenses incurred on behalf of the Company. This is exclusive of amounts included in accrued compensation.

G.    LIABILITY FOR STOCK TO BE ISSUED

In 2001, the Company entered into two transactions with investors whereby the Company was required at December 31, 2001 to issue 8,085 shares of common stock. The value of the shares of stock is based upon purchase price of shares purchased or the market value of the shares at the date of commitment for a total liability at December 31, 2002 and 2003 of approximately $800.

At December 31, 2002, the balance for liability to issue stock included $50,000 that represented deposits for the issuance of stock under certain stock purchase agreements with Hickey Hill and Miami Associates. These amounts were reclassified in 2003 to accounts payable and accrued expenses when it was determined that the Company would not satisfy the liability with the issuance of stock (See Note I).

At December 31, 2002, the balance for liability to issue stock included approximately $142,000 that was related to a judgment due to an investor under litigation related to a stock purchase agreement that was to be satisfied with the issuance of ten million shares of the Company's stock. The stock was issued in January 2003 and the liability was formally satisfied on September 30, 2003 (See Note N).

At December 31, 2002, the balance for liability to issue stock included $24,000 that was related to an agreement to issue 3,000 shares of the Company's stock in lieu of cash for services rendered to the Company in 2002. The stock was valued based upon the market value of the stock on the date of the commitment to issue the stock and was subsequently issued in 2003.

At December 31, 2002, the balance for liability to issue stock included $10,000 that represented deposits for the issuance of 2,250,000 shares of the Company's stock to an investor. The stock was issued in May 2003 thus satisfying the liability.

H.    PROMISSORY NOTES

On October 29, 2001, the Company signed a confessed judgment promissory note with a law firm acknowledging monies owed amounting to $568,382, which had been previously accrued. The balance of the promissory note accrued interest at a rate of 9% and matured on December 31, 2001. On January 7, 2002 the Company received a notice of default relating to the Promissory Note and as of January 1, 2002 the outstanding balance was increased five percent (5%) and began to accrue interest at an annual rate of 15%. The balance including accrued interest and legal fees was approximately $702,000 and $806,000 as of December 31, 2002 and 2003, respectively.

In July 2003, the Company signed a promissory note with a professional for fees and the interest on unpaid fees due that professional through June 30, 2003 in the amount of $247,507. The note is guaranteed personally by the Company's President. The promissory note accrues interest at a rate of 18% per annum and was due and payable on August 15, 2003. No significant payments have been made to date and the Company is in default with respect to this note and additional interest of 2% per thirty calendar day period accrues as liquidated damages. The balance including accrued interest was approximately $270,000 as of December 31, 2003.

I.    OTHER LIABILITIES

On December 18, 2001 the Company entered into a short-term loan agreement with an investor for $120,000. Principal and interest on the loan were due April 15, 2002. The loan was secured by approximately 3.4 million shares of the Company's stock owned and pledged by the Company's President. On May 17, 2002, the investor filed suit against the Company and the Company's President for the principal, accrued interest, legal fees and related damages. A liability in the amount of the principal, interest and legal fees was recorded in the balance sheet of the Company. The Company issued the Company's President 3,272,727 shares of common stock in August 2002 to replace the pledged stock lost. The reimbursed shares were treated as a cost of capital and approximately $52,000 was applied against the paid-in-capital account in the equity section of the Company's balance sheet. This liability was reduced by the receipt of the pledged shares and has a current balance of approximately $56,000 at December 31, 2002 and 2003 and is recorded in accounts payable and accrued expenses.

During 2002, the Company entered into several stock purchase agreements with Hickey Hill Partners LLC and Miami Associates Investors, LLC ("Investors") to purchase shares of the Company's common stock. The Company discounted the purchase price based upon market conditions at the time of issuance of the stock and the immediately following several days. The Company held advances in the amount of $35,000 for which stock was not issued. The Company believed that the investors defaulted on the stock purchase agreements and the investors believed that the Company defaulted on the stock purchase agreements. Hickey Hill Partners LLC filed a lawsuit against the Company and the Company's President in the Circuit Court of the 15th Judicial Circuit in and for Palm Beach County, Florida. On April 3, 2003, the court issued a default judgment against the Company and our President in the amount of $64,352 that bears interest at the rate of 6% a year and prejudgment interest of $1,716. The Company has recorded a liability for the judgment and additional accrued interest at December 31, 2003 in the amount of $68,945 that is included in accounts payable and accrued expenses.

Miami Associates Investors, LLC also filed a lawsuit against the Company and the Company's President in the Circuit Court of the 17th Judicial Circuit in and for Broward County, Florida for damages in the amount of $54,850 together with the awarding of treble damages, attorneys fees and interest. On April 24, 2003, the court determined that the Company and our President defaulted. A final judgment was ordered and finalized on December 3, 2003. The Company has recorded a liability for the judgment and accrued interest at December 31, 2003 in the amount of $118,350 that is recorded in accrued expenses.

For the year ended December 31, 2003 a loss on litigation related to these two lawsuits was recorded in the amount of $105,840 in the consolidated statements of operations.

J.    INCOME TAXES

The benefit for income taxes for the years ended December 31 are as follows:

                                 2002                2003
                                 ----                ----
Current                         $     -            $      -
Deferred                              -                   -
                                -------            --------

Total benefit for
 income taxes                   $     -            $      -
                                =======            ========


A reconciliation of income tax at the statutory rate to the Company's effective rate is as follows for 2002 and 2003:

                                                       2002             2003
                                                       ----             ----
Computed at the expected statutory rate            $  (993,000)     $(1,592,000)
State income tax-net federal tax benefit              (175,000)        (281,000)
Add: Purchased in-process R&D                          348,000                -
      Other differences                                      -           37,000
Less: valuation allowance change                       820,000        1,836,000
                                                   -----------      -----------
Total benefit for income taxes                     $         -      $         -
                                                   ===========      ===========

Deferred tax assets and liabilities at December 31, 2002 and 2003 were as follows:

                                                     2002               2003
                                                     ----               ----
Deferred tax assets:
 Net operating loss carry forwards                $   694,000       $ 1,446,000
 Start-up costs                                     4,312,000         5,412,000
 Depreciation and amortization                         28,000            12,000
                                                  -----------       -----------
Gross deferred tax assets                           5,034,000         6,870,000

 Valuation allowance                               (5,034,000)       (6,870,000)
                                                  -----------       -----------
Net deferred tax assets                           $         -       $         -
                                                  ===========       ===========

The net increase in the valuation allowance for the years ended December 31, 2002 and 2003 was $820,000 and $1,836,000, respectively. The Company has available at December 31, 2003 approximately $1,490,000 for the parent, $1,640,000 for North Electric Company, Inc. and $490,000 for

CASCommunications, Inc. of unused operating loss carry forwards that may be applied against future taxable income that expire in 2019 through 2023. Since a consolidated tax return is not filed, any net operating loss carryforwards can only be used to offset future taxable income of the specific company. Due to stock ownership changes, the ability to benefit from the net operating loss carryforwards may be significantly restricted.

K.    RESEARCH AND DEVELOPMENT COSTS

Total research and development cost were approximately $1,251,000 and $1,184,000 for the years ending December 31, 2002 and 2003, respectively. Research and development expense for the year ending December 31, 2002 included approximately $870,000 of in-process research and development expenses related to the North Electric Company, Inc. merger.

L.    RELATED PARTY TRANSACTIONS

As of December 31, 2002 and 2003 the Company had amounts payable to various officers and stockholders (see Note F).

During 2002 and 2003, the Company's President assumed personal liability and pledged personal assets as part of several financing agreements.

M.    CONCENTRATION OF CREDIT RISK

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash. The Company maintains its cash accounts with several commercial banks. Cash balances are insured by the Federal Deposit Insurance Corporation, up to $100,000 per financial institution. At December 31, 2002, the Company had no uninsured cash balances. At December 31, 2003, the Company's uninsured cash balances were approximately $157,000.

N.    COMMITMENTS AND CONTINGENCIES

Commitments:

In May 2003, the Company signed a term sheet to acquire the additional 60% equity position in CASCommunications, Inc. The term sheet is non-binding and any subsequent definitive agreement is dependent upon a successful completion of due diligence by all parties. The terms of the purchase are based upon the valuation of the developed technology and the contacts made to date to implement the technology on a test basis. As of April 9, 2004, the developed technology has not been valued and no definitive agreement has been signed.

In September 2003, the Company signed a short-term consulting agreement with a consultant for specific management consulting services. As part of the agreement, management is required to pay $20,000 per month for three months unless the contract is extended or an employment offer is tendered and accepted. In addition, the Company granted the consultant options for 1,500,000 shares of the Company's common stock at a strike price of $0.14 per share, vesting monthly in arrears at a rate of 250,000 shares per month. In the event that the consultant becomes an employee, the Company will be required to grant additional options for 1,000,000 shares of the Company's common stock with a strike price of $0.14, vesting monthly in arrears over a twenty-four month period. In December 2003, the consulting agreement was amended to extend the term of the engagement an additional five months and granted the consultant stock options for an additional 2,500,000 of the Company's common stock at a strike price of $0.14 per share. The additional stock options vest monthly in arrears at a rate of 250,000 shares per month. The vested stock options were valued under SFAS No. 123 using a Black-Scholes model and the Company recorded an expense in the amount of $65,875 to consulting fees during the year ended December 31, 2003 related to the vested options. As of December 31, 2003, none of the vested stock options has been exercised (See Note R).

In November 2003, the Company entered into an informal agreement with an ex-employee of North Electric Company to issue 1,750,000 shares of the Company's common stock as part of a settlement agreement and release related to prior claims against the company for unpaid and additional compensation earned under certain verbal agreements. The commitment to issue stock was valued based upon the average market value of the stock during the month of November 2003. As a result the Company increased the existing liability to the employee and recorded additional consulting expense of approximately $115,000 at that time for a balance due the employee of $315,000 at December 31, 2003. The agreement was formalized and signed on February 12, 2004.

On November 30, 2003, the Company entered into an informal agreement with the president of North Electric Company related to past, present and future compensation. Under the terms of the agreement the Company committed to issue 1,770,000 shares of the Company's common stock as satisfaction for amounts owed to the president of North Electric Company in unpaid compensation through the year ended December 31, 2003. The Company committed to issue the president of North Electric Company stock options for 5,500,000 shares of the company's common stock at a strike price of $0.15 per share. 1,500,000 vested on November 30, 2003 and the balance to vest over the following 36 months and will expire three years after the date of vesting. During the year ended December 31, 2003 1,611,111 shares vested under this commitment, were valued under SFAS No. 123 using a Black-Scholes model and the Company recorded an expense in the amount of $158,533 which was charged to officers compensation. As of December 31, 2003, none of the vested stock options were exercised. The Company also increased the president of North Electric Company's annual compensation and committed to issue 500,000 shares of the Company's common stock as bonus compensation for achieving future benchmarks of which, 250,000 has been earned in the first quarter of 2004. The remainder of the 500,000 shares will be earned in the future.

Lease commitments:

In February 2003, the Company signed a sub-lease agreement for office space in Raleigh, North Carolina. The term of the lease is for 20 months beginning in April 2003 and ending in November 2004. The terms of the lease call for a base monthly payment of $2,383.

The Company leases communications equipment and owes $8,302 under capital lease agreements, which expired in January through July 2001. These capital leases are in default. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The assets are amortized over their estimated useful lives. Amortization of assets under capital leases is included in depreciation and amortization expense.

The Company has no minimum lease payments due under the terms of non-cancelable operating leases that have initial or remaining terms in excess of one year as of December 31, 2003.

Total rent expense for all operating leases was $110,587 and $63,673 for the years ending December 31, 2002 and 2003, respectively.

Contingencies:

During 1999, the Company entered into an agreement with a consulting firm for services rendered over the period October 1999 through June 2000. The agreement with the consultant may call for additional consideration totaling 4% of outstanding stock in warrants or warrants for 1,320,000 shares of the Company's common stock at a strike price of $2.30 per share , contingent upon the consummation of the share exchange. The Company performed an analysis of the value of the warrants to determine the amount of a possible expense under SFAS No. 123. Using the Black-Scholes model, if the warrants had been issued, when the agreement was signed, they would have been valued at approximately $3.5 million.

The Company believes that no such additional compensation is due to the consultant under the terms of the agreement. No amount has been recorded related to the possible requirements to issue warrants.

As of December 31, 2002, the Company owed $142,388 to an investor pursuant to a judgment received related to a stock sale agreement. Pursuant to agreements with the investor, during 2003 the Company issued 10 million shares of the Company's common stock to the investor and received and additional $200,000 from the investor. The investor released the judgment and there were no remaining amounts due to the investor related to this transaction at December 31, 2003. If the investor sells the 10 million shares of common stock for an amount in excess of $2,400,000, then the Company is entitled to receive 90% of the excess as additional proceeds. No amounts have been recorded related to the additional proceeds.

During 2002, the Company received a $25,000 premium in exchange for a warrant to purchase 5 million shares of the Company's common stock. The holder exercised the warrant during 2003 in exchange for a contingent exercise price. Due to certain conditions, no amounts had to be paid against the contingent exercise price. Pursuant to the warrant agreement, the Company may be required to refund 110% of the warrant premium. No amount has been recorded against this contingent liability.

Since its inception, the Company has treated certain personnel as independent consultants per agreements with the personnel. As a result, the Company has not withheld payroll taxes or paid payroll taxes on compensation paid to the personnel. As a result, the Company may have delinquent payroll tax liabilities and related estimated penalties and interest that cannot be estimated at this time due to a history of inconsistent and unpredictable settlements with state and federal agencies in such situations. Therefore no liability has been recorded. Our President has undertaken to personally pay any such delinquent payroll tax as may be required.

O.    STOCK OPTIONS AND WARRANTS

In July 2000, the Company adopted a stock incentive plan for employees. The maximum number of shares which may be awarded under the plan is 3,000,000. Any person deemed eligible by the Stock Incentive Committee may receive shares or options under the plan; option awards may be in the form of an incentive option or a non qualified stock option. Stock options issued under the plan vest over several years, unless accelerated by the Stock Incentive Committee. All the shares authorized to be awarded under this stock option plan were granted in 2000 and 2001.

In addition, during the years ended December 31, 2002 and 2003, the Company granted options and warrants to consultants to purchase 5,400,000 and 28,099,019 shares of common stock, respectively, at prices ranging from $0.012 to $0.25 per share. The fair value of the stock options and warrants granted to consultants has been recorded as an expense in the amount of $66,925 and $1,155,818 for the years ended December 31, 2002 and 2003, respectively and $89,300 has been recorded as a cost of capital for the year ended December 31, 2003. Of the options and warrants granted since inception, options and warrants for 25,847,352 shares are unexercised and unexercised options expire between August 2005 and October 2008.

A summary of option and warrant activity, for both employees and consultants, for the two years ended December 31, is as follows:


                                                  Number        Price per      Weighted Average
                                                 of Shares     Share Range        Per Share
                                                 ---------   ---------------   ----------------
Outstanding, January 1, 2002                     2,517,802   $0.10 - $3.46        $    1.18
Options and warrants granted                     5,400,000   $0.0126 - $0.10      $    0.03

Options and warrants exercised                           -         -                      -
Options and warrants expired                      (217,802)  $1.73 - $3.46        $    2.48
                                           ---------------   ---------------      ---------
Outstanding, December 31, 2002                   7,700,000   $0.0126 - $0.24      $    0.04
Options and warrants granted                    28,099,019   $0.012 - $0.25       $    0.14
Options and warrants exercised                  (9,680,238)  $0.012 - $0.07       $    0.07
Options and warrants expired                      (271,429)      $0.032           $   0.032
                                           ---------------   ---------------      ---------
Outstanding, December 31, 2003                  25,847,352   $0.05 - $0.25        $    0.14
                                           ===============   ===============      =========

At December 31, 2003 the weighted average remaining life of outstanding stock options and warrants was approximately 40 months.

The Company accounted for the fair value of its options granted to employees in 2001 in accordance with APB 25. There were no options granted to employees in 2001. During 2002, the Company changed its method of accounting to follow the fair value method of SFAS No. 123.

The fair value of options and warrants granted in 2002 and 2003 are estimated on the date of the grant using a type of Black-Scholes option-pricing model. During the year ended December 31, 2002 the following assumptions were used to value grants: dividend yield of 0%, volatility of 208%, terms varied based on the negotiated term of the options agreement, and risk-free interest rates varied based on the Treasury bond yield with a term comparable to the length of the term listed in the options agreement. During the year ended December 31, 2003 the following assumptions were used to value grants: dividend yield of 0%, volatilities ranging from 63% to 143%, terms varied based on the negotiated term of the options agreement, and risk-free interest rates varied based on the Treasury bond yield with a term comparable to the length of the term listed in the options agreement.

P.    NET LOSS PER COMMON SHARE

As required by SFAS No. 128, the following is a reconciliation of the basic and diluted EPS calculations for the periods presented:


                                 For the year     For the year     Cumulative from
                                 Ended            Ended            Inception (January 13,
                                 December 31,     December 31,     1999) to December 31,
                                 2002             2003             2003 (Unaudited)
Net loss
(numerator)                      $  (2,907,352)   $  (4,448,410)   $ (18,167,096)
Weighted
average Shares
(denominator)                       85,056,935      196,798,749       77,490,598
Basic and
diluted net loss
per share                        $        (.03)   $       (0.02)   $       (0.23)


As required by the Securities and Exchange Commission (SEC) Staff Accounting Bulletin No. 98, the above calculation of EPS is based on SFAS No. 128, "Earnings Per Share." Thus, options and warrants granted as of December 31, 2002 and 2003 are not included in the calculation of diluted EPS as their inclusion would be anti-dilutive.

Q.    OPERATING LOSSES

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. The Company has sustained substantial costs in implementing its action plan. In addition, the Company used substantial amounts of working capital in funding these costs. At December 31, 2003, current liabilities exceed current assets by $2,531,266. The Company is seeking to raise additional capital and develop partnerships and cooperative agreements. In view of these matters, the ability of the Company to continue as a going concern is dependent upon the Company's ability to achieve its business objectives and the success of its future operations.

R.    SUBSEQUENT EVENTS

In November 2003, the Company entered into an exclusive distribution agreement for the sale of North Electric Company products in the Pacific Rim. The agreement has an effective date of January 1, 2004 and a term of four years, ending December 31, 2007. Under the distribution agreement, North Electric Company is required to provide training, marketing and technical support during the term of the agreement and provide product warranty and carry product liability insurance for any sold products. As of April 9, 2004, no products have been sold under this agreement.

In January 2004, the Company entered into a consulting agreement for twelve months for management services with a consultant. Under the terms of the agreement, the consultant will earn stock options for 6,882,352 of the Company's common stock at a strike price of $0.17 per share of the Company's common stock. The options will immediately vest.

In January 2004, the Company granted stock options for 5,000,000 shares of the Company's common stock at a strike price of $0.20 per share to the Company's president related to services provided to the Company in 2003. The options are fully vested and expire three years from the date of the grant. The Company performed an analysis of the value of the warrants to determine the amount of a possible expense under SFAS No. 123. Using the Black-Scholes model, the fair value of the fully vested stock options is $220,500 and therefore additional compensation expense and accrued liability have been recorded for the year ended December 31, 2003.

In February 2004, the Company entered into a consulting agreement for twelve months for financial management services with a consultant. Under the terms of the agreement, the consultant is to be paid $4,000 per month and was granted stock options for 1,000,000 shares of the Company's common stock of which 150,000 shares vest immediately and the balance to vest at a rate of 75,000 per month until fully vested.

In February 2004, the Company entered into a consulting agreement for general management services. Under the terms of the agreement the consultant is granted fully vested non-qualified stock options for 2,000,000 million shares of the Company's common stock with a strike price of $0.14 per share.

In February 2004, the Company entered into a consulting agreement for general management services. Under the terms of the agreement the consultant is granted fully vested non-qualified stock options for 1,000,000 million shares of the Company's common stock with a strike price of $0.14 per share.

On February 7, 2004, the Company amended the consulting agreement dated September 1, 2003 and the amendment to that agreement dated December 1, 2003 with a management consultant. Under the amendment, any unvested portion of the previously granted stock options for four million shares and the stock options for 1 million shares of the Company's common stock that were to be granted upon consultant becoming an employee, shall vest immediately upon the signing of a Letter of Intent between the Company or any of its subsidiaries and any party to merge with the Company, acquire the Company or to be acquired by the Company either in whole or in part. As of April 9, 2004, no Letter of Intent has been signed and therefore no acceleration of previously granted stock options or grants subject to employment has occurred. (See Note N.)

In February 2004, the Company agreed to enter into formal discussion to accomplish a merger between the Company and Union Telecom Limited, a Hong Kong telecommunications provider. As of April 9, 2004, no letter of intent has been executed.

On March 5, 2004, the Company entered into two stock subscription agreements with a foreign investor to purchase 5,882,352 shares of the Company's common stock at a purchase price of $0.17 per share. As of April 9, 2004, the investor has paid $80,000 towards the purchase of the shares and none of the shares has been issued. On April 13, 2004, we received a letter from counsel of this foreign investor alleging that we had violated the Securities Act of 1933 and the Securities and Exchange Act of 1934 in connection with the issuance of our securities and the solicitation of investment funds from such investor and the general public. The letter further demanded the rescission of the investor's four stock subscription agreements, dated November 18 and December 15, 2003 and March 5, 2004 and the return of the investor's total equity investment, an amount equal to $1,080,000. Of the total investment, we received $960,000 in November and December of 2003 and the balance of $120,000 in January and March 2004. In exchange for $1,000,000 of these funds, the Company issued 8,823,528 shares of our common stock to the stockholder in December 2003. Counsel to the investor has threatened to seek legal remedies with respect to these alleged violations. The Company intends to contest these claims. No adjustments has been made in the financial statements to reflect this contingent liability as of December 31, 2003.

S.    RESTATEMENTS RELATED TO MODIFICATION TO STOCK OPTION VALUES

In connection with the preparation of our March 31, 2004 financial statements we determined that our calculations of the fair value of options granted to employees and consultants were computed using erroneously calculated values for volatility. These mathematical errors were due to mechanical errors in the use of computer software designed to calculate the Black-Scholes analyses and caused the volatility values to be generally understated. For example, for options granted on August 15, 2003, we used a volatility value of 2.323% instead of 232.3%. Furthermore, upon a thorough review of all our stock option valuations, it was determined that the use of adjusted historical values was more approprate given the market history of the Company as compared to similar organizations. For example, in the case mentioned above it was determined that a volatility value of 63% was more appropriate than even the historical value of 232.3%. All option values in these financial statemetns have been recalculated using more appropriate volatility values. Accordingly, the fair value of the options granted to employees and consultants for prior periods has been modified. None of these modifications, which are solely for accounting purposes, has any impact on our cash, cash equivalents, or cash flows.

The following table represents the effects of all the aforementioned adjustments on restatements on a consolidated basis.

                                                                                       Amount Previously
                                                                                         Reported for             As Adjusted for
   Year Ended December 21, 2000: (As                                                     Cumulative            Cumulative Since
   reported in the Company's audited       Amount Previously       As adjusted         Since Inception          Inception
 financial statements included on its        Reported for         for the year          (January 13, 1999)     (January 13, 1999)
  report on Form 10-K dated April 17,       the year ended          ended                through                through
                 2001)                     December 31, 2000      December 31, 2000     December 31, 2000       December 31, 2000
-------------------------------------     -------------------    -------------------  ----------------------  --------------------
Loss before minority interest             $(6,783,550)            $(6,957,806)            $(7,830,478)          $(8,004,735)
Minority interest                         $         -             $         -             $         -           $         -
Net loss                                  $(6,783,550)            $(6,957,806)            $(7,830,478)          $(8,004,735)
Total liabilities                         $ 1,942,413             $ 1,942,413
Accumulated deficit during
 development stage                        $(7,830,478)            $(8,004,735)
Total stockholder's equity (deficit)      $(1,768,344)            $(1,768,344)

                                                                                    Amount Previously
                                                                                      Reported for               As Adjusted for
  Year Ended December 21, 2001: (As                                                 Cumulative Since            Cumulative Since
      reported in the Company's          Amount Previously                            Inception                    Inception
    consolidated audited financial       Reported for          As adjusted for     (January 13, 1999)           (January 13, 1999)
 statements included on its report on     the year ended       the year ended           through                     through
  Form 10-KSB dated April 16, 2002)       December 31, 2001    December 31, 2001    December 31, 2001           December 31, 2001
-------------------------------------   -------------------    -------------------  --------------------       --------------------

Loss before minority interest              $ (2,736,877)          $ (2,806,599)       $(10,567,355)             $(10,811,334)
Minority interest                          $         -            $          -        $          -              $          -
Net loss                                   $ (2,736,877)          $ (2,806,599)       $(10,567,355)             $(10,811,334)
Total liabilities                          $  1,104,812           $  1,104,812
Accumulated deficit during
 development stage                         $(10,567,355)          $(10,811,334)
Total stockholder's equity (deficit)       $   (945,556)          $   (945,556)

                                                                                    Amount Previously
                                                                                      Reported for               As Adjusted for
  Year Ended December 21, 2002: (As                                                 Cumulative Since            Cumulative Since
      reported in the Company's          Amount Previously                             Inception                    Inception
    consolidated audited financial        Reported for          As adjusted for     (January 13, 1999)           (January 13, 1999)
 statements included on its report on    the year ended         the year ended           through                     through
 Form 10-KSB/A dated April 29, 2003)     December 31, 2002     December 31, 2002    December 31, 2002           December 31, 2002
-------------------------------------   -------------------   -------------------  ---------------------       --------------------

Loss before minority interest            $ (2,889,922)            $ (2,920,364)        $(13,457,277)               $(13,731,698)
Minority interest                        $     13,012             $     13,012         $     13,012                $     13,012
Net loss                                 $ (2,876,910)            $ (2,907,352)        $(13,444,265)               $(13,718,686)
Total liabilities                        $  2,467,083             $  2,467,083
Accumulated deficit during
 development stage                       $(13,444,265)            $(13,718,686)
Total stockholder's equity (deficit)     $ (2,232,635)            $ (2,232,635)


                                                                                    Amount Previously
                                                                                      Reported for               As Adjusted for
  Year Ended December 21, 2003: (As                                                 Cumulative Since            Cumulative Since
      reported in the Company's          Amount Previously                             Inception                    Inception
    consolidated audited financial        Reported for          As adjusted for     (January 13, 1999)           (January 13, 1999)
 statements included on its report on    the year ended         the year ended           through                     through
 Form 10-KSB/A dated April 29, 2003)     December 31, 2003     December 31, 2003    December 31, 2003           December 31, 2003
-------------------------------------   -------------------   -------------------  ---------------------       --------------------

Loss before minority interest             $ (3,908,361)          $ (4,681,612)         $(17,365,638)               $(18,413,310)
Minority interest                         $    233,084           $    233,202          $    246,096                $    246,214
Net loss                                  $ (3,675,277)          $ (4,448,410)         $(17,119,542)               $(18,167,096)
Total liabilities                         $  2,642,098           $  2,843,587
Accumulated deficit during
 development stage                        $(17,119,542)          $(18,167,096)
Total stockholder's equity (deficit)      $ (2,001,963)          $ (2,203,333)

                         DataMEG Corp. and Subsidiaries
                        (A Development Stage Enterprise)
                           Consolidated Balance Sheets


                                                                                     March 31,
                                                                  December 31,         2004
                                                                      2003          (unaudited)
                                                                ----------------  ---------------
ASSETS

CURRENT ASSETS:
   Cash                                                         $        312,321  $             -
                                                                ----------------  ---------------
     Total current assets                                                312,321                -

PROPERTY AND EQUIPMENT, net                                               29,036           25,980

INVENTORY                                                                      -           61,835

OTHER ASSETS:
   Goodwill                                                              206,746          206,746
   Prepaid expenses                                                       17,267           20,883
   Deposits                                                                6,945            2,383
                                                                ----------------  ---------------
     Total other assets                                                  230,958          230,012
                                                                ----------------  ---------------
                                                                $        572,315  $       317,827
                                                                ================  ===============
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
   Capital lease obligation                                     $          8,302  $         8,302
   Promissory notes                                                    1,075,896        1,114,476
   Accounts payable and accrued expenses                                 777,500        1,080,937
   Accrued compensation                                                  695,891          884,249
   Due to stockholders and officers                                      265,180           44,680
   Convertible subordinated debentures                                    20,000           20,000
   Liability for stock to be issued                                          818           80,818
                                                                ----------------  ---------------
     Total current liabilities                                         2,843,587        3,233,462
     Total liabilities                                                 2,843,587        3,233,462

COMMITMENTS AND CONTINGENCIES                                                  -                -

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARY                             (67,939)         (67,939)

STOCKHOLDERS' EQUITY (DEFICIT):
   Class A convertible preferred stock, $.01 par value,
   8,000,000 shares authorized at December 31, 2003 and
   March 31, 2004; 2,000,000 shares issued and
   outstanding at December 31, 2003 and March 31, 2004,
   respectively                                                           20,000           20,000
   Class B convertible preferred stock, $.15 par value,
   2,000,000 shares authorized at December 31, 2003 and
   March 31, 2004; 50,000 shares issued and outstanding
   at December 31, 2003 and March 31, 2004, respectively                   7,500            7,500
   Common stock, $.01 par value; 340,000,000 shares
   authorized at December 31, 2003 and March 31, 2004;
   226,029,772 and 224,494,898 issued and outstanding at
   December 31, 2003 and March 31, 2004, respectively                  2,260,298        2,244,949

   Common stock subscriptions receivable                                (120,056)             (56)
   Additional paid-in capital                                         12,889,175       12,821,607
   Treasury stock                                                        (75,392)         (75,392)
   Stock options                                                       1,025,155        1,965,351
   Deferred compensation                                                 (42,917)              --
   Accumulated deficit during development stage                      (18,167,096)     (19,831,655)
                                                                ----------------  ---------------
     Total stockholders' equity (deficit)                             (2,203,333)      (2,847,696)
                                                                ----------------  ---------------
                                                                $        572,315  $       317,827
                                                                ================  ===============


The accompanying notes are an integral part of these consolidated financial statements

                         DataMEG Corp. and Subsidiaries
                        (A Development Stage Enterprise)
                      Consolidated Statements of Operations

                                                                                                     Cumulative
                                                                                                   from inception
                                                            For the three        For the three    (January 13, 1999
                                                            months ended         months ended            to
                                                           March 31, 2003       March 31, 2004     March 31, 2004)
                                                             (unaudited)          (unaudited)        (unaudited)
                                                          -----------------   -----------------   -----------------
REVENUE                                                   $              --   $              --   $              --

COST OF REVENUES                                                         --                  --                  --
                                                          -----------------   -----------------   -----------------

   Gross Profit                                                          --                  --                  --

OPERATING EXPENSES:
   General and administrative                                       765,812           1,269,958          15,243,077
   Research and development                                         168,348             352,689           4,061,848
                                                          -----------------   -----------------   -----------------

      Total operating expenses                                      934,160           1,622,647          19,304,925
                                                          -----------------   -----------------   -----------------

   Loss from operations                                            (934,160)         (1,622,647)        (19,304,925)

OTHER INCOME (EXPENSES):
   Interest income                                                       --                  --                 225
   Interest expense                                                 (36,402)            (41,912)           (369,777)
   Loss on acquisition fee                                               --                  --            (123,950)
   Loss on disposal of property and equipment                            --                  --              (1,459)
   Loss on impairment of patents                                         --                  --            (127,274)
   Loss on litigation                                                (8,900)                 --            (159,240)
   Realized gains on sale of securities                                  --                  --               8,530
                                                          -----------------   -----------------   -----------------

      Total other income (expenses)                                 (45,302)            (41,912)           (772,945)
                                                          -----------------   -----------------   -----------------

LOSS BEFORE BENEFIT FOR INCOME TAXES AND
MINORITY INTEREST                                                  (979,462)         (1,664,559)        (20,077,870)
Benefit for income taxes                                                 --                  --                  --
                                                          -----------------   -----------------   -----------------

LOSS BEFORE MINORITY INTEREST                                      (979,462)         (1,664,559)        (20,077,870)

MINORITY INTEREST                                                    27,212                  --             246,215
                                                          -----------------   -----------------   -----------------

NET LOSS                                                  $        (952,250)  $      (1,664,559)  $     (19,831,655)
                                                          =================   =================   =================

Net loss per common share (basic and diluted)             $           (0.01)  $           (0.01)  $           (0.23)
                                                          =================   =================   =================

Weighted average number of common shares
outstanding                                                     171,112,532         225,304,002          85,124,993
                                                          =================   =================   =================

The accompanying notes are an integral part of these consolidated financial statements.

                          DataMEG Corp.and Subsidiaries
                        (A Development Stage Enterprise)
                      Consolidated Statements of Cash Flows

                                                                                                            Cumulative
                                                                    For the              For the               from
                                                                     three                three              inception
                                                                    months               months            (January 13,
                                                                     ended                ended              1999) to
                                                                   March 31,            March 31,            March 31,
                                                                     2003                 2004                 2004)
                                                                  (unaudited)          (unaudited)          (unaudited)
                                                               -----------------    -----------------    -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                     $        (952,250)   $      (1,664,559)   $     (19,831,655)
  Adjustments to reconcile net loss to net cash used in
  operating activities:
    Depreciation and amortization                                          1,242                3,056               78,666
    Stock issued for purchase of in-process R&D                               --                   --              870,600
    Stock issued, or to be issued, in lieu of cash for
    professional services                                                502,901               40,000            7,225,799
    Stock issued to officers for reimbursement of corporate
    expenses or compensation                                             160,000                   --            1,762,781
    Stock options issued in lieu of cash for
    professional services                                                 12,000              940,196            2,513,502
    Stock warrants issued in lieu of cash for
    professional services                                                     --                   --               84,500
    Property and equipment given in lieu of cash for
    professional services                                                     --                   --               15,475
    Realized gains on sales of investments                                    --                   --               (8,530)
    Loss on acquisition fee                                                   --                   --              123,950
    Loss on disposal of property and equipment                                --                   --                1,459
    Loss on impairment of patent                                              --                   --              127,274
    Loss on litigation                                                     8,900                   --              159,240
    Minority interest                                                    (27,212)                  --             (154,550)
    Stock issued in lieu of financing costs                                   --                   --              140,250
    Changes in assets and liabilities affecting operations:
      Prepaid expenses                                                    (4,767)              (3,616)              (8,383)
      Deposits                                                                --                4,562               24,548
      Promissory notes                                                    25,822               38,580              867,469
      Accounts payable and accrued expenses                               73,959              303,437            1,182,072
      Accrued compensation                                               (32,935)             188,358              546,432
      Due to stockholders and officers                                    (3,100)            (220,500)              15,102
      Liability for stock to be issued                                        --                   --               40,813
      Short-term note payable                                                 --                   --               10,909
                                                               -----------------    -----------------    -----------------

        Net cash used in operating activities                           (235,440)            (370,486)          (4,212,277)
                                                               -----------------    -----------------    -----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                                     (2,304)                  --              (71,964)
  Purchases of inventory                                                      --              (61,835)             (61,835)

  Payments for intangible assets                                              --                   --             (127,274)
  Payments for security deposits                                          (2,383)                  --              (81,931)
  Investment in subsidiary                                                    --                   --             (149,312)
  Purchases of investments                                                    --                   --              (20,000)
  Sales of investments                                                        --                   --               28,530
                                                               -----------------    -----------------    -----------------

        Net cash used in investing activities                             (4,687)             (61,835)            (483,786)
                                                               -----------------    -----------------    -----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from loan from shareholder                                         --                   --               26,000
  Repayment of loan from shareholder                                          --                   --              (26,000)
  Proceeds from short-term loan                                           77,000                   --              120,000
  Repayment of capital lease obligations                                      --                   --              (32,002)
  Net proceeds from issuance of stock                                     93,700               40,000            4,257,967
  Net proceeds from stock to be issued                                    63,000               80,000              286,000
  Proceeds from investments in subsidiary                                     --                   --               25,000
  Proceeds from issuance of warrants                                          --                   --               25,000
  Repayment of promissory note                                                --                   --                 (500)
  Payment for treasury stock                                                  --                   --             (125,392)
  Proceeds from issuance of debentures                                        --                   --              139,990
                                                               -----------------    -----------------    -----------------

        Net cash provided by financing activities                        233,700              120,000            4,696,063
                                                               -----------------    -----------------    -----------------

NET CHANGE IN CASH                                                        (6,427)            (312,321)                  --
CASH, BEGINNING OF PERIOD                                                  9,319              312,321                   --
                                                               -----------------    -----------------    -----------------

CASH, END OF PERIOD                                            $           2,892      $            --    $              --
                                                               =================    =================    =================

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING
ACTIVITIES:
    Financing of property and equipment with capital lease     $              --    $              --    $          42,540
                                                               =================    =================    =================

    Issuance of stock in exchange for notes receivable         $              --    $              --    $         656,251
                                                               =================    =================    =================

    Issuance of stock in exchange for notes payable            $         179,219    $              --    $         279,405
                                                               =================    =================    =================

    Stock issued as a reduction of the liability for stock
    to be issued                                               $         124,000    $              --    $       1,675,234
                                                               =================    =================    =================

    Stock issued in lieu of deferred financing costs           $              --    $              --    $         140,250
                                                               =================    =================    =================

    Stock issued in lieu of deferred compensation              $              --    $              --    $          47,400
                                                               =================    =================    =================

    Stock issued in purchase of subsidiary                     $              --    $              --    $         483,658
                                                               =================    =================    =================

SUPPLEMENTAL DISCLOSURE OF CASHFLOW INFORMATION:
Interest paid                                                  $              --    $              --    $           6,612
                                                               =================    =================    =================

The accompanying notes are an integral part of these consolidated financial statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A.   BASIS OF PRESENTATION AND ORGANIZATION

DataMEG Corp. is a technology holding company focused through the Company's subsidiaries on developing new technologies, software applications, and products primarily serving the telecommunications sector. The Company trades on the Over-the-Counter bulletin board under the symbol DTMG.

DataMEG Corp. is a New York corporation and was incorporated in October 1982 as The Viola Group, Inc. In August 2000, the Company exchanged 90% of our common stock for 100% of the stock of DataMEG Corp., a Virginia corporation, that was incorporated in January 1999. The Company subsequently changed its name to DataMEG Corp., and is the successor in business operations of the Virginia DataMEG.

DataMEG Corp. has two subsidiaries: Cascommunications, Inc., a Florida corporation, of which the Company owns 40%, and North Electric Company, Inc., a North Carolina corporation, which the Company wholly owns. DataMEG Corp. and its subsidiaries individually and collectively are a development stage enterprise.

Cascommunications focuses on developing devices related to high-speed broadband access. Cascommunications' initial focus is in developing a device that will accelerate the speed of information over the part of the cable fiber between the neighborhood network hub to the home of each end user, this part is often called the last mile. Cascommunications' device is based on a communication technology called MPTC--Multi Phase Poly Tone Communication. MPTC delivers new advantages to the cable operator compared to existing last mile high-speed communication technologies.

North Electric focuses on becoming a provider of network assurance products and services. North Electric network assurance products are designed to enable communications network operators and service providers to quickly and automatically determine if their network is meeting its quality and service expectations, while lowering network operating costs. North Electric has developed their NAS-6131 Network Assurance System that will cover the existing traditional telephone networks, networks that use the same communication technology as the Internet, and converged networks comprised of both of these network types. Communications networks that deploy advanced technologies will receive additional fault isolation and related benefits. North Electric is actively pursuing near-term sales opportunities for its NAS-6131 Network Assurance System and anticipates realization of these opportunities in the near-term. North Electric anticipates that prospective customers will begin testing the NAS-6131 Network Assurance System during the second quarter of 2004, with revenue expected from initial sales in the third quarter of 2004. Nonetheless, as a development stage company introducing a new product, the Company cannot assure you that it will successfully arrange suitable test sites, that the system will perform successfully or that customers will purchase the system during these timeframes, if at all.

These consolidated financial statements reflect those of DataMEG Corp., Cascommunications, Inc. and North Electric Company, Inc. In accordance with the Financial Accounting Standards Board ("FASB") interpretation ("FIN") 46 "Consolidation of Variable Interest Entities an interpretation of ARB No. 51", the Company continues to consolidate Cascommunications, Inc. as it expects to continue to absorb a majority of Cascommunications Inc.'s losses. Collectively, DataMEG Corp., Cascommunications, Inc. and North Electric Company, Inc. are referred to as the "Company".

Cascommunications had no recorded assets as of March 31, 2004 and had a loss before minority interest of $0 (zero) for the three months ended March 31, 2004. No consolidated assets are collateral for liabilities of Cascommunications. DataMEG has provided $270,000 of the total capital of $388,000 provided to Cascommunications as of March 31, 2004.

Except for the consolidated balance sheet of the Company as of December 31, 2003, which is derived from audited financial statements as modified in Note B, the accompanying consolidated financial statements are unaudited. In the opinion of management, all adjustments (consisting of normal recurring items) necessary for a fair presentation of such financial statements have been included. Interim results are not necessarily indicative of results for a full year.

The consolidated financial statements and notes are presented as required by Form 10-QSB and do not contain certain information included in the Company's annual financial statements and notes. These financial statements should be read in conjunction with the Company's audited financial statements and the notes thereto filed with the Securities and Exchange Commission ("SEC") in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003.

B.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

MODIFICATION TO STOCK OPTION VALUES

In connection with the preparation of our financial statements, we have determined that our calculations of the fair value of options granted to employees and consultants were computed using erroneously calculated values for volatility. These mathematical errors were due to mechanical errors in the use of computer software designed to calculate the Black-Scholes analyses and caused the volatility values to be generally understated. For example, for options granted on August 15, 2003, we used a volatility value of 2.323% instead of 232.3%. Furthermore, upon a thorough review of all our stock option valuations, it was determined that the use of adjusted historical values was more appropriate given the market history of the Company as compared to similar organizations. For example, in the case mentioned above it was determined that a volatility value of 63% was more appropriate than even the historical value of 232.3%. All option values in these financial statements have been recalculated using more appropriate volatility values. Accordingly, the fair value of the options granted to employees and consultants for prior periods has been modified. None of these modifications, which are solely for accounting purposes, has any impact on our cash, cash equivalents, or cash flows. We intend to evaluate the need to restate our previously reported financial statements as a result of these mathematical errors and internal reviews of appropriate adjusted historical volatility values.

RECENT ACCOUNTING PRONOUNCEMENTS

There are no new accounting pronouncements that have a material effect on the Company's financial position or results of operations for the three months ended March 31, 2004.

C.   CONVERTIBLE SUBORDINATED DEBENTURES

In July 2000, the Company issued convertible subordinated debentures totaling approximately $140,000. The terms of the debentures require interest payable at twelve percent per annum payable quarterly with a maturity date of one year from the date of advance unless mutually extended. The debentures are subordinate and junior to existing liabilities of the Company and any subsequent borrowings from banks or insurance companies. The debentures were able to be converted to common stock at a price of $2.50 per share at any time prior to maturity. During 2000 and 2003, approximately $120,000 of the convertible subordinated debentures were converted resulting in the issuance of 71,033 shares of restricted common stock as of December 31, 2003. The remaining convertible subordinated debentures totaled $20,000 at December 31, 2003 and March 31, 2004. Interest accrued related to the unconverted subordinated debentures was $15,963 and $16,570 at December 31, 2003 and March 31, 2004, respectively. The Company is in default related to payments of interest and principal at March 31, 2004.

D.   DUE TO STOCKHOLDERS AND OFFICERS

As of December 31, 2003 and March 31, 2004, the Company was indebted to officers and stockholders in the amount of $265,180 and $44,680, respectively, for expenses incurred on behalf of the Company. This is exclusive of amounts included in accrued compensation shown on the balance sheets.

E.   PROMISSORY NOTES

On October 29, 2001, the Company signed a confessed judgment promissory note with a law firm acknowledging monies owed amounting to $568,382, which had been previously accrued. The balance of the promissory note accrued interest at a rate of 9% and matured on December 31, 2001. On January 7, 2002 the Company received a notice of default relating to the Promissory Note and as of January 1, 2002 the outstanding balance was increased five percent (5%) and began to accrue interest at an annual rate of 15%. The balance including accrued interest and legal fees was approximately $806,000 and $833,000 as of December 31, 2003 and March 31, 2004, respectively.

In July 2003, the Company signed a promissory note with a professional for fees and the interest on unpaid fees due that professional through June 30, 2003 in the amount of $247,007. The note is guaranteed personally by the Company's President. The promissory note accrues interest at a rate of 18% per annum and was due and payable on August 15, 2003. No significant payments have been made to date and the Company is in default with respect to this note and total interest of 2% per thirty calendar day period accrues as liquidated damages. The balance including accrued interest was approximately $270,000 and $282,000 as of December 31, 2003 and March 31, 2004, respectively.

F.   OTHER LIABILITIES

On December 18, 2001, the Company entered into a short-term loan agreement with an investor for $120,000. Principal and interest on the loan were due April 15, 2002. The loan was secured by approximately 3.4 million shares of the Company's stock owned and pledged by the Company's President. On May 17, 2002, the investor filed suit against the Company and the Company's President for the principal, accrued interest, legal fees and related damages. A liability in the amount of the principal, interest and legal fees was recorded in the balance sheet of the Company. The Company issued the Company's President 3,272,727 shares of common stock in August 2002 to replace the pledged stock lost. The reimbursed shares were treated as a cost of capital and approximately $52,000 was applied against the paid-in-capital account in the equity section of the Company's balance sheet. This liability was reduced by the receipt of the pledged shares and has a current balance of approximately $56,000 at December 31, 2003 and March 31, 2004 and is recorded in accounts payable and accrued expenses.

During 2002, the Company entered into several stock purchase agreements with Hickey Hill Partners LLC and Miami Associates Investors, LLC ("Investors") to purchase shares of the Company's common stock. The Company discounted the purchase price based upon market conditions at the time of issuance of the stock and the immediately following several days. The Company held advances in the amount of $35,000 for which stock was not issued.

The Company believed that the Investors defaulted on the stock purchase agreements and the investors believed that the Company defaulted on the stock purchase agreements. Hickey Hill Partners LLC filed a lawsuit against the Company and the Company's President in the Circuit Court of the 15th Judicial Circuit in and for Palm Beach County, Florida. On April 3, 2003, the court issued a default judgment against the Company and our President in the amount of $64,352 that bears interest at the rate of 6% a year and prejudgment interest of $1,716. The Company has recorded a liability for the judgment and additional accrued interest at December 31, 2003 in the amount of $68,945 that is included in accounts payable and accrued expenses. Funds were transferred in March 2004 and the balance, including accrued interest, at March 31, 2004 was approximately $65,000.

Miami Associates Investors, LLC also filed a lawsuit against the Company and the Company's President in the Circuit Court of the 17th Judicial Circuit in and for Broward County, Florida for damages in the amount of $54,850 together with the awarding of treble damages, attorneys fees and interest. On April 24, 2003, the court determined that the Company and our President defaulted. A final judgment was ordered and finalized on December 3, 2003. The Company has recorded a liability for the judgment and accrued interest at December 31, 2003 in the amount of $118,350 that is recorded in accounts payable and accrued expenses. The balance, including accrued interest, at March 31, 2004 was approximately $120,000.

G.   RELATED PARTY TRANSACTIONS

As of December 31, 2003 and March 31, 2004, the Company had amounts payable to various officers and stockholders (See Note D).

During 2003, the Company's President assumed personal liability and pledged personal assets as part of several financing agreements.

H.   CONCENTRATION OF CREDIT RISK

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash. The Company maintains its cash accounts with several commercial banks. Cash balances are insured by the Federal Deposit Insurance Corporation, up to $100,000 per financial institution. At December 31, 2003, the Company's uninsured cash balances were approximately $157,000. At March 31, 2004, the Company had no uninsured cash balances.

I.   COMMITMENTS AND CONTINGENCIES

Commitments:

In May 2003, the Company signed a term sheet to acquire the additional 60% equity position in Cascommunications, Inc. The term sheet is non-binding and any subsequent definitive agreement is dependent upon a successful completion of due diligence by all parties. The terms of the purchase are based upon the valuation of the developed technology and the contacts made to date to implement the technology on a test basis. As of May 15, 2004, the developed technology has not been valued and no definitive agreement has been signed.

In September 2003, the Company signed a short-term consulting agreement with a consultant for specific management consulting services. As part of the agreement, management is required to pay $20,000 per month for three months unless the contract is extended or an employment offer is tendered and accepted. In addition, the Company granted the consultant options to acquire 1,500,000 shares of the Company's common stock at a strike price of $0.14 per share, vesting monthly in arrears at a rate of 250,000 shares per month. In the event that the consultant becomes an employee, the Company will be required to grant additional options to acquire 1,000,000 shares of the Company's common stock with a strike price of $0.14, vesting monthly in arrears over a twenty-four month period. In December 2003, the consulting agreement was amended to (1) extend the term of the engagement an additional five months and (2) grant the consultant stock options for an additional 2,500,000 of the Company's common stock at a strike price of $0.14 per share. The additional stock options vest monthly in arrears at a rate of 250,000 shares per month. The vested stock options were valued under SFAS No. 123 using a Black-Scholes model and the Company recorded an expense in the amount of $92,325 to consulting fees during the three months ended March 31, 2004 related to the vested options. As of March 31, 2004, none of the vested stock options had been exercised.

On February 7, 2004, the Company amended the consulting agreement dated September 1, 2003 and the amendment to that agreement dated December 1, 2003 with the management consultant noted above. Under the amendment, any unvested portion of the previously granted stock options for four million shares and the stock options for one million shares of the Company's common stock that were to be granted upon consultant becoming an employee, shall vest immediately upon the signing of a Letter of Intent between the Company or any of its subsidiaries and any party to merge with the Company, acquire the Company or to be acquired by the Company either in whole or in part. As of May 15, 2004, no Letter of Intent has been signed and therefore no acceleration of previously granted stock options or grants subject to employment has occurred.

In November 2003, the Company entered into an informal agreement with an ex-employee of North Electric Company to issue 1,750,000 shares of the Company's common stock as part of a settlement agreement and release related to prior claims against the company for unpaid and additional compensation earned under certain oral agreements. The commitment to issue stock was valued based upon the average market value of the stock during the month of November 2003. As a result the Company increased the existing liability to the employee and recorded additional consulting expense of approximately $115,000 at that time for a balance due the employee of $315,000 at December 31, 2003 and March 31, 2004. The agreement was formalized and signed on February 12, 2004. As of March 31, 2004, none of the shares had been issued.

On November 30, 2003, the Company entered into an informal agreement with the President of North Electric Company related to past, present and future compensation. Under the terms of the agreement the Company committed to issue 1,770,000 shares of the Company's common stock as satisfaction for amounts owed to the President of North Electric Company in unpaid compensation through the year ended December 31, 2003. The Company committed to issue the President of North Electric Company stock options to acquire 5,500,000 shares of the Company's common stock at a strike price of $0.15 per share. Of these shares, options to acquire 1,500,000 shares vested on November 30, 2003 and the balance will vest over the following 36 months and will expire three years after the date of vesting. During the three months ended March 31, 2004, options to acquire 333,333 shares vested under this commitment, were valued under SFAS No. 123 using a Black-Scholes model and the Company recorded an expense in the amount of $32,800 which was charged to officers compensation. As of March 31, 2004, none of the vested stock options were exercised. The Company also increased the President of North Electric Company's annual compensation and committed to issue 500,000 shares of the Company's common stock as bonus compensation for achieving future benchmarks of which, 250,000 was earned in the first quarter of 2004 and additional compensation expense was recorded in March 2004 for approximately $43,000. The remaining 250,000 shares were to be earned in future periods. None of the 1,770,000 committed shares and none of the 500,000 bonus shares had been issued as of March 31, 2004

In November 2003, the Company entered into an exclusive distribution agreement for the sale of North Electric Company products in the Pacific Rim. The agreement has an effective date of January 1, 2004 and a term of four years, ending December 31, 2007. Under the distribution agreement, North Electric Company is required to provide training, marketing and technical support during the term of the agreement and provide product warranty and carry product liability insurance for any sold products. As of May 15, 2004, no products have been sold under this agreement. Although North Electric had a readily deployable product as of May 15, 2004, the distributor had yet to position and market the product to our satisfaction. We will revisit this relationship once we have established our first testing site in North America.

In February 2004, the Company entered into a consulting agreement for twelve months for financial management services with a consultant. Under the terms of the agreement, the consultant is to be paid $4,000 per month and was granted stock options to acquire 1,000,000 shares of the Company's common stock of which 150,000 shares vested immediately and the balance will vest at a rate of 75,000 per month until fully vested. As of March 31, 2004, the Company recorded as an expense $14,400 which was charged to consulting fees.

Contingencies:

During 1999, the Company entered into an agreement with a consulting firm for services rendered over the period October 1999 through June 2000. The agreement with the consultant may call for additional consideration totaling 4% of outstanding stock in warrants or warrants for 1,320,000 shares of the Company's common stock at a strike price of $2.30 per share, contingent upon the consummation of the share exchange. The Company performed an analysis of the value of the warrants to determine the amount of a possible expense under SFAS No. 123. Using the Black-Scholes model, if the warrants had been issued when the agreement was signed, they would have been valued at approximately $3.5 million. The Company believes that no such additional compensation is due to the consultant under the terms of the agreement. No amount has been recorded related to the possible requirements to issue warrants.

As of December 31, 2002, the Company owed $142,388 to an investor pursuant to a judgment received related to a stock sale agreement. Pursuant to agreements with the investor, during 2003, the Company issued 10 million shares of the Company's common stock to the investor and received an additional $200,000 from the investor. The investor released the judgment and there were no remaining amounts due to the investor related to this transaction at March 31, 2004. If the investor sells the 10 million shares of common stock for an amount in excess of $2,400,000, then the Company is entitled to receive 90% of the excess as additional proceeds. No amounts have been recorded related to the additional proceeds.

During 2002, the Company received a $25,000 premium in exchange for a warrant to purchase 5 million shares of the Company's common stock. The holder exercised the warrant during 2003 in exchange for a contingent exercise price. Due to certain conditions, no amounts had to be paid against the contingent exercise price. Pursuant to the warrant agreement, the Company may be required to refund 110% of the warrant premium. It is management's opinion that a situation resulting in a repayment of the premium is unlikely to occur given the fair value of stock since the issuance of the stock and therefore, no amount has been recorded against this contingent liability.

Since its inception, the Company has treated certain personnel as independent consultants per agreements with the personnel. As a result, the Company has not withheld payroll taxes or paid payroll taxes on compensation paid to the personnel. As a result, the Company may have delinquent payroll tax liabilities and related estimated penalties and interest that cannot be estimated at this time due to a history of inconsistent and unpredictable settlements with state and federal agencies in such situations. Therefore, no liability has been recorded. Our President has undertaken to personally pay any such delinquent payroll tax as may be required.

J.   NET LOSS PER COMMON SHARE

As required by SFAS No. 128, the following is a reconciliation of the basic and diluted EPS calculations for the periods presented:

                                                                                        Cumulative
                                          For the Three         For the Three         from Inception
                                           Months Ended          Months Ended       (January 13, 1999)
                                          March 31, 2003        March 31, 2004       to March 31, 2004
                                           (Unaudited)           (Unaudited)            (Unaudited)
                                        ------------------    ------------------    ------------------
Net loss (numerator)                    $         (952,250)   $       (1,664,559)   $      (19,831,655)
Weighted average Shares (denominator)          171,112,532           225,304,002            85,124,993
Basic and diluted net loss per share    $            (0.01)   $            (0.01)   $            (0.23)

As required by the Securities and Exchange Commission (SEC) Staff Accounting Bulletin No. 98, the above calculation of EPS is based on SFAS No. 128, "Earnings Per Share." Thus, options and warrants granted as of March 31, 2003 and 2004 are not included in the calculation of diluted EPS as their inclusion would be anti-dilutive.

K.   OPERATING LOSSES

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. The Company has sustained substantial costs in implementing its action plan. In addition, the Company used substantial amounts of working capital in funding these costs. At March 31, 2004, current liabilities exceed current assets by $3,233,462. The Company is seeking to raise additional capital and develop partnerships and cooperative agreements. In view of these matters, the ability of the Company to continue as a going concern is dependent upon the Company's ability to achieve its business objectives and the success of its future operations.

L.   SUBSEQUENT EVENTS

In February 2004, the Company agreed to enter into formal discussion to accomplish a merger between the Company and Union Telecom Limited, a Hong Kong telecommunications provider. As of May 15, 2004, no letter of intent has been executed. The Company is reviewing the opportunities represented in these discussions and will decide whether to proceed following the introduction of products available through their wholly-owned subsidiary, North Electric Company, into the North America telecommunications market. The Company feels that they have imminent sales opportunities for North Electric's NAS 6131 Network Assurance System will provide the Company with a stronger position in these and other discussions.

On March 5, 2004, the Company entered into two stock subscription agreements with a foreign investor to purchase 5,882,352 shares of the Company's common stock at a purchase price of $0.17 per share. As of May 15, 2004, the investor has paid $80,000 towards the purchase of the shares. In April 2004, the Company issued 2,941,176 shares restricted Common Stock to the investor with the understanding that the investor was sending the Company $500,000. The Company has asked that the investor return this certificate. Once returned, the Company will issue 470,588 shares to accommodate the $80,000 investment that was made. There is no further activity anticipated regarding this matter, based on discussions with the investor's legal counsel.

In April 2004, the Company entered into an agreement with a consultant to provide financial management services. Under the terms of the agreement, the Company is required to make a stubbed payment of $4,000 in April 2004 and monthly payments in the amount of $8,500 beginning in May 2004.

In April 2004, the Company obtained a credit facility to finance the product inventory and manufacturing requirements for North Electric Company, Inc. The facility will be for a period of one year subject to extension by the mutual consent of both parties. Advances will equal up to seventy percent of a purchase order depending upon the credit profile of the customer. No advances will be made for soft costs and the advances will accrue interest at a rate of 5% of any outstanding balances.

In May 2004, the Company entered into agreements to issue convertible notes to seven (7) investors for a total of $87,500. The convertible notes accrue simple interest at an annual rate of 1.47% and convert any time between three and six months of the original issuance date of the notes into approximately 1,750,000 shares. The notes will automatically convert to shares if not converted prior to October 27, 2004. The Company will, not later than four months after the conversion of the notes and in no event later than December 27, 2004, cause the shares issued upon conversion to be registered with the United States Securities and Exchanges Commission for resale at the sole expense of the Company. As of May 15, 2004, all the funds had been received and the related convertible notes were being drawn up.

                              DATAMEG CORP. PART II

ITEM 24.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our certificate of incorporation provides that none of our directors shall have personal liability to us or our shareholders for damages for any breach of duty as a director. However, this indemnification protection shall not eliminate or limit the liability of any director if a judgment or other final adjudication adverse to him or her establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she personally gained a financial profit or other advantage to which he was not legally entitled or that his or her act violated the New York Business Corporation Law. Our by-laws provide that, to the maximum extent permitted by Virginia Corporation Law, we will indemnify our current and former directors, officers, agents and employees and any other persons who, at our request serve or have served another business entity in one or more of such capacities against any and all liabilities incurred in connection with their services in such capacities.

At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted. We are not aware of any threatened litigation or proceedings that may result in a claim for indemnification by any director or officer.

ITEM 25.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         Filing fee under the Securities Act of 1933                $       487.85
         Legal Fees (1)                                             $   300,000.00
         Accounting Fees (1)                                        $    37,000.00
         Costs of Printing (1)                                      $     4,000.00
         Miscellaneous (1)                                          $     1,512.15

         TOTAL:                                                     $   343,000.00

(1)  Estimates

ITEM 26.    RECENT SALES OF UNREGISTERED SECURITIES.

The following information is furnished with regard to all securities sold by us within the past three years that were not registered under the Securities Act.

Stock Options and Warrants

In July 2000, we adopted a stock incentive plan for employees. The maximum number of shares that we may award under the plan is 3,000,000. Pursuant to the plan, as of June 15, 2004, we granted options to employees and consultants to purchase up to 3,000,000 shares of our common stock, all of which were exercised. The stock incentive plan is now expired.

In addition, we granted options to employees and consultants to purchase up to 50,445,891 shares of our common stock at prices ranging from $0.012 to $5 per share from inception (January 13, 1999) through June 15, 2004. As of June 15, 2004, options and warrants that would permit the purchase of 10,170,238 shares were exercised and options to purchase 495,949 shares expired. The remaining options to purchase up to 42,729,204 shares expire between August 2005 and October 2008.

STOCK OPTIONS AND WARRANTS SCHEDULE FOR OPTIONS AND WARRANTS ISSUED FROM JUNE 15, 2001 THROUGH JUNE 15, 2004



                                                                                                              Options/
                                                                                                   Options/   Warrants
Grant                               Expiration    Number        Strike     Fair        Date        Warrants   Granted and
Date         Name                   Date          of Shares     Price      Value       Exercised   Expired    Unexercised
-------      ---------------        ----------    ---------     ------     ---------   ---------   -------    -----------
10/1/01      Ron Dove               10/1/08         300,000     $   0.24   $  58,278                               72,000
10/1/01      QAT                    10/1/08       2,000,000     $   0.10   $ 514,355                            2,000,000
5/28/02      Steve Gibson           8/29/05          30,000     $   0.05   $   1,276   5/1/2003                         0
5/28/02      Arnold Bragg           8/29/05         205,000     $   0.05   $   1,383                              205,000
6/12/02      Carla Erickson         8/29/05         125,000     $   0.05   $     813   5/1/2003                         0
6/13/02      Peter Tate             8/29/05         150,000     $   0.05   $     975   5/1/2003                         0
6/21/02      Sally Ruggero          8/29/05         180,000     $   0.05   $   1,170   5/1/2003                         0
7/12/02      Raj Krishnan           8/29/05         250,000     $   0.05   $   2,925   5/1/2003                         0
7/12/02      Joe Tanzini            8/29/05         200,000     $   0.05   $   1,300   5/1/2003                         0
8/22/02      Rich Kaiser            8/22/05         360,000     $   0.05   $   8,784   5/1/2003                         0
11/2/02      PTR Group              12/31/03        750,000     $  0.012   $  12,000   4/7/2003                         0
11/12/02     Patrick Rost           2/28/03       3,000,000     $ 0.0126   $  38,100   1/21/2003                        0
12/17/02     Frank Noser            12/17/05        105,000     $   0.05   $   1,869   5/1/2003                         0
12/17/02     Rich Adam              12/17/05        105,000     $   0.05   $   1,869   5/1/2003                         0
12/17/02     Carl Mottayaw          12/17/05        105,000     $   0.05   $   1,869   5/1/2003                         0
12/17/02     Tony Dickman           12/17/05        105,000     $   0.05   $   1,869   5/1/2003                         0
12/17/02     Curt McVey             12/17/05         80,000     $   0.05   $   1,424   5/1/2003                         0
1/10/03      Mark Neuhaus           1/10/13       1,200,000(1)       FMV   $       0   1/31/2003   (271,429)            0
3/7/03       William Brantley       3/7/05        1,266,667     $   0.03   $       0   4/23/2003                        0
4/22/03      QAT                    4/22/05       1,400,000     $   0.05   $ 266,000   4/7/2003                         0
5/7/03       George Gordon          5/7/05          500,000     $   0.07   $  85,000   4/7/2003                         0
6/9/03       William Brantley       6/9/06        1,000,000     $   0.20   $ 105,200                            1,000,000
6/9/03       William Brantley       6/9/06        1,000,000     $   0.15   $ 109,500                            1,000,000
6/9/03       William Brantley       6/9/03        1,000,000     $   0.10   $ 115,500                            1,000,000
8/15/03      Dr. Michael Polk       8/15/06       2,500,000     $   0.25   $ 232,250                            2,500,000
9/1/03       Thomas Stroup          9/1/06        2,500,000(2)  $   0.14   $ 117,000                            2,500,000
10/1/03      Paul Vuksich           10/1/06         150,000     $   0.20   $   5,960                              150,000
11/30/03     Dan Ference            12/31/09      5,500,000(3)  $   0.15   $ 541,200                            5,500,000
12/1/03      AMT Management         12/1/06         882,352     $   0.17   $  29,029                              882,352
12/1/03      AMT Management         12/1/06       1,000,000     $   0.12   $  79,100                            1,000,000
12/1/03      AMT Management         12/1/06       5,000,000     $   0.10   $ 488,000                            5,000,000
12/1/03      Thomas Stroup          12/1/06       2,500,000(2)  $   0.14   $ 190,750                            2,500,000
1/1/04       Andrew Benson          1/2/07        5,000,000     $   0.20   $ 220,500                            5,000,000
1/7/04       Dr. Michael Polk       1/7/07        1,000,000     $   0.14   $  35,600                            1,000,000
1/15/04      Michael Mitsunaga      1/15/07       6,882,352     $   0.17   $ 346,871                            6,882,352
2/2/04       George Giagtzis        12/31/07      1,000,000(4)  $   0.18   $  48,000                              450,000
2/12/04      Don Gilberg            2/12/07       2,000,000     $   0.14   $ 131,800                            2,000,000
2/12/04      Michael Hershman       2/12/07       1,000,000     $   0.14   $  65,900                            1,000,000


Notes:

(1) These stock options were granted as compensation for on-going management consulting services that were terminated. In accordance with an oral amendment to the agreement, Mr. Neuhaus has agreed to forfeit stock options for 271,429 shares, the balance of unexercised shares. The strike price on the shares was equivalent to the fair value of the stock at the time of exercise.

(2) These stock options originally vested at a rate of 250,000 shares per month with 1,000,000 to vest upon employment with us, but have been subsequently amended to fully vest upon the signing of a letter of intent between us or any of our subsidiaries and any other party to merge with us, acquire us, or to be acquired by us, either in whole or in part. As of March 31, 2004, options for 1,750,000 shares had vested under the agreements.

(3) These shares were granted in lieu of cash for compensation. 1,500,000 shares vested immediately with the balance to vest monthly over a three year period. As of March 2004 options for 1,944,444 shares have vested and are available for exercise.

(4) 150,000 shares vested immediately with the balance to vest at 75,000 shares per month. If the underlying consulting services relating to these options are terminated any unvested shares will be forfeit. As of March 31, 2004, 300,000 shares have vested and are available for exercise.

Common Stock

No underwriters were used in the following transactions. Except as noted below, all purchasers were U.S. residents.

                                                                                                                     Exercise Price
Date of                                Number of        Type of        Cash            Non-Cash                      per Share
Issuance    Purchaser                  Securities      Securities      Consideration   Consideration                 (if applicable)
--------    ---------                  ----------      ----------      -------------   -------------                 ---------------
3/29/2001   William Halperin                 1505   Common Stock       $       150.50                                      $   0.10
3/29/2001   Mike Hebert                      7527   Common Stock       $       752.70                                      $   0.10
3/29/2001   Chris Houle                      1505   Common Stock       $       150.50                                      $   0.10
3/29/2001   Karl Lady                        7525   Common Stock       $       752.50                                      $   0.10
3/29/2001   Sean Pierpont                    3010   Common Stock       $       301.00                                      $   0.10
3/29/2001   Steven Hursey                    6020   Common Stock       $       602.00                                      $   0.10
3/29/2001   Albert Schube                    3010   Common Stock       $       301.00                                      $   0.10
3/29/2001   John Sanders                     1505   Common Stock       $       150.50                                      $   0.10
3/29/2001   Celeste Villar                   3010   Common Stock       $       301.00                                      $   0.10
6/12/2001   R&R Kalinowski                    520   Common Stock       $         0.00  Merger Adjustment
6/12/2001   Merrill Lynch                    1000   Common Stock       $         0.00  Merger Adjustment
6/12/2001   R&R Kalinowski                    338   Common Stock       $         0.00  Merger Adjustment
6/12/2001   Merrill Lynch                     650   Common Stock       $         0.00  Merger Adjustment
8/20/2001   Net Connection Corp            150000   Common Stock       $         0.00  In Lieu of Compensation
6/15/2002   QAT                           4000000   Class A Preferred  $    40,000.00                                      $   0.01
8/21/2002   QAT                            150000   Class B Preferred  $    15,000.00                                      $   0.10
10/9/2002   Rich Adams                     400000   Common Stock       $         0.00  In Lieu of Compensation
10/9/2002   Carla Erickson                 300000   Common Stock       $         0.00  In Lieu of Compensation
10/9/2002   Dan Ference                   1600000   Common Stock       $         0.00  In Lieu of Compensation
10/9/2002   Rex Hester                     600000   Common Stock       $         0.00  In Lieu of Compensation
10/9/2002   Carl Mottayaw                  400000   Common Stock       $         0.00  In Lieu of Compensation
10/9/2002   Frank Noser                    300000   Common Stock       $         0.00  In Lieu of Compensation
10/23/2002   Yes, International            650000   Common Stock                       In Lieu of Compensation
10/23/2002  Andrew Benson                 5000000   Common Stock                       In Lieu of Compensation             $   0.01
10/25/2002  Andrew Benson                 1000000   Common Stock                       In Lieu of Compensation             $   0.01
1/6/2003    A Benson                      4000000   Common Stock                       In Lieu of Compensation
1/7/2003    La Jolla Cove                 5000000   Common Stock       $    50,000.00                                      $   0.01
1/14/2003   La Jolla Cove                 5000000   Common Stock       $    50,000.00                                      $   0.01
3/12/2003   A Benson                      1272727   Common Stock                       To replace forfeited stock
3/12/2003   J Liner                        423077   Common Stock       $     5,500.00                                      $ 0.0130
5/7/2003    QAT Stock - David Baker        750000   Common Stock                       Conversion of Preferred Stock
5/20/2003   George Rumfh                    28837   Common Stock                       Conversion of Debenture
5/30/2003   PTR                            500000   Common Stock                       In Lieu of Compensation
6/5/2003    La Jolla Cove Investors       5000000   Common Stock       $    25,000.00  Exercise of warrants
6/6/2003    10% Stock Dividend            3906474   Common Stock                       Stock Dividend
6/6/2003    Stock Dividend - Hester         60000   Common Stock                       Stock Dividend
6/6/2003    Stock Dividend - Ference       160000   Common Stock                       Stock Dividend
6/6/2003    Stock Dividend - Noser          30000   Common Stock                       Stock Dividend
6/6/2003    Stock Dividend - Erickson       30000   Common Stock                       Stock Dividend
6/6/2003    Stock Dividend - Adams          40000   Common Stock                       Stock Dividend
6/6/2003    Stock Dividend - Mottayaw       40000   Common Stock                       Stock Dividend
6/11/2003   William Brantley              2083333   Common Stock       $   197,916.64                                      $   0.10
6/11/2003   William Brantley              1266667   Common Stock       $    38,000.00  Exercise of stock ops               $   0.03
6/11/2003   Tony Dickman                   105000   Common Stock       $     5,250.00  Exercise of stock ops               $   0.05
6/11/2003   Steve Gibson                    30000   Common Stock       $     1,500.00  Exercise of stock ops               $   0.05
6/11/2003   George Gordon                  500000   Common Stock       $    25,000.00  Exercise of stock ops               $   0.05
6/11/2003   Curt McVey                      80000   Common Stock       $     4,000.00  Exercise of stock ops               $   0.05
6/11/2003   Frank Noser                    105000   Common Stock       $     5,250.00  Exercise of stock ops               $   0.05
6/11/2003   Robert Oberosler                 4000   Common Stock       $       200.00  Exercise of stock ops               $   0.05
6/11/2003   Sally Rugerro                  180000   Common Stock       $     9,000.00  Exercise of stock ops               $   0.05
6/11/2003   Pete Tate                      150000   Common Stock       $     7,500.00  Exercise of stock ops               $   0.05
6/11/2003   George Gordon                  800000   Common Stock       $     8,000.00                                      $   0.01
6/11/2003   William Brantley               548246   Common Stock       $    52,083.37                                      $   0.10
6/11/2003   Frank Noser                    300000   Common Stock                       In Lieu of Compensation

6/20/2003   Yes Intl                      2500000   Common Stock                       In Lieu of Compensation
7/9/2003    QAT                           1500000   Common Stock                       Conversion of Pref B
7/9/2003    QAT                           1400000   Common Stock       $    70,000.00  Option                              $   0.05
7/16/2003   Rich Adams                     400000   Common Stock                       In Lieu of Compensation
7/16/2003   Rich Adams                     105000   Common Stock       $     5,250.00  Exercise of stock ops               $   0.05
7/16/2003   Carla Erickson                 300000   Common Stock                       In Lieu of Compensation             $   0.00
7/16/2003   Carla Erickson                 325000   Common Stock       $    16,250.00  Exercise of stock ops               $   0.05
7/16/2003   Raj -/Solnet Krishnan (1)      450000   Common Stock                       In Lieu of Compensation             $   0.05
7/16/2003   Carl Mottayaw                  400000   Common Stock                       In Lieu of Compensation             $   0.00
7/16/2003   Carl Mottayaw                  105000   Common Stock       $     5,250.00  Exercise of stock ops               $   0.05
7/16/2003   Joseph Tanzini                 200000   Common Stock       $    10,000.00  Exercise of stock ops               $   0.05
7/23/2003   LeRoy Bren                     750000   Common Stock       $    85,500.00                                      $   0.11
7/23/2003   Lawrence Ryback               1000000   Common Stock       $    88,000.00                                      $   0.09
7/23/2003   William Brantley              2832880   Common Stock       $   170,000.00                                      $   0.06
12/16/2003  Mei Chung Tang Lee (2)        8823528   Common Stock       $ 1,000,000.00                                      $  0.113
12/16/2003  Michael Zimmer                 100000   Common Stock       $    17,000.00                                      $   0.17
12/16/2003  Donald Balling                  90000   Common Stock       $    15,300.00                                      $   0.17
12/17/2003  AMT Management                2000000   Common Stock                       In Lieu of Compensation
12/17/2003  Michael Mitsunaga             1000000   Common Stock                       In Lieu of Compensation
1/27/2004   AMT Management                 250000   Common Stock                       In Lieu of Compensation

(1)  Resident of India
(2)  Resident of Taiwan

During the year ended December 31, 2003, we issued approximately 51,676,000 shares of our common stock in exempt transactions. In consideration, we have received approximately $2,117,000 in cash or cash equivalents and services with a fair value of $670,750. These issuances were made in reliance upon the exemptions from registration set forth in Section 4(2) of the Securities Act and the transaction did not involve a distribution or public offering. We issued stock to Ms. Mei Chung Tang Lee in reliance on Regulation S of the Securities Act of 1933.

Preferred Stock

Additionally, we issued a total of 4,000,000 shares of Class A preferred stock to Quantum Advanced Technologies, Inc. on July 26, 2002 for $40,000 and 150,000 shares of our Class B preferred stock to Quantum Advanced on August 2, 2002 for $15,000.

These issuances were made in reliance upon the exemptions from registration set forth in Section 4(2) of the Securities Act and the transactions did not involve a distribution or public offering.


Convertible Promissory Notes

In May and June 2004, we issued a series of 16 convertible promissory notes for aggregate gross proceeds to us of $279,975. Each note bears annual simple interest at the minimum applicable rate which was 1.47% per year at the time the notes were issued. The noteholder and DataMeg are each permitted to convert the note into shares of our common stock at prices ranging from $0.033 to $0.05 per share, subject to adjustment for stock splits, stock dividends and the like, at any time between three and six months of the original issuance date of the note. If neither the noteholder nor DataMeg has converted the note to shares before October 27, 2004, then the note will automatically convert into shares of our common stock on that date. In addition, we agreed that no later than four months after conversion of the note, and in no event later than December 27, 2004, we will register for resale the shares issued upon conversion of each note. We will bear registration expenses, except for any underwriting commissions, if any.

CONVERTIBLE NOTES ISSUED IN MAY AND JUNE 2004

   DATE              INVESTOR                       AMOUNT                        PRICE
05/04/04    Mark McComiskey                        $  6,000                      $ 0.05

05/04/04    Richard Salter                         $ 12,500                      $ 0.05

05/05/04    Jeff Oakenfull                         $ 12,500                      $ 0.05

05/05/04    Tony Snider                            $ 25,000                      $ 0.05

05/05/04    Kenneth Cohen                          $ 12,500                      $ 0.05

05/06/04    James & Carol Ciaccio                  $  6,500                      $ 0.05

05/06/04    David F. Watts                         $ 12,500                      $ 0.05

05/07/04    John J. Hurley                         $ 12,500                      $ 0.05

05/14/04    John C. Boniface                       $ 60,000                      $ 0.033

05/14/04    Wayne P. & Eileen M. Hughes            $ 24,975                      $ 0.033

05/14/04    Joseph R. White                        $ 12,500                      $ 0.033

05/15/04    Mark P. McGrath                        $ 20,000                      $ 0.05

05/19/04    John A. Dennis                         $ 12,500                      $ 0.05

06/04/04    John O'Connell                         $ 12,500                      $ 0.03 1/3

06/04/04    Peter Pometti                          $ 12,500                      $ 0.033

06/04/04    Bonnie Walsh                           $ 25,000                      $ 0.033

ITEM 27.    EXHIBITS.

3.1.1 Restated Certificate of Incorporation, as filed with the New York Department of State on August 4, 2000.*

3.1.2 Certificate of Exchange of Shares, as filed with the New York Department of State on August 4, 2000.*

3.1.3 Certificate of Amendment, as filed with the New York Department of State on September 7, 2000.*

3.1.4 Certificate of Amendment as filed with the New York Department of State on August 7, 2002.*

3.1.5 Certificate of Amendment as filed with the New York Department of State on December 31, 2002.*

3.1.6 Certificate of Amendment as filed with the New York Department of State on May 12, 2003.*

3.2      By-Laws.*

5.1 Opinion of Duane Morris LLP as to legality of securities being registered.**

10.1 Subscription Agreement to purchase 1,000,000 shares of the registrant's common stock between the registrant and Lawrence A. Rybacki dated July 15, 2003.*

10.2 Subscription Agreement to purchase 750,000 shares of the registrant's common stock between the registrant and Leroy S. Bren dated July 17, 2003.*

10.3 Letter Agreement, dated August 1, 2003, by and among DataMEG and AMT Management Co.*

10.4 Amendment to Original Agreement, dated November 18, 2003, by and among DataMEG Corp. and AMT Management Co.*

10.5 Consulting Agreement, dated January 15, 2004, by and among DataMEG and Michael Mitsunaga.*

10.6 Settlement Agreement And Mutual Release, dated as of February 12, 2004, by and among DataMEG and Rex Hestor.*

10.7     Rex Hester Option Agreement, dated as of January 2004.*

10.8     Rex Hester Stock Lock-up Agreement, dated as of January 2004.*

10.9 DataMEG Corp. Option Agreement, dated January 1, 2004, by and among DataMEG and Andrew Benson.*

10.10 Consulting Agreement, dated September 1, 2003, by and among DataMEG and Thomas Stroup.*

10.11 Consulting Agreement Amendment, dated December 1, 2003, by and among DataMEG and Thomas Stroup.*

10.12 Consulting Agreement Amendment, dated February 7, 2004, by and among DataMEG and Thomas Stroup.*

10.13 Form of Convertible Promissory Notes issued in May and June 2004, together with table identifying issuance date, noteholder, amount and conversion price.

10.14 Subscription Agreement, dated March 5, 2004, by and between DataMEG and Mei Chung Tang Lee.

10.15 Exclusive Distribution Agreement, dated January 1, 2004, by and between North Electric Company, Inc. and International Network Technology, Ltd. (filed as Exhibit 10.12 to DataMEG's Form 10-KSB filed on April 14, 2004 and incorporated herein by reference.)

23.1     Consent of Duane Morris LLP (included in Exhibit 5.1).

23.2     Consent of Independent Auditors Fitzgerald, Snyder & Co., P.C.

* Previously filed.
** To be filed by amendment.

ITEM 28.    UNDERTAKINGS.

The Company hereby undertakes to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          i. Include any prospectus required by Section 10(a)(3) of the Securities Act;

         ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

        iii. Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised by the SEC that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorize this registration statement to be signed on our behalf by the undersigned, in the City of Boston, The Commonwealth of Massachusetts on June 15, 2004.

DATAMEG CORP.

By:  /s/ Andrew Benson
     ------------------------
     Andrew Benson
     Sole Director
     Principal Executive Officer
     Principal Financial Officer
     Principal Accounting Officer

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following person in the capacities indicated on June 15, 2004.

By:  /s/ Andrew Benson
     ------------------------
     Andrew Benson
     Sole Director
     Principal Executive Officer
     Principal Financial Officer
     Principal Accounting Officer